UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CITIZENS FINANCIAL GROUP, INC.

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PRELIMINARY COPY, DATED FEBRUARY 28, 2020 - SUBJECT TO COMPLETION

LETTER FROM THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

March 9, 2020

Dear Stockholder,

On behalf of the Board of Directors, I am pleased to invite you to attend our annual meeting of stockholders to be held on Thursday, April 23, 2020, at 9:00 a.m. Eastern Time, at our headquarters located at One Citizens Plaza, Providence, Rhode Island 02903.

Citizens enters the new decade in a position of strength. We are delivering value for our shareholders, enhancing customer experience, investing in our colleagues and giving back to the communities where we live and work. And while we remain closely focused on excellent execution in the near-term, we are also moving decisively to develop the foundational capabilities needed to succeed into the future during a time of rapid change in the financial services industry.

Looking to this year and beyond, we will continue to “aim for excellence” across key dimensions, including capabilities, talent, technology, culture, innovation and risk management. We still have work to do before we can realize our vision of being a top-performing bank. However, we believe that our strategy—fueled by our customer centric culture, our mindset of continuous improvement, and the excellence of our capabilities—enables us to face the future with confidence.

Our vision also guides our corporate responsibility framework which we continually seek to enhance. Earlier this year, the Nominating and Corporate Governance Committee was given formal responsibility for the oversight of our commitment to environmental, social and governance (ESG) matters and reporting. We have commenced a formal ESG materiality assessment to identify the issues that represent the most significant opportunities and risks for the Company to help further guide our efforts in continuing to drive strong corporate governance and responsible, sustainable growth. Further information on these efforts is provided in this proxy statement.

Since becoming a public company in 2014, we have sought to enhance shareholder rights and improve shareholder communication through this proxy statement and other communications and a more robust shareholder outreach program. We have worked to enhance the depth of disclosures in our proxy statement and make it more reader-friendly through better use of charts and graphics. Over the past several years, we have instituted a majority voting standard for director elections and proxy access. In furtherance of these efforts, at the meeting you will be asked to approve a management proposal providing shareholders with the right to call a special meeting. You’ll find this, and other matters scheduled to be voted on at the meeting described in detail in the following 2020 Notice of Annual Meeting of Stockholders and Proxy Statement. If you owned shares of our stock as of February 25, 2020, we encourage you to vote on these matters.

Our slate of director nominees includes a new nominee this year, Mr. Robert G. Leary. We believe that Mr. Leary’s background and experience will make him a valuable addition to our board.

Your vote is important and, whether or not you plan to attend the meeting, we encourage you to access electronic voting via the Internet or utilize the automated telephone voting feature as described on your enclosed proxy card. Alternatively, you may sign, date and return the proxy card in the envelope provided. You may also vote in person if you plan to attend the annual meeting.

i

Finally, I would like to thank Mark Casady for his service on our Board. Mr. Casady will not be standing for re-election in order to focus on his other business commitments and we wish him every success in his endeavors. We appreciate the insight that he has shared given his extensive business expertise since joining the Board in 2014 and we will miss his contributions.

We thank you for your support of Citizens Financial Group, Inc.

Sincerely,

Bruce Van Saun Chairman of the Board and Chief Executive Officer

PRELIMINARY COPY, DATED FEBRUARY 28, 2020 - SUBJECT TO COMPLETION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 23, 2020

To the Stockholders of Citizens Financial Group, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Citizens Financial Group Inc., a Delaware corporation (the “Company”), will be held on April 23, 2020, at 9:00 a.m. Eastern Time, at the Company’s headquarters located at One Citizens Plaza, Providence, Rhode Island 02903 to consider the following matters:

1.	Election of the twelve director nominees named in the accompanying proxy statement to serve until the 2021 annual meeting or until their successors are duly elected and qualified;

2.	Advisory vote to approve the Company’s executive compensation, commonly referred to as a “say-on-pay” vote;

3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2020;

4.	Management proposal to amend the Company’s Certificate of Incorporation to provide stockholders with the right to call a special meeting;

5.	Management proposal to amend the Company’s Certificate of Incorporation to remove non-operative provisions relating to our former parent; and

6.	Any other business that may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.

Stockholders of record at the close of business on February 25, 2020 are entitled to notice of, and to vote at, the Annual Meeting. We are first mailing this proxy statement and the enclosed proxy card to stockholders on or about March 11, 2020.

Registration and seating will begin at 8:00 a.m. Eastern Time and you will be asked to sign an admittance card and present valid photo identification in order to attend the meeting in person. If you held your shares in a brokerage account please be sure to bring a copy of a brokerage statement that shows you held shares as of February 25, 2020. If you are the legal representative of a stockholder, please also bring proof thereof. Cameras and recording devices will not be permitted at the meeting. Cell phones may not be used during the meeting and we reserve the right to remove individuals who do not adhere to these requirements.

Our board of directors recommends that you vote FOR the election of each of the director nominees named in Proposal No. 1; FOR, on an advisory basis, the Company’s executive compensation as described in Proposal No. 2; FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 3; FOR the amendments to provide stockholders with the right to call a special meeting as described in Proposal No. 4; and FOR the amendments to remove non-operative provisions relating to our former parent as described in Proposal No. 5.

For our Annual Meeting, we have elected to use the Internet as the primary means of providing our proxy materials to stockholders and our proxy materials will be available at www.edocumentview.com/CFG. We will send to stockholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the

Internet. The Notice provides the information above and also provides information on how stockholders may obtain paper copies of our proxy materials free of charge. Furnishing our proxy materials electronically allows for expedited delivery and significantly reduces our printing and mailing costs and the environmental impact of circulating our proxy materials. The Notice also provides information on how to vote, including how to attend the meeting and vote in person.

You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign your proxy card and return it by mail or follow the alternative voting procedures described in the Notice or the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Robin S. Elkowitz Executive Vice President, Deputy General Counsel and Secretary

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on April 23, 2020:

We will first mail the Notice to stockholders on or about March 11, 2020. On or about the same day, we will begin mailing hard copies of this Notice of the Annual Meeting of Stockholders, the accompanying proxy statement and our 2019 Annual Report on Form 10-K to those stockholders who have requested them.

Copies of these materials will be available at www.edocumentview.com/CFG.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY

ANNUAL MEETING INFORMATION

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider; accordingly, you should read the entire proxy statement carefully before voting.

Date and Time:	April 23, 2020, at 9:00 a.m. Eastern Time

Place:	One Citizens Plaza, Providence, Rhode Island 02903

Record Date:	February 25, 2020

Voting:	Holders of common stock are entitled to one vote per share

Admission:

To attend the meeting in person you will need proof of your stock ownership as of the record date and a form of government-issued photo identification. If you are the legal representative of a stockholder, you must also bring a letter from the stockholder certifying (a) the beneficial ownership you represent and (b) your status as a legal representative. We will determine in our sole discretion whether the letter presented for admission meets the above requirements.

Date of Mailing:	A Notice of Internet Availability of Proxy Materials (the “Notice”) or this proxy statement is first being mailed to stockholders on or about March 11, 2020.

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL		BOARD VOTE RECOMMENDATION	REASON FOR VOTE RECOMMENDATION	PAGE
1.	Elect the following nominees as directors: Bruce Van Saun, Christine M. Cumming, William P. Hankowsky, Howard W. Hanna III, Leo I. (“Lee”) Higdon, Edward J. (“Ned”) Kelly III, Charles J. (“Bud”) Koch, Robert G. Leary, Terrance J. Lillis, Shivan Subramaniam, Wendy A. Watson and Marita Zuraitis.	FOR ALL	Our Board believes that its director nominees represent an appropriate mix of experience and skills relevant to the size and nature of our business.	10
2.	Approve, on a non-binding, advisory basis, the compensation of the Company’s executive officers named in the 2019 Summary Compensation Table, as disclosed in the Compensation Discussion and Analysis, the compensation tables and accompanying narrative.	FOR	Our Board believes our executive compensation closely aligns the interests of our named executive officers with the interests of our stockholders.	34

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - PROXY STATEMENT SUMMARY

PROPOSAL		BOARD VOTE RECOMMENDATION	REASON FOR VOTE RECOMMENDATION	PAGE
3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2020 fiscal year.	FOR	Based on the most recent evaluation by the Audit Committee, the Board believes it is in the best interests of the Company and its stockholders to retain Deloitte & Touche LLP.	67
4.	Amend the Company’s Certificate of Incorporation to provide stockholders with the right to call a special meeting.	FOR	Our Board believes it is in the interests of our stockholders to provide them with the right to call a special meeting.	69
5.	Amend the Company’s Certificate of Incorporation to remove non-operative provisions relating to our former parent.	FOR	Our Board believes it is a matter of good governance to amend certain provisions of our Certificate of Incorporation to remove non-operative provisions relating to our former parent.	71

HOW TO VOTE

Stockholders may vote by using the Internet, telephone, by mail or in person as described below. Please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

Internet

The address of the website for Internet voting can be found on your proxy card or Notice. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on April 22, 2020.

Telephone Dial the number listed on your proxy card or Notice. You will need the control number included on your proxy card or Notice.
Mail If you received a proxy card by mail, mark, date and sign your proxy card, and return it in the postage-paid envelope.
In Person Stockholders also may attend the meeting and vote in person.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - PROXY STATEMENT SUMMARY

PERFORMANCE HIGHLIGHTS

Prior to our initial public offering (“IPO”) in September 2014 and subsequent separation from The Royal Bank of Scotland Group plc, our performance had fallen behind peers given balance sheet shrinkage and underinvestment in strategic initiatives, technology and talent over a number of years.

Over the past five years, we have addressed many of the challenges we faced at our IPO and have consistently demonstrated the ability to set a course, develop a plan, and execute well. We continue to deliver well for all stakeholders, with consistent progress for customers, colleagues and communities, while retaining a solid regulatory position. We have met or exceeded analyst expectations for 22 consecutive quarters. We have focused on growing the bank, uptiering talent and building capabilities and we remain committed to a mindset of continuous improvement as highlighted by our Tapping Our Potential programs and Balance Sheet Optimization strategies, which are helping to drive improvement in earnings per share (“EPS”) and underlying momentum despite the challenging interest rate and yield curve backdrop in 2019.

We have set the following medium-term financial targets: Efficiency Ratio of ~54%; ROTCE of ~14-16%; Common Equity Tier 1 ratio of ~9.75-10.00%; and a dividend payout ratio of ~35-40%. We continue to focus on disciplined execution and delivering positive operating leverage in order to meet these targets.

2019 Year-end Achievements

	Medium- term targets	2019 GAAP results	2019 Underlying results*	4Q19 GAAP results	GAAP improvement since 3Q13	4Q19 Underlying results*	Underlying improvement since 3Q13*
ROTCE	~14-16%	12.6%	12.8%	12.4%	8.1%	12.5%	8.2%
Efficiency Ratio	~54%	59.3%	58.2%	60.3%	8.2%	58.0%	10.5%

* See Appendix B for more information on Forward-Looking Statements, Key Performance Metrics and Non-GAAP Financial Measures and their calculation or reconciliation to GAAP financial measures.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - PROXY STATEMENT SUMMARY

•	Generated net income available to common stockholders of $1.7 billion, up 2% from 2018, with diluted earnings per common share of $3.81, up 8%.

•	Revenue growth of 6% versus prior year despite the challenging rate and yield curve environment, with record noninterest income of $1.9 billion, up 18%.

•

Noninterest expense increased 6% versus prior year given the impact of Acquisitions and notable items. Before the impact of notable items and Acquisitions*, noninterest expense increased 4%, reflecting the impact of continued investments to diversify our capabilities and drive future revenue growth.

•	Efficiency ratio of 59.3% compares with 59.1% for 2018. On an Underlying basis*, the efficiency ratio of 58.2% compares to 58.1% in 2018.

•

ROTCE of 12.6% and 12.8% on an Underlying basis*, reflects an approximate 50 basis point drag from higher tangible common equity value, given the positive impact of lower long-term rates on securities valuations.

•	Tangible book value per common share was $32.08, up 12% from 2018.

•	Returned $1.8 billion to common stockholders in 2019, including dividends and share repurchases, up 23% from 2018.

•	Capital remains strong, with a CET1 risk-based capital ratio of 10.0%, compared with 10.6% at year-end 2018.

•	Remain focused on delivering enhanced returns to stockholders through commitment to continuous improvement and positive operating leverage.

Beyond Our Financial Performance

Our mission is to help our customers, colleagues and communities reach their potential. If we do this well, we will build long-term franchise value and stand out in a crowded banking landscape. We are committed to balancing the need for investments that position us well for the future with the imperative that we deliver consistent earnings growth and attractive returns. Our track record of strong execution gives us confidence in our future, as we seek to become a top-performing regional bank.

•

We continue to exercise strong financial discipline, with a mindset of continuous improvement that has delivered efficiencies to self-fund investments and strategic initiatives to better serve customers and grow revenues. We have utilized new technologies to deliver more effective service at lower costs.

•	We’ve gained additional momentum on fee income growth initiatives with expanded capabilities in key businesses, including Capital & Global Markets, Mortgage, Wealth and Treasury Solutions.

•	We’ve consistently exceeded our targets against enterprise-wide initiatives like our Tapping Our Potential (“TOP”) and Balance Sheet Optimization programs.

—

In July 2019, we launched an ambitious multi-year TOP 6 program designed to transform how we operate and deliver for customers and colleagues that is expected to deliver ~$300-325 million in pre-tax run-rate benefit by year-end 2021.

—

In fourth quarter 2019, we launched a new wave of strategic revenue initiatives designed to add new digital capabilities and target new customer value propositions to position the bank well for future top-line growth.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - PROXY STATEMENT SUMMARY

•	We’ve made strong progress on advancing our use of digital technologies and Fintech partnerships to create better experiences for our customers.

•	We are committed to attracting and developing high caliber talent to further strengthen our team and position us well for our multi-year transformation efforts.

•	We’ve enhanced our customer-centric culture, with a goal to achieve a peer-leading customer, colleague and community experience.

•

We’ve continued to build a strong risk management culture, which has resulted in an improved control environment, as well as significant progress on our regulatory agenda, including meeting heightened regulatory standards and expectations.

While we recognize there is much remaining to achieve, these milestones signify meaningful progress towards becoming a top-performing regional bank. We believe we have the vision, strategy, leadership, capabilities and talent to continue to deliver strong performance and meet rising stockholder expectations.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - PROXY STATEMENT SUMMARY

BOARD AND GOVERNANCE HIGHLIGHTS

Board Nominees

Our board of directors (the “Board”) will consist of not less than five nor more than twenty-five directors, excluding any directors elected by holders of preferred stock pursuant to provisions applicable only in the case of defaults under the terms of our preferred stock. The exact number of directors will be fixed from time to time by resolution of our Board. Citizens Financial Group, Inc. (the “Company” or “we” or “us” or “our”) currently has twelve directors. The terms of office of all directors expire at the Annual Meeting. Mr. Casady will not be standing for re-election at the Annual Meeting.

The nominees for director, which include new nominee Mr. Leary, are as follows:

NAME	AGE	DIRECTOR SINCE	OCCUPATION	BOARD COMMITTEE	INDEPENDENT[1]

Bruce Van Saun	62	2013	Chairman and CEO, Citizens Financial Group, Inc.	Executive (Chair) Equity	No

Christine M. Cumming	67	2015	Retired First Vice President and COO, Federal Reserve Bank of New York	Risk	Yes

William P. Hankowsky	68	2006	Former Chairman, President and CEO, Liberty Property Trust	Audit Compensation & HR Executive	Yes

Howard W. Hanna III	72	2009	Chairman and CEO, Hanna Holdings, Inc.	Audit Governance	Yes

Leo I. (“Lee”) Higdon	73	2014	Past President, Connecticut College	Compensation & HR (Chair) Audit	Yes

Edward J. (“Ned”) Kelly III	66	2019	Former Chairman, Institutional Clients Group, Citigroup, Inc.	Compensation & HR Governance	Yes

Charles J. (“Bud”) Koch	73	2004	Retired Chairman, President and CEO, Charter One Financial	Risk (Chair) Audit	Yes

Robert G. Leary	58	----	Former Chief Executive Officer, Olayan Group	----	Yes

Terrance J. Lillis	67	2019	Retired CFO, Principal Financial Group, Inc.	Audit	Yes

Shivan Subramaniam	71	2005	Retired Chairman and CEO, FM Global	Governance (Chair) Risk Executive	Yes

Wendy A. Watson	71	2010	Retired Executive Vice President, Global Services, State Street Bank & Trust Company	Audit (Chair) Compensation & HR Risk	Yes

Marita Zuraitis	59	2011	Director, President and CEO, Horace Mann Educators Corporation	Governance Risk	Yes

Additional information about the director nominees can be found beginning on page 11.

1	Under applicable NYSE and SEC independence standards.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - PROXY STATEMENT SUMMARY

Board Skills and Demographics

We believe that our directors represent an appropriate and diverse mix of experience and skills relevant to the size and nature of our business. The following matrix reflects the composition, key skills and experience of the Board effective upon the conclusion of the Annual Meeting when Mr. Casady leaves the Board and Mr. Leary joins the Board, subject to his election by stockholders.

Skills and Experience

Executive Leadership	●	●	●	●	●	●	●	●	●	●	●	●

Financial Services Industry	●	●	●	●	●	●	●	●	●	●	●	●

Financial Reporting/Audit/ Capital Planning	●		●	●	●	●	●	●	●	●	●	●

Risk Management	●	●		●	●	●	●	●	●	●	●	●

Compliance/Regulatory	●	●				●	●		●	●	●	●

Technology/Information Security/Cybersecurity	●	●							●	●	●	●

Mergers & Acquisitions	●		●	●	●	●	●	●	●		●	●

Human Capital Management	●		●	●	●			●		●	●	●

Environmental, Social & Governance	●		●	●	●	●	●	●		●	●	●
Board Demographics

Age	62	67	68	72	73	66	73	58	67	71	71	59

Gender	M	F	M	M	M	M	M	M	M	M	F	F

Tenure (years)	6	4	13	10	5	1	15	––	1	15	9	8

Racially/Ethnically Diverse										Y

Veteran									Y

Van Saun Cumming Hankowsky Hanna Higdon Kelly Koch Leary Lillis Subramaniam Watson Zuraitis

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - PROXY STATEMENT SUMMARY

Board and Governance Key Facts

Our commitment to good corporate governance stems from our belief that a strong governance framework creates long-term value for our stockholders and strengthens Board and management accountability. The Board has adopted robust governance practices which support this commitment and are foundational to its role in providing effective oversight.

Size of Board of Directors	12	Classified board	x

Number of independent directors	11	Independent Lead Director	✓

Board meetings held in fiscal 2019	9	Majority voting for director elections	✓

Director election term (years)	1	Key committees fully independent**	✓

Average director age	67*	Average director tenure (years)	7*

Female representation on the Board	25%	Tenure limits	x

Mandatory retirement age for directors	75	Limit service on other public company boards	✓

Annual Board & committee self-assessments	✓	Board orientation & continuing education program	✓

Regular executive sessions of independent directors	✓	Succession planning process for senior management	✓

Stock ownership guidelines for directors and executive officers	✓	Board oversight of strategy	✓

Ongoing stockholder outreach and engagement program	✓	Board oversight of environmental, social and governance matters	✓

Proxy access	✓	Capital structure with one vote per common share	✓

Commitment to pay equity	✓	Diversity & Inclusion program	✓

Political contributions policy	✓	Corporate responsibility reporting	✓

Diversity of Gender, Ethnicity and Tenure*

* Effective upon the conclusion of the Annual Meeting when Mr. Casady leaves the Board and Mr. Leary joins the Board, subject to his election by stockholders.

** Audit, Risk, Compensation and Human Resources and Nominating and Corporate Governance Committees are comprised of independent directors.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - PROXY STATEMENT SUMMARY

COMPENSATION HIGHLIGHTS

How Do We Determine Compensation?

•   The Compensation and Human Resources Committee (the “Compensation and HR Committee”) exercises structured discretion in making executive compensation determinations, with decisions informed by the review of a number of qualitative and quantitative performance metrics across various dimensions (including financial and business delivery, customer outcomes, strategic initiatives, human capital and risk and control) through use of a scorecard.

•   Compensation decisions are also informed by peer data, compensation history, and input from the Compensation and HR Committee’s independent consultant.

•   We believe that reviewing multiple dimensions of performance in determining pay facilitates management’s focus on Company performance overall and mitigates the risk of disproportionate focus on certain elements of performance.

How Do We Pay Our Executives?

•   Executive pay mix is aligned with stockholder interests by delivering 60-70% of variable compensation in the form of long-term awards.

•   For our CEO, CFO, and the heads of our Commercial and Consumer businesses, 50% of variable compensation overall and 70% of long-term awards is granted in the form of performance awards with a three-year performance period.

How Do We Address Risk?

•   The risk performance of our executives is assessed annually by our Chief Risk Officer and the results of that assessment are considered by the Compensation and HR Committee when determining pay.

•   Incentive plan governance requires approval by all control partners for plan changes (including risk, legal, human resources, and finance) and an independent third party risk review of our plans is conducted every three years (in addition to annual internal review).

•   We maintain a clawback process, through which events having a material adverse impact on the Company are reviewed for potential impact on compensation.

Why Should You Approve our Say-on-Pay Vote?

•   We believe our compensation program provides an appropriate balance of short-term and long-term compensation designed to align our executives’ interests with those of stockholders.

•   Stockholders overwhelmingly approved the 2018 compensation of our named executive officers, with an approval rate of over 94% of votes cast on the proposal.

•   We remain committed to continually evaluating our compensation program and related disclosure in light of stockholder feedback and peer and market practice. This year, we introduced relative total shareholder return as a metric for performance stock unit awards granted in March 2020 and have also enhanced our proxy disclosure to provide additional information regarding performance stock unit awards as well as our process for determining executive compensation.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - CORPORATE GOVERNANCE MATTERS

CORPORATE GOVERNANCE MATTERS

PROPOSAL 1

Elect each of the director nominees nominated by the Board to serve until the 2021 annual meeting or until their respective successor is duly elected and qualified.

The Board recommends a vote FOR each of the nominees

Our Certificate of Incorporation or Charter, and Bylaws provide that the Board shall consist of between five and twenty-five directors, excluding any directors elected by holders of preferred stock pursuant to provisions applicable only in the case of defaults under the terms of our preferred stock. The Board will fix the exact number of directors from time to time and has currently fixed the number at twelve. The number of directors will remain at twelve effective at the conclusion of the Annual Meeting when Mr. Casady will no longer serve on the Board as Mr. Leary will join the Board at that time, subject to his election by stockholders. At each annual meeting, directors are elected to hold office for a term of one year expiring at the next annual meeting.

The Board has nominated twelve directors including eleven directors currently serving on the Board as well as Mr. Leary for election at the Annual Meeting to serve until the 2021 annual meeting or until their respective successors are duly elected and qualified. If any nominee is unable to serve as a director, the Board by resolution may reduce the number of directors or choose a substitute nominee. We are not aware of any nominee who will be unable to or will not serve as a director.

Our Bylaws provide for the election of directors by a majority of the votes cast in an uncontested election. This means that the twelve individuals nominated for election to the Board must receive more “FOR” than “AGAINST” votes (among votes properly cast in person, electronically or by proxy) to be elected. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. There is no cumulative voting. If you sign and return the accompanying proxy card, your shares will be voted for the election of the twelve nominees recommended by the Board unless you choose to vote against any of the nominees or abstain from voting. If any nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. If the election of directors is a contested election, directors are elected by a plurality of the votes cast.

Our Bylaws also provide that directors may be removed, with or without cause, by an affirmative vote of shares representing a majority of the outstanding shares then entitled to vote at an election of directors. Any vacancy occurring on our Board and any newly created directorship may be filled only by a vote of a majority of the remaining directors in office.

Biographical information about the nominees for director, including information about their qualifications to serve as a director, is set forth below.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - CORPORATE GOVERNANCE MATTERS

Nominees

Bruce Van Saun Chairman and Chief Executive Officer, Citizens Financial Group, Inc. Age: 62 Director Since: 2013 Committees: Executive (Chair); Equity

Experience, Skills and Qualifications

•  Executive in the financial services industry with over 30 years experience

•  Extensive financial background and service on the boards of other public companies

•  Additional role as our Chief Executive Officer brings management’s perspective to Board deliberations and provides valuable information about the status of day-to-day operations

Background

Mr. Van Saun joined the Company as Chairman and CEO in October 2013 and also serves on the board of our primary subsidiary Citizens Bank, N.A. (“CBNA”). He previously served as The Royal Bank of Scotland Group plc Finance Director and was a member of its board of directors (from 2009 to 2013).

From 1997 to 2008, Mr. Van Saun held a number of senior positions with The Bank of New York Mellon, including Vice Chairman and Chief Financial Officer. Earlier in his career, he held senior positions with Deutsche Bank, Wasserstein Perella Group and Kidder Peabody & Co. Mr. Van Saun currently serves on the board of directors of Moody’s Corporation (since 2016). He also serves on the boards of the Federal Reserve Bank of Boston (since January 2019) and the Bank Policy Institute (since October 2018). He is a member of The Clearing House supervisory board (since 2013), and serves on the boards of Jobs for Massachusetts and the Partnership for Rhode Island. Previous directorships held by Mr. Van Saun in both the United Kingdom and United States include Lloyds of London (from 2012 to 2016), the Federal Advisory Council (from 2016 to 2018) and the National Constitution Center (from 2015 to January 2019).

Mr. Van Saun received a B.S. in Business Administration from Bucknell University in 1979 and an M.B.A. in Finance and General Management from the University of North Carolina in 1983.

Christine M. Cumming Retired First Vice President and Chief Operating Officer, Federal Reserve Bank of New York Age: 67 Director Since: 2015 Committees: Risk

Experience, Skills and Qualifications

•  Seasoned bank regulatory executive with over 35 years at the Federal Reserve Bank of New York (“FRBNY”), including serving as First Vice President and Chief Operating Officer

•  Extensive background in risk management, technology, monetary policy and bank supervision

•  Experience in crisis management as chair of the Cross-Border Crisis Management Group for the Resolution Steering Group of the G-20’s Financial Stability Board

Background

Until her retirement in 2015, Ms. Cumming was First Vice President of the FRBNY, its second highest ranking officer, and served as its Chief Operating Officer, as well as an alternate voting member of the Federal Open Market Committee.

Previously, Ms. Cumming was Executive Vice President and Director for the Research and Market Analysis Group and senior vice president for the Bank Supervision Group responsible for the Bank Analysis and Advisory and Technical Services Functions. She also chaired the Cross-Border Crisis Management Group, which coordinated recovery and resolution planning for large, global financial institutions for the Resolution Steering Group of the G-20’s Financial Stability Board.

Ms. Cumming currently serves on the board of American Family Insurance Mutual Holding Company (since 2016), MIO Partners, Inc. (since February 2018) and the Financial Accounting Foundation (since 2016) and teaches part time at Columbia University and Rutgers University. She also serves on the board of our primary subsidiary CBNA.

Ms. Cumming holds both a B.S. and Ph.D in economics from the University of Minnesota.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT – CORPORATE GOVERNANCE MATTERS

William P. Hankowsky Former Chairman, President and Chief Executive Officer, Liberty Property Trust Age: 68 Director Since: 2006 Committees: Audit; Compensation and HR; Executive

Experience, Skills and Qualifications

•  Extensive business and management expertise, particularly in the real estate sector as Chief Executive Officer of Liberty Property Trust and as President of the Philadelphia Industrial Development Corporation

•  Service on the boards of other public companies and numerous non-profit entities

Background

Mr. Hankowsky was the Chairman, President & CEO of Liberty Property Trust until February 2020. He joined Liberty in January 2001 as Chief Investment Officer and was responsible for refining the company’s corporate strategy and investment process. In 2002, he was named President, and in 2003, was appointed Chief Executive Officer and elected Chairman of Liberty’s board of trustees.

Prior to joining Liberty, Mr. Hankowsky served for 11 years as President of the Philadelphia Industrial Development Corporation. Mr. Hankowsky currently serves on the boards of the Delaware River Waterfront Corporation, Greater Philadelphia Chamber of Commerce, Philadelphia Convention and Visitors Bureau, Pennsylvania Academy of the Fine Arts, Philadelphia Shipyard Development Corporation and United Way of Greater Philadelphia and Southern New Jersey. He previously served on the board of Aqua America (NYSE:WTR) (from 2004 to 2019). He also serves on the board of our primary subsidiary CBNA.

Mr. Hankowsky received a B.A. in economics from Brown University.

Howard W. Hanna III Chairman and Chief Executive Officer, Hanna Holdings, Inc. Age: 72 Director Since: 2009 Committees: Audit; Nominating and Corporate Governance

Experience, Skills and Qualifications

•  Extensive business and management expertise, particularly in the real estate and mortgage banking sectors

•  Experience serving on the board of directors of the Federal Reserve Bank of Cleveland’s Pittsburgh office

•  Service on the boards of other financial institutions including Equibank, Integra and National City Pennsylvania Bank

Background

Mr. Hanna is the Chairman and Chief Executive Officer of Hanna Holdings, Inc., which is a real estate company providing real estate, mortgage, title and insurance services.

Mr. Hanna currently serves as the Chair of the Children’s Hospital of Pittsburgh Board of Trustees and is a member of the hospital’s Foundation Board and Finance and Investment Committee. He also serves on the boards of LaRoche College, the Katz Graduate School of Business Board of Visitors, the University of Pittsburgh, the University of Pittsburgh Medical Center Health System, the Diocese of Pittsburgh Finance Council, the YMCA of Greater Pittsburgh, H.J. Heinz History Center and John Carroll University.

Previously, Mr. Hanna served on the board of the Federal Reserve Bank of Cleveland’s Pittsburgh office (from 2007 to 2012). He also serves on the board of our primary subsidiary CBNA.

Mr. Hanna received a B.S. from John Carroll University in 1969.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - CORPORATE GOVERNANCE MATTERS

Leo I. (“Lee”) Higdon Past President, Connecticut College Age: 73 Director Since: 2014 Committees: Compensation and HR (Chair); Audit

Experience, Skills and Qualifications

•  Experienced executive in the financial services industry, including serving as Managing Director and Vice Chairman of Salomon Brothers Inc.

•  Service on the boards of other public companies, including as non-executive Chairman of Encompass Health Corporation and as lead director of Eaton Vance Corporation

•  Experience in academic institutions, including as Past President of Connecticut College, Dean of the Darden Graduate School of Business Administration at the University of Virginia

Background

Mr. Higdon was the President of Connecticut College from 2006 to 2013. He was the President of the College of Charleston from 2001 to 2006. Prior to that, he was the President of Babson College and the Dean of the Darden Graduate School of Business Administration at the University of Virginia. He spent over 20 years at Salomon Brothers Inc., holding various positions, including Managing Director and Vice Chairman.

Mr. Higdon serves on the board of directors of Eaton Vance Corporation (since 2000) where he is currently lead director, and Encompass Health Corporation (since 2004) where he is currently the non-executive Chairman. He serves on the board of Charleston Symphony Orchestra (since August 2016). Mr. Higdon also serves on the board of our primary subsidiary CBNA.

Mr. Higdon received a B.A. in history from Georgetown University and an M.B.A. in Finance from the University of Chicago.

Edward J. (“Ned”) Kelly III Former Chairman, Institutional Clients Group, Citigroup, Inc. Age: 66 Director Since: 2019 Committees: Compensation and HR; Nominating and Corporate Governance

Experience, Skills and Qualifications

•  Extensive experience in the financial services industry in various roles including Vice Chairman, Chief Financial Officer at Citigroup, Inc. and General Counsel at J.P. Morgan

•  Service on the boards of other public companies including MetLife and CSX Corporation

Background

Mr. Kelly joined our Board on February 1, 2019. Until his retirement in 2014, he was Chairman of Citigroup Inc.’s Institutional Clients Group. He previously served as Chairman of Global Banking from April 2010 to January 2011, and as Vice Chairman of Citigroup from July 2009 to April 2010. He also served as Citigroup’s Chief Financial Officer during 2009, and was previously head of Global Banking and President and Chief Executive Officer of Citi Alternative Investments.

Mr. Kelly currently serves on the board of MetLife and was chairman of the board of directors at CSX Corporation until January 2019. He previously served on the board of XL Catlin (from 2014 to 2018). He also serves on the board of our primary subsidiary CBNA.

Mr. Kelly joined Citigroup in 2008 from The Carlyle Group, a private investment firm, where he was a managing director. Prior to joining Carlyle in 2007, he was a Vice Chairman at PNC Financial Services Group following PNC’s acquisition of Mercantile Bankshares Corporation in 2007. He was Chairman, Chief Executive and President of Mercantile from 2003 to 2007. Before Mercantile, he was at J.P. Morgan where he held various positions including General Counsel and Secretary and managing director within J.P. Morgan’s investment banking business. Prior to joining J.P. Morgan, Mr. Kelly was a partner at the law firm of Davis Polk & Wardwell, where he specialized in matters related to financial institutions.

Mr. Kelly received his J.D. from the University of Virginia School of Law in 1981 and A.B. from Princeton University in 1975.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - CORPORATE GOVERNANCE MATTERS

Charles J. (“Bud”) Koch Retired Chairman, President and Chief Executive Officer, Charter One Financial Age: 73 Director Since: 2004 Committees: Risk (Chair); Audit

Experience, Skills and Qualifications

•  Veteran executive in the financial services industry, particularly in the retail banking sector, including position as Chief Executive Officer of Charter One Financial

•  Regulatory experience from service on the board of the Federal Home Loan Bank (“FHLB”) of Cincinnati

•  Service on the boards of other public companies and academic institutions

Background

Mr. Koch is the retired Chairman and Chief Executive Officer of Charter One Financial and its subsidiary Charter One Bank (“Charter One”). He served as Charter One’s Chief Executive Officer from 1987 to 2004 and as its Chairman from 1995 to 2004, when the bank was acquired by The Royal Bank of Scotland Group plc. Mr. Koch serves on the board of our primary subsidiary CBNA. He also served on the board of directors of our former affiliate, The Royal Bank of Scotland Group plc (from 2004 to 2009).

Mr. Koch has been a director of Assurant Inc. since August 2005, and is currently a member of the Assurant Finance and Risk and Compensation and HR committees. He was a director of the FHLB of Cincinnati (from 1990 through 2018) and was Chairman of the board from 2005 to 2006. His long tenure on the FHLB of Cincinnati board was interrupted twice, for a total of three years, due to term limitations. Mr. Koch serves as a trustee of Case Western Reserve University, and served as its Chairman of the board from 2008 to 2012. He is also a past Chairman of the board of John Carroll University.

Mr. Koch is a graduate of Lehigh University with a B.S. in Industrial Engineering and earned an M.B.A. from Loyola College in Baltimore, Maryland.

Robert G. Leary Former Chief Executive Officer, Olayan Group Age: 58

Experience, Skills and Qualifications

•  Extensive investment and leadership experience with over 30 years in the financial services industry

•  Expertise in business transformation and mergers and acquisitions

Background

Mr. Leary currently serves as a consultant to Olayan Group, an international investor and a diverse commercial and industrial group with global operations, for which he served as Chief Executive Officer from May 2017 until July 2019. Prior to joining the Olayan Group, he served as CEO of Nuveen, a U.S.-based investment management firm that was acquired in 2014 by TIAA-CREF (Teachers Insurance & Annuity Association – College Retirement Equities Fund), now known as TIAA. Mr. Leary joined TIAA-CREF in 2013 and was instrumental in the acquisition and invigoration of Nuveen as well as its integration with TIAA’s pre-existing asset management business.

Mr. Leary began his career as an associate at the law firm of White & Case in New York and in 1989 opened that firm’s office in Saudi Arabia. He then moved into the financial services arena with leadership roles at J.P. Morgan & Co. and AIG Financial Products, and as CEO of ING Investment Management Americas and ING Insurance U.S. Mr. Leary currently serves on the board of Intact Financial Corporation, a major insurer publicly listed in Canada. He also serves on the board of the non-profit National Forest Foundation, an organization that helps conserve and protect U.S. national forests.

Mr. Leary holds a bachelor’s degree in political science from Union College and a law degree from Fordham University, both located in New York State.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - CORPORATE GOVERNANCE MATTERS

Terrance J. Lillis Retired Chief Financial Officer, Principal Financial Group, Inc. Age: 67 Director Since: 2019 Committees: Audit

Experience, Skills and Qualifications

•  Seasoned executive with 35 years experience in the financial services industry

•  Service as Executive Vice President and Chief Financial Officer of Principal Financial Group, Inc.

•  Experience in capital allocation, portfolio management and strategic transactions

Background

Mr. Lillis joined our board on February 1, 2019. Until his retirement in 2017, he was the Chief Financial Officer of Principal Financial Group, Inc. He joined Principal in 1982 as an actuarial student and held various senior actuarial, risk management and product-pricing roles through 2008 when he was appointed Chief Financial Officer.

Mr. Lillis currently serves on the Mercy Medical Center Board of Directors and the Command and General Staff College Foundation Board of Trustees. He is also Chair of the Simpson College Board of Trustees and serves as Trustee for the Diocese of Southwest Iowa. Mr. Lillis also serves on the board of our primary subsidiary CBNA. He is a member of the American Academy of Actuaries and a Fellow of the Society of Actuaries.

Mr. Lillis received a bachelor’s degree from Simpson College after serving in the U.S. Army in the Republic of Korea and an M.S. degree in actuarial science from the University of Iowa in 1982.

Shivan Subramaniam Retired Chairman and Chief Executive Officer, FM Global Age: 71 Director Since: 2005 Lead Director Committees: Nominating and Corporate Governance (Chair); Risk; Executive

Experience, Skills and Qualifications

•  Extensive business and management expertise, including serving as Chairman and Chief Executive Officer of FM Global

•  Expertise in the Insurance sector with over 40 years industry experience

•  Service on the boards of directors of FM Global, Lifespan Corporation and LSC Communications

Background

Mr. Subramaniam was Chairman of Factory Mutual Insurance Company, a commercial and industrial property insurer from 2002 until December 2017 and retired from the board in April 2018. He also served as President and Chief Executive Officer from 1999 until his retirement at the end of 2014. Previously, he served as Chairman and Chief Executive Officer at Allendale Insurance, a predecessor company of FM Global. Elected president of Allendale in 1992, he held a number of senior-level positions in finance and management after joining the company in 1974.

Mr. Subramaniam serves on the board of directors of LSC Communications (since October 2016) and Lifespan Corporation (since December 2006). He is also a director of the Rhode Island Public Expenditure Council. He also serves on the board of our primary subsidiary CBNA.

Mr. Subramaniam received a bachelor’s degree in mechanical engineering from the Birla Institute of Technology, Pilani, India, and two master’s degrees—one in operations research from the Polytechnic at New York University, and another in management from the Sloan School of Management at the Massachusetts Institute of Technology.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - CORPORATE GOVERNANCE MATTERS

Wendy A. Watson Retired Executive Vice President, Global Services, State Street Bank & Trust Company Age: 71 Director Since: 2010 Committees: Audit (Chair); Compensation and HR; Risk

Experience, Skills and Qualifications

•  Experienced executive in the financial services industry and extensive financial background, including serving as Executive Vice President, Global Services for State Street Bank & Trust Company

•  Fellowship with the National Association of Corporate Directors and credentials as a CPA and Certified Fraud Examiner

•  Advanced Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization

Background

Until her retirement in 2009, Ms. Watson was the Executive Vice President, Global Services for State Street Bank & Trust Company which she joined in 2000. Prior to that, she was with the Canadian Imperial Bank of Commerce where she served as Head of the Global Private Banking and Trust business and President & Chief Executive Officer, CIBC Finance. She also served as Chief Information Officer and as Head of Internal Audit for Confederation Life Insurance Company in Toronto.

Ms. Watson serves as a director of the Independent Order of the Foresters Life Insurance Company (since 2013) and MD Private Trust, a subsidiary of MD Financial Holdings (since 2015). She previously served on the boards of MD Financial Holdings (CMA Holdings) Canada and DAS Canada Insurance Company, a subsidiary of Munich Re (from 2010 to 2018). She serves on the Community Service Committee of Boston Children’s Hospital and the Advisory Board of Empathways. Ms. Watson also serves on the board of our primary subsidiary CBNA.

Ms. Watson is a magna cum laude graduate of McGill University in Montreal with a Bachelor of Commerce degree with majors in Accounting and Law.

Marita Zuraitis Director, President and Chief Executive Officer, Horace Mann Educators Corporation Age: 59 Director Since: 2011 Committees: Nominating and Corporate Governance; Risk

Experience, Skills and Qualifications

•  Seasoned executive in the financial services industry including experience as Chief Executive Officer of Horace Mann Educators Corporation

•  Expertise in the Insurance sector with over 30 years industry experience

•  Service on the boards of other companies and academic institutions

Background

Ms. Zuraitis is Director, President and Chief Executive Officer of Horace Mann Educators Corporation. Prior to joining Horace Mann in May 2013, she served as Executive Vice President and a member of the Executive Leadership Team for The Hanover Insurance Group, Inc. While at The Hanover Insurance Group, Ms. Zuraitis served as President, Property and Casualty Companies, a position she held since 2004. Previously, she was President and Chief Executive Officer, Commercial Lines for The St. Paul Travelers Companies.

Ms. Zuraitis serves as a member of the board of trustees for the American Institute for Chartered Property and Casualty Underwriters, and has been a member of the executive and the compensation committees since 2009, currently serving as vice chair. She also serves on the board of directors of our primary subsidiary CBNA. Ms. Zuraitis is a past chair of the board of trustees for NCCI Holdings, Inc., a provider of workers’ compensation data analytics and a past member of the board of Worcester Academy in Worcester, Massachusetts.

Ms. Zuraitis is a graduate of Fairfield University.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - CORPORATE GOVERNANCE MATTERS

BOARD GOVERNANCE AND OVERSIGHT

The following sections provide an overview of our board governance structure and processes including how we select directors and consider their independence, key aspects of our Board operations and oversight, all of which provide a strong governance framework that supports the Board in discharging its duties.

Corporate Governance Guidelines, Committee Charters and Code of Business Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines which outline the Board’s expectations as to how the Board, its various committees, individual directors and management should perform their functions. The Corporate Governance Guidelines are reviewed annually and address:

✓	The roles and responsibilities of the Board including the corporate strategy, risk management, succession planning, annual evaluation and director compensation.

✓	The structure and composition of the Board including Board size, independence, leadership and committee structure and responsibilities.

✓	Nomination and selection of directors.
✓

Requirements for Board membership including stock ownership, participation on other boards and conflicts of interest, orientation and education, term limits, tenure and mandatory retirement age for directors.

✓	Operations of the Board including executive sessions of independent directors and access to management and independent advisors.

Our Corporate Governance Guidelines are available on the corporate governance section of our website at www.citizensbank.com/investor-relations.

The charters for each of the Audit, Compensation and HR, Nominating and Corporate Governance, Risk and Executive Committees are also available on the corporate governance section of our website at www.citizensbank.com/investor-relations.

Our Board has also adopted a Code of Business Conduct and Ethics (the “Code”), which sets forth key guiding principles concerning ethical conduct and is applicable to all of our directors, officers and employees. The Code addresses, among other things, conflicts of interest, protection of confidential information and compliance with laws, rules and regulations, and describes the process by which any concerns about violations should be reported.

The Code is available on the corporate governance section of our website at www.citizensbank.com/investor-relations. You may also obtain a copy, free of charge, by writing to our Corporate Secretary at 600 Washington Boulevard, Stamford, Connecticut 06901. Any amendments to the Code, or any waivers of its requirements, will be disclosed on our website.

Board Selection, Refreshment and Composition

Our Board has delegated responsibility for the review and recommendation of director nominees to the Nominating and Corporate Governance Committee. Upon the Nominating and Corporate Governance Committee’s recommendation, a slate of directors is nominated by the Board and submitted to a stockholder vote annually. The Nominating and Corporate Governance Committee will also review and recommend candidates for the Board as vacancies or newly created positions occur.

New candidates may be identified to serve on the Board through recommendations from independent directors or members of management, search firms or other sources, and stockholders. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications by the Nominating and Corporate Governance Committee, interviews with the Committee as a whole, one or more members of the Committee, or one or more other Board members, and discussions within the Committee and the full Board.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - CORPORATE GOVERNANCE MATTERS

The Board engaged a highly regarded leadership consulting firm, Spencer Stuart, to assist in identifying and evaluating potential new Board members. After a review of a range of highly qualified candidates based on the criteria outlined above, the Nominating and Corporate Governance Committee submitted its recommendation to the Board to nominate Mr. Leary to stand for election to the Board at the Annual Meeting.

Any stockholder who wishes to recommend a prospective candidate for the board of directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: Corporate Secretary, 600 Washington Boulevard, Stamford, Connecticut 06901. Stockholders must propose nominees in accordance with the procedures and other requirements set forth in our Bylaws. For further information see “Information for Stockholders—2021 Annual Meeting and Stockholder Proposals.”

Evaluate Candidates meet with the members of the Nominating and Corporate Governance Committee. In their evaluation the Commitee looks for, among other things, candidates who: - have demonstrated leadership - have relevant background, experience and key skills - are financially literate - have risk management experience and other business experience and acumen - exhibit independent thought and judgment - have time availability and commitment Recommend The Nominating and Corporate Governance Committee recommends candidates for Board and committee membership based on: - the candidates' qualifications (including their independence taking into account any enhanced independence and expertise standards that may be required under law, regulation or New York Stock Exchange guidelines) - candidates' performance and professional responsibilities - composition of the Board's collective skills and expertise, background and experience, and diversity with respect to age, gender and ethnicity Review The Nominating and Corporate Governance Committee renominates directors annually. In doing so the Committee considers director performance and reassesses each director's independence and expertise. Periodically, the Committee reviews the composition of the Board and its committees in light of the current challenges and needs of the Board and the Company and, considers each director's skills, expertise and experience and that of the Board as a whole.

When reviewing directors and director nominees, the Board reviews each person’s background and experience considering whether directors and director nominees represent the qualifications, skills, attributes and diversity taken as a whole, to enable our Board to execute its oversight responsibilities in light of our business and structure and operate as a strong and effective governing body.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - CORPORATE GOVERNANCE MATTERS

The key skills and experience represented across our Board are as follows:

Executive Leadership	Financial Services Industry
Directors with experience of operating in an executive leadership position demonstrate the abilities required to understand and direct business operations, analyze risk, manage human capital, oversee implementation of organizational change and deliver strategic plans.	Understanding the products and services we offer, our competitive environment and the regulatory framework in which we operate gives directors the ability to challenge and guide management, effectively overseeing the operation of our business and implementation of our strategic plan.

Financial Reporting/Audit/Capital Planning	Risk Management
An understanding of financial reporting structures and internal controls to ensure accuracy and transparency in reporting coupled with the ability to understand capital market transactions and strategic capital plans allows for robust challenge and oversight.	Risk is inherent in the operation of our business. Having directors with experience and expertise in risk management allows the Board to provide challenge and guidance in its independent oversight of the design and implementation of the company’s risk management framework.

Compliance/Regulatory	Technology/Information Security/Cybersecurity
Operating in a heavily regulated industry, we value directors with legal and/or regulatory expertise as it assists the Board’s understanding of the applicable requirements and how they pertain to the Company.

Technology is critical to all aspects of our business operations from delivery of our products and services to our customers, to making investments, to maximizing our human capital, and to delivering key strategic initiatives. As a financial services company with reliance on technology, we are exposed to information and cybersecurity risk on an ongoing basis. We value directors with technology, information security and/or cybersecurity expertise.

Environmental, Social & Governance

We demonstrate our commitment to the communities in which we do business by serving our customers well, managing our operations responsibly, building a diverse culture and providing a great place for colleagues to work. Experience in ESG matters will help us deliver on the different dimensions of our corporate responsibility strategy.

Mergers and Acquisitions

Experience of mergers and acquisitions is valuable in making strategic decisions and executing them effectively. Having directors with this experience can assist in the strong execution of mergers and acquisitions.

Human Capital Management

Directors with an understanding of the impact of a company’s employees and culture on productivity as well as experience in talent management and mobilizing strategic organizational change provide valuable insight to the Board and management.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - CORPORATE GOVERNANCE MATTERS

Director Independence

Our Board utilizes the New York Stock Exchange (“NYSE”) criteria to determine our director independence. Under the NYSE rules, the Board also broadly considers all other relevant facts and circumstances that bear on the materiality of each director’s relationship with the Company, including the potential for conflicts of interest, when determining director independence. In addition, the Board considers whether the Company or one of its subsidiaries has a lending relationship, deposit relationship, or other banking or commercial relationship with a director, an immediate family member, or an entity with which the director or a family member is affiliated by reason of being a director, an officer or a significant stockholder thereof. Any such relationship must meet the following criteria: (i) it must be in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and (ii) with respect to extensions of credit by the Company or its subsidiaries to such entity: (a) such extensions of credit have been made in compliance with applicable law, including Federal Reserve Regulation O and Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (b) no event of default has occurred and is continuing beyond any period of cure.

To assist the Board in its determination of director independence, the Nominating and Corporate Governance Committee annually evaluates each prospective and incumbent director using the foregoing standards and such other factors as the Nominating and Corporate Governance Committee deems appropriate, and makes a recommendation to the Board regarding the independence or non-independence of each such person. As part of this evaluation process, the Nominating and Corporate Governance Committee considers all relevant facts and circumstances and, in particular, the independence requirements of the Securities and Exchange Commission (“SEC”) and the NYSE. Banking with the Company or any of its subsidiaries (including deposit, investment, lending, fiduciary) that are conducted in the ordinary course of business on substantially the same terms and conditions as are otherwise available to non-affiliated customers for comparable transactions are not considered material in determining independence.

We have determined that each of Mr. Casady, Ms. Cumming, Mr. Hankowsky, Mr. Hanna, Mr. Higdon, Mr. Kelly, Mr. Koch, Mr. Leary, Mr. Lillis, Mr. Subramaniam, Ms. Watson and Ms. Zuraitis is an independent director within the meaning of the applicable rules of the SEC and NYSE. In addition, we have determined each committee member meets the independence and expertise requirements within the meaning of the applicable rules of the SEC and NYSE for the Committees on which they serve. For further information see “Corporate Governance Matters—Board Governance and Oversight—Committees of the Board.”

Board Leadership

Our Chief Executive Officer shall serve as Chairman of the Board, while an independent director serves as Lead Director. The Board’s view is that having a combined Chairman and Chief Executive Officer enables it to:

➢	provide efficient and effective governance and leadership to the Company;

➢	be apprised of current risks and issues that may impact the Company in a timely manner; and

➢	present a single point of leadership to all Company stakeholders.

Accordingly, the Board has determined that a combined Chairman and Chief Executive Officer position, with an independent Lead Director, is the most appropriate Board leadership structure for the Company.

The Board periodically reviews its leadership structure in light of the composition of the Board, the needs of the Company and its stockholders, peer company practices, and other factors and retains the flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any manner that serves the best interests of the Company.

The Lead Director is an independent director designated by the Board, based on the recommendation of the Nominating and Corporate Governance Committee. Currently, Mr. Van Saun serves as our Chairman of the Board and Chief Executive Officer and Mr. Subramaniam serves as our Lead Director.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - CORPORATE GOVERNANCE MATTERS

KEY RESPONSIBILITIES OF THE LEAD DIRECTOR

➢   Preside at Board and stockholder meetings where the Chairman is not present, including executive sessions of the independent directors

➢   Serve as a liaison, facilitating communication between independent directors and the Chairman

➢   Provide advice and guidance to the Chairman on board leadership, executive management and corporate strategy matters

➢   Review and approve agendas/agenda planners and materials for Board meetings in coordination with the Chairman, adding items to the agenda as appropriate

➢   Call meetings of the independent directors as required

➢   Communicate with major stockholders and regulators upon request

➢   Be an independent advocate and ensure accountability to investors when potential conflicts of interest arise between management and investors

➢   Discuss with the CEO, together with the Chair of the Compensation and HR Committee, the results of the Board’s annual evaluation of the CEO’s performance

Meetings of the Board of Directors and Attendance at the Annual Meeting

Our Board held nine meetings during fiscal 2019. No member attended fewer than 75 percent of the Board and committee meetings on which the member sits. All directors are expected to attend our annual meetings and all twelve of our directors who served during 2019 attended the annual meeting held on April 25, 2019.

Executive Sessions of our Non-Employee Directors

The Company’s non-employee directors, who are all independent, participate in regularly scheduled executive sessions in which management does not participate. In addition, each of the Board committees, which are comprised solely of independent directors, also hold regularly scheduled executive sessions. Our Lead Director, Mr. Subramaniam, presides at each executive session of the Board. Interested persons may make their concerns known directly to Mr. Subramaniam, his successor or the non-employee directors as a group by submitting their written correspondence to the Company’s Corporate Secretary located at 600 Washington Boulevard, Stamford, Connecticut 06901. The Corporate Secretary may facilitate such direct communication to the Lead Director or the non-employee directors as a group by reviewing, sorting and summarizing such communications.

Board, Committee and Director Evaluations

The Board, led by the Nominating and Corporate Governance Committee, conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. Under each committee’s charter, the committee evaluates and assesses its performance, skills and resources required to meet its obligations under its charter at least annually. In addition, all directors complete a self-evaluation. At least every three years, an independent third party is used to conduct the Board and committee evaluations.

Results of the evaluations are then presented to the Board and its committees and used to determine actions designed to enhance the operations of the Board and its committees going forward. Periodically, the Board will also complete peer evaluations. The results of all peer evaluations are reviewed by the Chairman, Lead Director and Chair of the Nominating and Corporate Governance Committee and each director receives a copy of their individual report.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - CORPORATE GOVERNANCE MATTERS

Annual Evaluation Process

Board Education

Each of our Board members participates in an annual training and continuing education program which includes both full board training and board committee training. An annual schedule is developed by management, with input from the directors, which covers a broad range of topics to enhance and strengthen the skills, knowledge and competencies of directors, individually and collectively. Topics covered during 2019 included cybersecurity, regulatory developments, industry trends, consumer compliance and anti-money laundering. The program encompasses presentations from internal and external speakers as well as site visits to key locations and regular meetings with management. In addition, directors are encouraged to avail themselves of educational programs offered through recognized independent providers.

Board’s Role in Strategy

The Board is responsible for guiding and ultimately approving the strategic direction of the Company and overseeing execution of the Company’s strategic plan. Every year the Board holds an offsite meeting dedicated to reviewing the Company’s long-term strategy which includes detailed discussions with management, investors, securities analysts and industry experts. In addition, the Board assesses the Company’s strategic, competitive and financial performance at each of its meetings to ensure continued alignment with the long-term strategy.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - CORPORATE GOVERNANCE MATTERS

Board’s Role in Risk Oversight

The Board is responsible for oversight of the Company’s internal controls and risk management framework. This oversight generally requires evaluating management’s systems of internal control, financial reporting and public disclosure, reviewing the accuracy and completeness of financial results, reviewing and approving the Company’s enterprise-wide risk management governance framework and ensuring that risks to the Company are properly managed.

While the Board has delegated certain risk oversight duties to the Risk Committee, and with respect to financial controls, the Audit Committee, each of the Board’s committees have risk oversight responsibilities. The Board receives independent reports from each committee at its meetings.

Under the oversight of the Risk Committee, the Company operates an enterprise-wide risk management governance framework which sets standards and provides guidance for the identification, assessment, monitoring and control of material risks that affect or have the potential to affect the value for our stockholders, customers and colleagues and the safety and soundness of the Company. The framework sets forth the risk governance model that operates within the Company and outlines the responsibilities of the Board and its committees, executive officers, colleagues and oversight committees with respect to risk governance, supervision and internal control systems.

BOARD OF DIRECTORS

RISK COMMITTEE	AUDIT COMMITTEE	COMPENSATION & HR COMMITTEE

•  Oversees design, implementation and operation of the enterprise-wide risk management governance framework, which sets standards for the identification, assessment, monitoring and control of material risks and related governance.

•  Reviews and, as it deems appropriate, recommends to the Board the design and implementation of the Company’s risk strategy and policy, risk appetite framework and specific risk appetites and limits.

•  Serves as primary point of contact between the Board and management committees that have responsibility for risk management.

•  Oversees evaluation of systems of internal control, financial reporting and public disclosure.

•  Reviews the accuracy and completeness of financial results.

•  Oversees our Conduct Office, which monitors colleague behavior in relation to our Code of Business Conduct and Ethics, sales practices and other key policy considerations.

• Oversees the Company’s compensation policies and practices as well as talent management and succession planning for executives and the organization overall.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE
• Oversees governance practices, independence and effectiveness of the Board.
• Oversees the Company’s commitment to environmental, social and governance matters.

Both the Risk and Audit Committees have oversight of the management of our cybersecurity risk and receive regular reporting on cybersecurity and as cyber threats continue to evolve.

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Both the Risk and Audit Committees have oversight of the management of our cybersecurity risk. The Audit Committee is responsible for overseeing our cybersecurity program under its risk oversight responsibilities as it relates to financial controls. The Risk Committee is responsible for oversight of the management of cybersecurity risk consistent with the Company’s enterprise-wide risk management governance framework.

We remain committed to building and maintaining a strong risk management culture throughout the Company and that culture is foundational to delivering the best possible banking experience for our customers and providing a great workplace for our colleagues.

Committees of the Board

Our Board has six standing committees. Four of these committees (Audit, Compensation and HR, Nominating and Corporate Governance and Risk) meet on a regular basis. The Executive Committee meets as needed and is composed of our Chairman and Chief Executive Officer, Mr. Van Saun, our Lead Director and Chair of our Nominating and Corporate Governance Committee, Mr. Subramaniam, and Audit and Compensation and HR Committee member, Mr. Hankowsky. The Executive Committee may act on behalf of the Board and reports its actions to the full Board. The Equity Committee is composed of our Chairman and Chief Executive Officer and acts as needed to make equity grants (subject to certain limitations determined by the Compensation and HR Committee) between annual grant cycles and reports its actions to the Compensation and HR Committee. See “Compensation Matters—Compensation Discussion and Analysis—Section 5. Governance Policies and Practices—Process for Approval of Equity Grants.” In carrying out their duties, each committee of the Board is authorized to select, retain, terminate and approve fees and other retention terms of independent legal or other advisors as it deems appropriate without seeking approval of management or the full Board. The following table shows the current members of each of the four primary standing committees and the number of meetings held during fiscal 2019.

DIRECTOR	AUDIT	COMPENSATION & HR	NOMINATING & CORPORATE GOVERNANCE	RISK

Mark Casady

Christine M. Cumming

William P. Hankowsky

Howard W. Hanna III

Leo I. Higdon

Edward J. Kelly III

Charles J. Koch

Terrance J. Lillis

Shivan Subramaniam

Wendy A. Watson

Marita Zuraitis

Number of meetings	12	7	4	6

Committee member
Committee chair

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Audit Committee Members: Wendy A. Watson (Chair) William P. Hankowsky Howard W. Hanna III Leo I. Higdon Charles J. Koch Terrance J. Lillis Meetings held in 2019: 12

The Audit Committee reviews and, as it deems appropriate, recommends to the Board our internal accounting and financial controls and the accounting principles and auditing practices and procedures to be employed in preparation and review of our financial statements. The Audit Committee is also directly responsible for the appointment, compensation, retention and evaluation of the qualifications, independence and performance of our independent public auditors.

Each member of the Audit Committee meets the independence requirements of the NYSE and is financially literate, and each member of the Audit Committee is an independent director under Rule 10A-3 under the Exchange Act. In addition, each member of the Audit Committee is an audit committee financial expert.

The Audit Committee charter is available on the corporate governance section of our website at www.citizensbank.com/investor-relations.

Compensation & HR Committee Members: Leo I. Higdon (Chair) Mark Casady William P. Hankowsky Edward J. Kelly III Wendy A. Watson Meetings held in 2019: 7

The Compensation and HR Committee establishes, implements, and monitors our executive compensation plans and programs and determines compensation for our CEO and other executives. The Compensation and HR Committee also oversees our material compensation and benefit plans, makes recommendations to the Board on non-employee director compensation, and reviews talent management and succession plans as well as diversity and inclusion initiatives and programs.

Each member of the Compensation and HR Committee meets the independence requirements of the NYSE and Rule 10C-1 of the Exchange Act and is a “non-employee director” under Exchange Act Rule 16b-3. If, at any time, any director serving on the Compensation and HR Committee does not meet the “non-employee director” requirements of Exchange Act Rule 16b-3, the Compensation and HR Committee will delegate to a special Section 16b-3 subcommittee consisting of those Compensation and HR Committee members who meet such requirements the authority to approve grants of equity-based compensation subject to Section 16(b) of the Exchange Act. Compensation Advisory Partners, LLC provides guidance and advice to the Compensation and HR Committee on compensation-related matters. See “Compensation Matters—Compensation Discussion and Analysis—Section 5. Governance Policies and Practices—Compensation Consultants”

The Compensation and HR Committee charter is available on the corporate governance section of our website at www.citizensbank.com/investor-relations.

Nominating & Corporate Governance Committee Members: Shivan Subramaniam (Chair) Howard W. Hanna III Edward J. Kelly III Marita Zuraitis Meetings held in 2019: 4

The Nominating and Corporate Governance Committee reviews and, as it deems appropriate, recommends to the Board policies and procedures relating to director and board committee nominations and corporate governance policies. It also oversees the development and implementation of the board annual training and continuing education program, the annual Board and committee self-evaluation process and the Company’s commitment to Environmental, Social and Governance matters and reporting.

Each member of the Nominating and Corporate Governance Committee meets the independence requirements of the NYSE.

The Nominating and Corporate Governance Committee charter is available on the corporate governance section of our website at www.citizensbank.com/investor-relations.

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Risk Committee Members: Charles J. Koch (Chair) Mark Casady Christine M. Cumming Shivan Subramaniam Wendy A. Watson Marita Zuraitis Meetings held in 2019: 6

The Risk Committee reviews and, as it deems appropriate, recommends to the Board the design and implementation of our risk strategy and policy, risk appetite framework and specific risk appetites and limits. The Risk Committee also oversees our enterprise risk management governance framework and reviews the due diligence of any proposed strategic transaction. In addition, the Risk Committee oversees the Chief Risk Officer and the internal risk management function of the Company.

Each member of the Risk Committee meets the independence requirements of the NYSE. Mr. Koch qualifies as an expert, as required by federal banking regulations, having the experience in identifying, assessing and managing large, complex financial firms’ risk exposures relevant to the Company’s particular risks and commensurate with the Company’s structure, risk profile, complexity, activities and size. As required by the Risk Committee charter, the chair of the committee, Mr. Koch, is also a non-executive director who meets the criteria for independence specified by the Federal Reserve Board’s Enhanced Prudential Standards (12 CFR 252.33(a)(4)(ii)).

The Risk Committee charter is available on the corporate governance section of our website at www.citizensbank.com/investor-relations.

Compensation and HR Committee Interlocks and Insider Participation

None of the members of the Compensation and HR Committee who served during 2019 are current or former officers or employees of the Company or any of our subsidiaries. No Company executive officer served on the compensation committee of another entity that employed an executive officer who also served on our Board. No Company executive officer served as a director of an entity that employed an executive officer who also served on our Compensation and HR Committee.

Talent Management and Succession Planning

At least annually, the Compensation and HR Committee reviews the Company’s talent management and succession plans, including with respect to the Chief Executive Officer and other executive positions. This includes the review and evaluation of development plans for potential successors to the Chief Executive Officer role and other key positions.

Developing talent at all levels is a priority for the Company. We have two programs focused on providing the Board with additional opportunities to interact with senior management, which gives management unique access to the Board and also facilitates a deeper understanding of the organization by the Board. This includes a mentoring program that pairs executives with Board members and informal feedback sessions where directors meet with groups of senior management below the executive level. The Company also offers various talent development programs throughout the organization focused on building leadership and management skills, career development, and other areas.

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Executive Officers

Our executive officers are designated by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers. Our executive officers are as follows:

EXECUTIVE OFFICER	AGE	POSITION

Bruce Van Saun	62	Chairman and Chief Executive Officer

Mary Ellen Baker	61	Executive Vice President and Head of Business Services

Brad L. Conner*	58	Former Vice Chairman, Head of Consumer Banking

Brendan Coughlin**	40	Executive Vice President and Head of Consumer Banking

Stephen T. Gannon	67	Executive Vice President, General Counsel and Chief Legal Officer

Malcolm Griggs	59	Executive Vice President and Chief Risk Officer

Beth Johnson**	48	Executive Vice President and Chief Experience Officer

Susan LaMonica**	58	Executive Vice President and Chief Human Resources Officer

Donald H. McCree III	58	Vice Chairman, Head of Commercial Banking

C. Jack Read	51	Executive Vice President and Controller

John F. Woods	55	Vice Chairman and Chief Financial Officer

  * Executive officer appointment effective until January 27, 2020

  ** Executive officer appointment effective as of January 27, 2020

Bruce Van Saun Chairman and Chief Executive Officer	Bruce Van Saun’s biography and related information may be found above under “Corporate Governance Matters—Proposal 1—Election of Directors—Nominees.”

Mary Ellen Baker Executive Vice President and Head of Business Services

Mary Ellen Baker has responsibility for Technology, Information and Corporate Security, Property Services, Vendor Management and Enterprise Information. Ms. Baker joined the Company in August 2016 from PNC Financial Services Group, Inc. where she most recently held the title of Executive Vice President of Enterprise Services. She previously worked for Bank of America Corporation as Head of Enterprise Resiliency and Corporate Services and Head of Technology and Operations for the Consumer and Small Business Bank. Throughout her career, Ms. Baker has led numerous strategic projects in the areas of technology and operations, including supply chain, risk management, new technology implementation, and crisis response initiatives.

Brad L. Conner Former Vice Chairman, Head of Consumer Banking

Brad L. Conner retired from the Company on March 3, 2020. In his role as Vice Chairman, Head of Consumer Banking he was responsible for Retail Banking, Business Banking, Wealth Management, Home Lending Solutions, Auto Finance and Education Finance, as well as the Consumer Phone Bank and online channels. Before joining the Company in 2008, Mr. Conner was President of J.P. Morgan Chase & Co.’s Home Equity and Mortgage Home Loan Direct business. He previously oversaw the combined home equity business of Chase and Bank One after the companies merged in 2004, and served as Chief Executive Officer of Chase’s Education Finance businesses. Mr. Conner served as a director for the Rhode Island Public Expenditure Council from 2010 through 2012 and Amgine Technologies (US), Inc. (from March 2017 to November 2019). Since 2009, he has served on the board of trustees of the Dave Thomas Foundation for Adoption, where he has served as treasurer since 2011, and currently serves on its audit committee and committee for institutional advancement. He is Chairman of the Consumer Bankers Association board of directors, where he has served as a board member since 2011. Mr. Conner has a B.A. and M.B.A. from the University of Arkansas.

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Brendan Coughlin Executive Vice President and Head of Consumer Banking

Brendan Coughlin was appointed to the role of Head of Consumer Banking at Citizens Bank with responsibility for both national and regional banking on January 27, 2020. This includes the branch and call center distribution, business banking, mortgage banking, wealth management, product lines including checking, savings, debit and credit cards, auto finance, home equity, student and personal unsecured lending. Mr. Coughlin has been with Citizens for more than 15 years and has held numerous positions in Consumer Banking product management and consumer finance. He has led the student lending team since 2011 and auto finance since 2013, and was named president of Consumer Lending in June 2015. Previously, he was the head of marketing for Consumer Finance. Prior to joining Citizens, Mr. Coughlin worked at Bank of America and FleetBoston Financial in a variety of business areas, including corporate strategy, mortgage product management and retail distribution / M&A. Mr. Coughlin serves on the board of directors of uAspire, a national nonprofit aimed at increasing access to higher education among inner-city youth and actively represents the bank on the CBA Education Funding Committee, the nation’s most influential financial services trade organization for student lending. Mr. Coughlin received his bachelor’s degree from Boston College in finance and marketing and an M.B.A. from Babson College.

Stephen T. Gannon Executive Vice President, General Counsel and Chief Legal Officer

Stephen T. Gannon is responsible for overseeing our legal department, providing strategic leadership to the management of legal risk and overseeing an integrated legal function which includes regulatory relations and government relations. Prior to joining the Company in August 2014, Mr. Gannon was the Executive Vice President and Deputy General Counsel of Capital One Financial Corporation. In his seven years at Capital One Financial Corporation, Mr. Gannon was responsible for advising on litigation and regulatory matters, transactional and product line matters as well as policy affairs and governance and, in January 2014, was appointed to serve as Market President for Central Virginia. Mr. Gannon was previously the General Counsel—Retail Brokerage Group at Wachovia Securities LLC, a partner and head of the securities litigation practice at LeClair Ryan, P.C., as well as a Staff Attorney and Branch Chief at the Securities and Exchange Commission. Mr. Gannon earned an A.B. in History and a J.D. from Georgetown University.

Malcolm Griggs Executive Vice President and Chief Risk Officer

Malcolm Griggs has been Executive Vice President and Chief Risk Officer since April 2016. Mr. Griggs joined the Company in December 2014 as Executive Vice President and Chief Credit Officer. He is responsible for all credit, market, regulatory, compliance and operational risk management for the Company. Prior to joining Citizens, Mr. Griggs was head of business risk and controls for the U.S. Consumer and Commercial Banking business at Citigroup. Mr. Griggs has had a wide range of risk management responsibility over his banking career, including senior risk positions at Morgan Stanley Private Bank, Bank of America, Wachovia, and as the first Chief Risk Officer at Fifth Third Bank. He also served on the national Board of Directors of the Risk Management Association (RMA), including serving as Chairman. He currently serves on the Board of the Rhode Island Philharmonic Orchestra and is president-elect of the Philharmonic. Mr. Griggs received his undergraduate and law degrees from the University of North Carolina at Chapel Hill.

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Beth Johnson Executive Vice President and Chief Experience Officer

Beth Johnson was appointed to the role of Chief Experience Officer on January 27, 2020. In this role, Ms. Johnson leads an organization focused on improving the customer experience by advancing the bank’s overall capabilities in customer analytics and digital. She previously served as chief marketing officer and head of virtual channels, and was responsible for corporate-wide marketing activities and for advancing Consumer Banking growth and profitability by leading and aligning the business’ strategy, brand, customer experience and data analytics efforts. Prior to joining Citizens in 2013 as head of Corporate Strategy, Ms. Johnson was a senior leader at Bain and Company. She served as a partner and leader of its customer strategy and marketing practice, specializing in financial services. She regularly co-authored Bain’s annual Customer Loyalty in Banking study. Prior to that, Ms. Johnson also held roles at J.P. Morgan and Goldman Sachs, where she focused on fixed income and derivatives products for commercial banking clients as well as risk management. She earned a bachelor’s degree in economics from Northwestern University and an M.B.A. from Stanford.

Susan LaMonica Executive Vice President and Chief Human Resources Officer

Susan LaMonica has been Chief Human Resources Officer since 2011 and is responsible for developing and driving people strategies to support Citizens’ business plans. She has responsibility for recruiting, leadership and talent development, learning, diversity, compensation and benefits, employee relations and the human resource service center and payroll. Ms. LaMonica is also responsible for strategic communications and corporate affairs including the Company’s corporate social responsibility activities. Prior to joining Citizens in 2011, Ms. LaMonica held senior leadership roles at J.P. Morgan Chase. She served as the head of human resources for the investment banking and markets division globally, and before that served as the head of human resources for the consumer and commercial banking division. She also served as global head of development for the bank, leading the firm’s efforts around talent, leadership, learning, diversity, culture and organizational change. During her tenure she played a key role for human resources in a number of bank mergers. Before moving into human resources, Ms. LaMonica began her career with Chase Manhattan Bank, holding a number of roles in operations, risk and retail banking. Ms. LaMonica earned a B.S. in finance from Boston College and an M.B.A. in finance from New York University.

Donald H. McCree III Vice Chairman, Head of Commercial Banking

Donald H. McCree III has been Vice Chairman of our Commercial Banking Division since August 2015. Prior to joining the Company, Mr. McCree served in a number of senior leadership positions over the course of 31 years at J.P. Morgan Chase & Co. and its predecessor companies. Most recently, Mr. McCree was Head of Corporate Banking and Chief Executive Officer of Global Treasury Services at J.P. Morgan, where he was responsible for providing relationship banking services to commercial clients as well as treasury and trade finance solutions to small businesses, multinational corporations, financial services firms and government entities worldwide. Prior to becoming Head of Corporate Banking, Mr. McCree’s roles at J.P. Morgan included Head of Global Credit Markets, North American Co-Head of Fixed Income and Head of Wholesale Risk Management. He also served as Head of Treasury and Corporate Development and was based in London for several years, where he served as European Co-Head of Investment Banking and Head of European and Asian Syndicated Finance. Mr. McCree received his B.A. from the University of Vermont.

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C. Jack Read Executive Vice President and Controller

C. Jack Read joined the Company in July 2018 as Executive Vice President and Controller, and assumed the position of Chief Accounting Officer in August 2018. Mr. Read’s responsibilities include oversight of SEC and Regulatory reporting, Corporate Tax, Finance Risk and Sarbanes Oxley. Mr. Read joined the Company from Mitsubishi UFJ Financial Group, Inc. (MUFG), where he served as Managing Director, Head of Operational Risk for the Americas from 2016 to 2018, Head of Financial Operations for the Americas from 2013 to 2015 and Corporate Tax Director from 2010 to 2012. Prior to joining MUFG, Mr. Read was a Managing Director in the Corporate Tax Department at J.P. Morgan Chase and at Washington Mutual, a predecessor entity. Mr. Read began his career in 1993 with KPMG becoming partner in the Tax Advisory division. Mr. Read holds a J.D. from Temple University Law School and a B.B.A. from the University of Massachusetts at Amherst.

John F. Woods Vice Chairman and Chief Financial Officer

John F. Woods joined the Company in February 2017. He assumed the position of Chief Financial Officer in March 2017 and was appointed Vice Chairman in February 2019. Mr. Woods has responsibility for our Financial Planning and Analysis, Controller, Investor Relations, Strategy and Corporate Development, Treasury and Tax functions as well as for the business line finance groups. Mr. Woods joined the Company from Mitsubishi UFJ Financial Group, Inc. (MUFG), where he served as Chief Financial Officer of the MUFG Americas Holdings Corporation, which operates MUFG Union Bank, since 2013. He previously served as Vice Chairman and Chief Financial Officer for the predecessor company of MUFG Union Bank since December 2009. Prior to that, Mr. Woods was Chief Financial Officer of the Home Lending business at J.P. Morgan Chase and at Washington Mutual, a predecessor entity. Before that he held senior financial positions at the Federal Home Loan Mortgage Corporation (Freddie Mac), including Chief Financial Officer of the Funding & Investment Division and Corporate Controller. Mr. Woods began his financial career in 1986 with Arthur Andersen in Washington, D.C., where he rose to partner in the financial and risk consulting group during his 16 years with the firm. Mr. Woods holds a Bachelor of Science degree in Commerce from the University of Virginia at Charlottesville.

CORPORATE RESPONSIBILITY

In 2019, we published our second Corporate Responsibility Report which provides an overview of how we are putting our commitments to work across six dimensions:

➢ ensuring strong governance	➢ fostering diversity and inclusion

➢ serving our customers well	➢ strengthening our communities

➢ providing our colleagues with a great place to work	➢ operating responsibly

The Board is committed to overseeing our corporate responsibility efforts. While environmental, social and governance matters fall under the purview of each of the Board committees as it relates to their individual oversight responsibilities, in 2020, the Nominating and Corporate Governance Committee undertook formal responsibility for providing oversight of the Company’s commitment to environmental, social and governance (“ESG”) matters, including providing overall strategic direction on corporate responsibility and reporting.

During 2020, we are further enhancing our corporate responsibility efforts and have commenced a formal ESG materiality assessment to identify the issues that represent the most significant opportunities and risks for the Company. In conjunction with the materiality assessment, under the oversight of the Nominating and Corporate Governance Committee we expect to strengthen our ESG policies and tracking systems to ensure effective reporting on an ongoing basis and, in 2021, plan to provide standard-aligned reporting on our progress against priority ESG issues in our Corporate Responsibility Report.

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Human Capital Management

Our mission is to help our customers, colleagues and communities reach their potential. A strong culture is key to our long-term success and central to our strategy and we are focused on building a culture where colleagues live our values every day.

An engaged diverse workforce and inclusive culture are essential for growth and innovation and to most effectively meet the needs of our customers. We are committed to diversity and inclusion (“D&I”) at all levels of our organization and have built a strong D&I program which is overseen by the Compensation and HR Committee. The program includes six business resource groups (“BRGs”) with approximately 2,800 members that are active and influential in shaping Citizens’ culture and D&I programming. In 2018, we launched a diverse slate commitment to interview at least two diverse candidates for senior management roles and have developed strategic partnerships with various community-based and diversity-focused organizations aiming to serve those communities as well as to promote our jobs to diverse candidates.

We want Citizens to be a great place to work and build a career and offer a strong career development program featuring various programs and tools to assist colleagues in building critical skills and growing their careers within our organization. These tools include a centralized career development resource, a recently launched virtual career coach which helps colleagues build personalized recommendations about career development and learning, as well as a myriad of leadership and skills training programs.

Environmental Sustainability

Our environmental policy governs how we measure and track our environmental performance. We report annually through our CDP response and make it publicly available. We work with various climate change leaders to develop innovative ways to mitigate our environmental impact. In 2018, we opened our new corporate campus in Johnston, Rhode Island which is the central hub for more than 3,000 colleagues and includes many environmentally sustainable features. Additionally, by focusing on the reduction of our operational footprint through smaller redesigned branch concepts, our business operations continue to align with customer trends such as increased mobile banking and a desire for companies to have a smaller physical environmental footprint. Environmental risk is managed through our enterprise risk management governance framework which is overseen by the Risk Committee.

Strengthening Communities

We believe that good citizens help each other and that when communities prosper, we all thrive. Citizens Helping Citizens is our community engagement platform through which we focus our corporate giving on specific areas such as fighting hunger, teaching money management and strengthening communities by partnering with organizations that are working to revitalize neighborhoods, foster economic development and create a well-trained and sustainable workforce.

STOCKHOLDER ENGAGEMENT

Stockholder Outreach

Throughout the year we interact and communicate with our stockholders in a number of forums, including quarterly earnings presentations, investor conferences, press releases and SEC filings, stockholder dialogue, our annual report, proxy statement and the annual meeting of stockholders.

On an annual basis, we proactively reach out to our largest stockholders to solicit feedback on corporate governance and executive compensation which we use to enhance our current practices. We also hold discussions with additional stockholders at their request. Feedback received is shared with the Board which discusses follow-up actions as appropriate. As a result of stockholder feedback as well as our ongoing reviews of

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - CORPORATE GOVERNANCE MATTERS

market and peer practice, we have made several changes to our governance and compensation practices and related disclosure, as illustrated below.

What We Discussed Implementation of Proxy Access Provision of stockholder rights to call a special meeting Director skills disclosures Oversight of environmental, social and governance matters Environmental sustainability practices and reporting Executive compensation design Compensation disclosures Pay equity Management of human capital What We Did Implemented Proxy Access Proposed to provide stockholders the right to call a special meeting Enhanced disclosures to include an individual director skills matrix Established formal Board oversight of environmental, social and governance matters Introduced a relative metric for our PSU awards Enchanced disclosure of PSU awards and the process for making executive compensation decisions Made a formal commitment to pay equity

Communications with the Board

Stockholders who wish to contact our Board may send written correspondence, in care of the Corporate Secretary, to Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901. Communications may be addressed to the Lead Director or any alternate director, marked as confidential or otherwise. Communications which are addressed to the Board, an individual director or group of directors will be processed by the Office of the Corporate Secretary. Communications received that discuss business or other matters relevant to the activities of our Board, as determined by the Corporate Secretary, will be distributed to the addressees either in summary form or by delivering a copy of the communication. With respect to other correspondence received by the Company on behalf of one or more directors, the Board has requested that certain items, including the following, not be distributed to directors, because they generally fall into the purview of management, rather than the Board: junk mail and mass mailings, product and services complaints, product and services inquiries, resumes and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations and advertisements.

RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

We have in place a written related person transaction policy pursuant to which our executive officers, directors and significant stockholders, including their immediate family members, are not permitted to enter into a related person transaction with the Company without the consent of our Nominating and Corporate Governance Committee. Subject to certain transactions pre-approved by the Nominating and Corporate Governance Committee in accordance with the policy, any request for us to enter into a transaction with an executive officer, director, significant stockholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000, is required to be presented to our Nominating and Corporate Governance Committee for review, consideration and approval. All of our directors, director nominees, executive officers and significant stockholders are required to report to our Nominating and Corporate Governance Committee any such transaction. In reviewing the proposed transaction, our Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, the commercial reasonableness of the terms,

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the benefit or perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest and the actual or perceived conflict of interest of the related person.

Transactions with Executive Officers and Directors

We provide credit facilities from time to time to certain directors and executive officers and their immediate family members, as well as their affiliated companies. These credit facilities (i) complied with our Regulation O policies and procedures, (ii) were made in the ordinary course of business, (iii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and (iv) did not involve more than a normal risk of collectability or did not present other features unfavorable to the Company.

Under supplemental retirement arrangements relating to their prior service to Charter One, which we acquired in 2004, Mr. Charles Koch, a director, as well as his brother, Mr. John Koch, are entitled to receive monthly payments. Mr. Charles Koch and Mr. John Koch received approximately $877,500 and $744,900, respectively, under this arrangement during 2019.

Indemnification of Directors and Officers

We indemnify our directors and officers to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors and executive officers for which indemnification is sought or which is adverse to the Company.

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COMPENSATION MATTERS

PROPOSAL 2

Vote on a non-binding, advisory basis for the 2019 compensation of our CEO and other named executive officers listed in the Summary Compensation Table

The Board recommends a vote FOR APPROVAL of the Company’s executive compensation

The Company provides this vote under the federal securities laws (Section 14A of the Securities Exchange Act of 1934) and in recognition of our stockholders’ vote in 2015 recommending that we hold a non-binding, advisory vote on executive compensation each year. Following that vote, the Board affirmed that recommendation and elected to hold future “say-on-pay” advisory votes on an annual basis, until the next stockholder vote on say-on-pay frequency.

With this item, stockholders may submit an advisory vote on the compensation of our CEO and other named executive officers listed in the Summary Compensation Table. We encourage stockholders to review the complete description of our executive compensation programs provided in this proxy statement, including the Compensation Discussion and Analysis and the compensation tables and accompanying narrative, which describe the ways we seek to align the interests of our executives with those of our stockholders.

We ask our stockholders to vote on the following resolution at the Annual Meeting.

RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s executive officers named in the 2019 Summary Compensation Table, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and accompanying narrative).

Although the vote on this proposal is advisory and, therefore non-binding, the Compensation and HR Committee will carefully consider the results of this vote when making future compensation decisions.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program and how we paid our named executive officers (“NEOs”) for 2019. The Company’s NEOs for the 2019 year are as follows:

Name of Executive	Position
Bruce Van Saun	Chairman and Chief Executive Officer
John F. Woods	Vice Chairman and Chief Financial Officer
Donald H. McCree III	Vice Chairman, Head of Commercial Banking
Brad L. Conner	Former Vice Chairman, Head of Consumer Banking
Malcolm Griggs	Executive Vice President and Chief Risk Officer

The CD&A is divided into five sections:

•	Section 1: Executive Compensation Overview
•	Section 2: Determining Executive Compensation
•	Section 3: NEO Compensation for the 2019 Performance Year
•	Section 4: Other Compensation and Benefits
•	Section 5: Governance Policies and Practices

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SECTION 1. EXECUTIVE COMPENSATION OVERVIEW

Alignment of Pay and Performance

Over the past five years, we have addressed many of the challenges we faced at our IPO and have consistently demonstrated the ability to set a course, develop a plan, and execute well. We continue to deliver well for all stakeholders, with consistent progress for customers, colleagues and communities, while retaining a solid regulatory position. We have met or exceeded analyst expectations for 22 consecutive quarters. We have focused on growing the bank, uptiering talent, and building capabilities and we remain committed to a mindset of continuous improvement as highlighted by our Tapping Our Potential programs and Balance Sheet Optimization strategies, which are helping to drive improvement in earnings per share and underlying momentum despite the challenging interest rate and yield curve backdrop in 2019. Our performance journey is described in further detail in the earlier section titled “Proxy Statement Summary—Performance Highlights.”

We believe we have turned the corner on performance and are now aiming for excellence, on our way towards becoming a top-performing regional bank. To realize these results, it has been essential for us to effectively attract, retain, and motivate highly capable and experienced executive management and we feel our compensation program has been integral in achieving this goal.

Executive Compensation Philosophy

The fundamental principles that guide the design and implementation of compensation programs for our NEOs include:

Attract, retain, motivate and reward high-caliber executives to deliver long-term business performance.

Provide alignment between annual and long-term compensation for executives and the Company’s strategic plan.

Support a culture where colleagues recognize the importance of serving customers well and are rewarded for superior performance.

Encourage the creation of value over the long-term and align the rewards received by executives with returns to stockholders.

Design compensation in a manner that promotes a culture of risk management and accountability.

Review of Compensation Program & Recent Changes

Over 94% of the votes cast on the advisory say-on-pay vote conducted at our 2019 annual meeting approved the compensation of our NEOs. Notwithstanding our say-on-pay results, throughout each year the Compensation and HR Committee’s independent consultant provides updates regarding executive compensation trends, best practices, and regulatory developments in order to assist the Compensation and HR Committee in determining whether any changes to our executive compensation program should be considered.

In addition, the Compensation and HR Committee considers feedback from stockholders and other interested parties regarding our executive compensation program and governance practices. Based on feedback received from stockholders as well as our review of market practice, we have taken the following actions:

•

Approved introduction of a relative metric for PSU Awards. Starting with 2020 grants, we have modified our PSU design to incorporate relative total shareholder return (“TSR”) as a metric. Cumulative Diluted Earnings Per Share and Average Return on Average Tangible Common Equity remain our core metrics, with the payout percentage multiplied by 110% if our TSR during the performance period is in the top quartile of our peer group or by 90% if our TSR is in the bottom quartile of our peer group, subject to a maximum payout of 150% of target. See “—Variable Compensation Mix—Performance Stock Units Design & Target Setting—2020 Grants.”

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•

Enhanced proxy disclosure regarding our process for making executive compensation decisions. We have enhanced our proxy disclosure regarding the Compensation and HR Committee’s process for evaluating executive performance and determining pay through use of a diagram reflecting the various inputs considered by the committee in exercising structured discretion. See “Section 2: Determining Executive Compensation.”

•

Increased proxy disclosure regarding PSUs. We have included additional detail in our PSU proxy disclosure, including the target grids for recently assessed awards. See “Section 2: Determining Executive Compensation—Assessment of 2017 PSUs.”

•

Further strengthened governance practices. We have further strengthened our compensation governance practices by making changes such as increasing our CEO’s stock ownership guideline to 6x base salary and our non-employee director stock ownership guideline to 5x annual cash retainer, and amending our equity plan to prohibit liberal share recycling and to generally impose a minimum vesting period of 12 months for awards.

Highlights of our Pay Practices

We believe our pay practices demonstrate our commitment to alignment with stockholders’ interests and our dedication to maintaining a compensation program supported by strong corporate governance, as exemplified by the following practices:

What We Do	What We Don’t Do
Pay for performance. A significant portion of our executives’ compensation is awarded in the form of awards that are earned based on Company performance.

No single trigger vesting of equity awards or cash payments. We do not provide for any single trigger vesting of equity awards or severance payments upon a change of control, unless there is a subsequent termination without cause or resignation with good reason.

Variable compensation funding and executive compensation awards dependent on risk performance indicators. Our overall variable compensation funding as well as individual executive compensation awards are determined based on a number of factors, including but not limited to, risk performance and related indicators.

No tax gross-ups. We do not offer tax gross-ups on executive benefits other than in connection with our relocation program, which provides a gross-up to all colleagues receiving this benefit. In addition, we do not provide for excise tax gross-ups upon a change of control.

Pay is subject to clawback. In addition to clawback required by law, we have a broad-based process through which events having a material adverse impact on the Company are reviewed for potential impact on compensation, including risk-based events.

Prohibition against hedging and pledging. We prohibit executive officers, colleagues, and directors from hedging or pledging Company securities.
Robust compensation plan governance. Our compensation plans are subject to a robust governance process that involves review by control partners, including risk, legal, human resources, and finance. The plans are subject to a risk review by the Compensation and HR Committee on an annual basis and a risk review by an independent third party every three years.	Dividend equivalents are not paid on unearned or unvested units. Dividend equivalents are accrued but not paid until restricted stock units and performance stock units are earned and become vested.

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Stock ownership and retention guidelines. Our executives and directors are subject to stock ownership and retention guidelines (CEO - 6x base salary, increased from 5x in 2019; Executive Committee members (including NEOs) - 3x base salary; directors - 5x annual cash retainer, increased from 4x in 2019).

Our equity plan does not include substandard governance features. Our Omnibus Incentive Plan does not allow for repricing or buy-out of underwater options or liberal share recycling, and also generally imposes a minimum vesting period of 12 months for awards.

Annual say-on-pay vote. We submit our executive compensation to an annual say-on-pay vote in order to elicit regular feedback from stockholders.
Stockholder engagement. We proactively engage with key stockholders in order to elicit their feedback on our corporate governance and compensation practices.
Independent compensation consultant. The Compensation and HR Committee engages an independent compensation consultant, who is not otherwise engaged by management.

Elements of our Executive Compensation Program

Our executive compensation program is composed of base salary, variable compensation (including short-term and long-term awards) and other benefits. The below chart reflects the proportion of NEOs’ 2019 direct total compensation that is at-risk and not guaranteed (85% for the CEO and 80% on average for other NEOs), with the below table summarizing the key characteristics of each element of compensation.

Chief Executive Officer Other NEO Average(1)

(1)	Excludes Mr. Conner, who ceased to serve as Head of Consumer Banking effective as of January 27, 2020 and retired from the Company on March 3, 2020, and for whom 78% of compensation is at-risk.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - COMPENSATION MATTERS

Element of Pay	Objective	Key Characteristics

Base Salary	To attract and retain talented executives who can effectively lead the organization to achieve our strategic objectives.	Base salaries are intended to fairly compensate executives for the positions held. Salaries are reviewed annually and are subject to change at the Compensation and HR Committee’s discretion if, among other reasons, the executives’ responsibilities change materially or there are changes in the competitive market environment.

Variable Compensation	To support a culture where colleagues recognize the importance of serving customers well and are rewarded for their individual contributions and our collective success and to align compensation with stockholders’ interests.

Variable compensation is designed to reward achievement of long-term objectives and annual progress toward those objectives. The determination of overall funding for variable compensation is informed by a process that includes a comprehensive review of Company performance through multiple dimensions including the following: key financial performance measures, risk performance, delivery to stakeholders (customers, colleagues, stockholders, regulators, and communities), progress on strategic initiatives, performance relative to peer companies (including relative performance improvement), and the amount of the pool as a percentage of our pre-tax, pre-incentive operating profit.

Variable compensation awards for NEOs are determined based on Company and individual performance, as discussed below in “—Section 2. Determining Executive Compensation.” After the amount of variable compensation for an NEO is determined by the Compensation and HR Committee, it is granted in a mix of long-term awards and cash that depends on each executive’s role and which is approved annually by the Compensation and HR Committee. Our variable compensation program is designed to discourage inappropriate risk taking by delivering a balanced portfolio of short-term and long-term awards.

	Long-Term Awards	Granted in the form of restricted stock units (“RSUs”) and performance stock units (“PSUs”), long-term awards are intended to tie executive pay to the interests of stockholders and to provide a retention incentive for executives. The value actually realized by executives varies based on stock price movement and other financial performance factors in the case of PSUs.

	Short-Term Awards	The remaining portion of variable pay is delivered in cash.

Other Benefits	To give executives an opportunity to provide for their retirement and address other specific needs.	Our NEOs are eligible to participate in our Company-sponsored benefit programs, including our broad-based 401(k) plan and employee stock purchase plan, on the same terms and conditions that apply to all of our colleagues. In addition, we provide certain limited perquisites to our NEOs, which are described in footnote 7 to the 2019 Summary Compensation Table.

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Variable Compensation Mix

The Compensation and HR Committee reviews the variable compensation mix applicable to our executives annually prior to year-end, and believes that our current mix delivers a meaningful portion of NEOs’ variable compensation in the form of long-term equity awards (60-70%), in line with regulatory expectations. The below chart reflects the elements of our variable compensation program (PSUs, RSUs, and annual cash bonuses), with the key design features of each described further below.

CEO, CFO, Head of Businesses Other NEOs

Element	Key Design Features

Performance Stock Units

Performance Period: 3 years

Core Performance Metrics:

•  Average Return on Average Tangible Common Equity (50%)

•  Cumulative Diluted Earnings Per Share (50%)

Modifier Metric:

•  Introduction of a 10% relative TSR modifier in 2020

Payout Range:

•   0-150% of target, depending on achievement against pre-established targets and performance relative to peers

•   Compensation and HR Committee retains discretion to reduce the number of shares earned at the end of the performance period

Vesting Date: 3rd anniversary of grant

Restricted Stock Units	Vesting: 3 year annual pro-rata

Cash Bonus	Paid annually, with executives having the option to defer up to 80% under the Company’s nonqualified deferred compensation plan

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Performance Stock Units Design & Target Setting

2019 Grants

The Compensation and HR Committee reviews and determines PSU design annually in consultation with its compensation consultant. For the 2019 grants, the Compensation and HR Committee determined that Cumulative Diluted Earnings Per Share (“Diluted EPS”) and Average Return on Average Tangible Common Equity (“ROTCE”) continued to be appropriate core metrics for the Company’s PSU awards because these metrics remain an integral element of the Company’s strategic plan. Growth in each of these metrics is essential for us to continue on our trajectory of becoming a top-performing regional bank and, as a result, each is very important to stockholders:

•

Diluted EPS: Diluted earnings per share is a common metric used by investors to evaluate the profitability of a company and shows the earnings (net income) we make on each outstanding share of common stock.

We define “Diluted EPS” as net income divided by weighted average diluted common shares outstanding, as reported on an Underlying basis consistent with our external earnings reporting. See Appendix B for more information on our use of Forward-Looking Statements, Key Performance Metrics and Non-GAAP Financial Measures and Reconciliations.

•	ROTCE: Return on average tangible common equity measures profitability by showing how much profit we generate (net income) with the money our stockholders have invested.

We define “ROTCE” as net income available to common stockholders divided by average common equity excluding average goodwill (net of related deferred tax liabilities) and average other intangible assets, as reported on an Underlying basis consistent with our external earnings reporting. See Appendix B for more information on our use of Forward-Looking Statements, Key Performance Metrics and Non-GAAP Financial Measures and Reconciliations.

Targets for Diluted EPS and ROTCE for 2019 PSU awards were set by the Compensation and HR Committee, together with management, following the consideration of historic performance, market conditions, analyst expectations, the competitive landscape, and plan at the time the targets were established in February 2019. Achievement of target level of performance requires achievement of an 8% cumulative average growth rate (“CAGR”) on 2018 EPS and achievement of maximum level of performance requires achievement of a 15% CAGR on 2018 EPS.

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2020 Grants

As a complement to our absolute metrics and following conversations with stockholders, the Compensation and HR Committee has modified our PSU design for awards to be granted in 2020 to include relative TSR as a metric. Diluted EPS and ROTCE remain our core metrics for the reasons described above, with the payout percentage multiplied by 110% if our TSR during the performance period is in the top quartile of our peer group or by 90% if our TSR is in the bottom quartile of our peer group as illustrated below, subject to a maximum payout of 150% of target. Information regarding our peer group is discussed below in “—Section 5. Governance Policies and Practices—Compensation Peer Group.”

SECTION 2: DETERMINING EXECUTIVE COMPENSATION

The Compensation and HR Committee continues to believe that it is important to retain its discretion to determine executive compensation in order to ensure that we continue to build stockholder value while promoting the stability and growth of the Company. More specifically, the Compensation and HR Committee exercises structured discretion in making these decisions, which are informed by a number of qualitative and quantitative performance metrics across various dimensions.

The Compensation and HR Committee believes that reviewing multiple dimensions of performance in determining pay facilitates management’s focus on Company performance overall and mitigates the risk of disproportionate focus on certain elements of performance. Further, because long-term equity awards represent 60-70% of annual variable compensation for our NEOs, we believe this helps to ensure long-term alignment with stockholders’ interests.

The below diagram reflects the inputs considered by the Compensation and HR Committee in determining compensation for our NEOs. These inputs represent both objective and subjective considerations, and the Compensation and HR Committee does not favor one measure over another or apply a particular formula or weighting.

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In addition, the Risk Committee and Audit Committee review performance and approve compensation for the Chief Risk Officer and Chief Audit Officer, respectively.

After executive compensation decisions are made, the total variable compensation amount for each executive is awarded in accordance with the predetermined pay mix applicable to each executive, as further described earlier in “—Section 1. Executive Compensation Overview—Variable Compensation Mix”, with half of variable compensation awarded in the form of PSUs for our CEO, CFO and the heads of our businesses.

Assessment of 2017 PSUs

On February 12, 2020, the Compensation and HR Committee assessed the performance level of PSUs granted in 2017 relating to the 2016 performance year (“2017 PSU Award”). Half of each 2017 PSU Award has been earned based on achievement of pre-established Diluted EPS goals and half has been earned based on achievement of pre-established ROTCE goals, with an overall maximum payout of 150% of target.

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The Compensation and HR Committee approved a final payout percentage of 150% of target based on the results reflected in the below table. Average ROTCE results represent 56% improvement over the period as compared to our ROTCE as of December 31, 2016 and cumulative Diluted EPS results represent a CAGR of 26% over the period, which both delivered maximum payout.

The below table also reflects the ROTCE and Diluted EPS thresholds, targets and maximums for the 2017 PSU Award. In addition, performance results for the period of 2014-2016 reflected below are intended to illustrate the rigor of the targets in light of the Company’s ongoing execution of its turnaround plan at the time the targets were established.

Metric	2014-2016 Underlying* Results	2017 PSU Award Targets			2017-2019 Underlying* Results
		Threshold	Target	Maximum
3-Year Average ROTCE	6.81%	7.60%	8.67%	9.41%	11.87%

3-Year Cumulative Diluted EPS	$4.96	$5.79	$7.03	$7.70	$9.98

*See Appendix B for more information on Forward-Looking Statements, Key Performance Metrics and Non-GAAP Financial Measures and their calculation or reconciliation to GAAP financial measures.

During its assessment of 2017 PSU Award results, the Compensation and HR Committee also reviewed Company results for 2018 and 2019 on an adjusted basis to exclude the benefit of 2017 tax reform. 2017 PSU Awards would have also been earned at the maximum level of performance based on this adjusted calculation.

SECTION 3. NEO COMPENSATION FOR THE 2019 PERFORMANCE YEAR

The following table reflects the direct compensation earned by each of our NEOs for the 2019 performance year. The amounts reported in this table differ from those reported in the 2019 Summary Compensation Table because this table includes equity awards earned for performance during 2019, as opposed to equity awards granted in 2019. After assessing Company and each individual NEO’s performance during 2019, the Compensation and HR Committee approved the following compensation for our NEOs.

		Variable Compensation			Total 2019 Direct Compensation
Name	Base Salary	Cash(1)	Restricted Stock Units(2)	Performance Stock Units(2)
Bruce Van Saun	$1,487,000	$2,553,900	$1,702,600	$4,256,500	$10,000,000
John F. Woods	$700,000	$937,500	$625,000	$1,562,500	$3,825,000
Donald H. McCree III	$700,000	$990,000	$660,000	$1,650,000	$4,000,000
Brad L. Conner(3)	$700,000	$735,000	$1,715,000	-	$3,150,000
Malcolm Griggs	$525,000	$670,000	$502,500	$502,500	$2,200,000

(1)	The cash portion of 2019 variable compensation awards is reflected in the “Bonus” column of the 2019 Summary Compensation Table.

(2)

The number of Company shares subject to these awards was determined based on the Company’s closing share price on the grant date. Under SEC reporting rules, equity awards relating to performance year 2019 are not reflected in the 2019 Summary Compensation Table because they were granted in March 2020 and will instead be disclosed in our proxy statement filed next year.

(3)

Mr. Conner ceased to serve as Head of Consumer Banking effective as of January 27, 2020 and retired from the Company on March 3, 2020. The Compensation and HR Committee decided to award Mr. Conner’s 2019 variable compensation in the form of restricted stock units and cash. The portion of Mr. Conner’s variable compensation that would have otherwise been granted in performance stock units was instead granted in additional restricted stock units that will vest in a single installment on the third anniversary of the grant date.

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As discussed in “—Section 2. Determining Executive Compensation”, the Compensation and HR Committee’s determination of executive compensation is based on various inputs, including Company and individual performance across various dimensions. The Compensation and HR Committee determined that the compensation amounts reflected in the preceding table were appropriate, in large part, due to 2019 Company performance described earlier in the “Proxy Statement Summary—Performance Highlights” section and the following key achievements.

Bruce Van Saun, Chairman and Chief Executive Officer:

•

Continued to make good financial progress, despite the challenging and unexpected rate environment. Although work continues in order to reach peer levels of performance on certain key metrics, the Company’s turnaround phase has been completed and we are now entering the next phase of our journey “aiming for excellence.”

•

Launched a major cost and operating model transformation program which will improve both efficiency and effectiveness, generate significant savings, and increase our speed to market with better customer outcomes.

•

Implemented several initiatives designed to further customer growth and experience and be responsive to the needs of clients, including Consumer Banking’s roll-out of a refreshed value proposition for various segments and the execution of several innovative products and customer service solutions, and Commercial Banking’s further expansion of product offerings, industry and geographic coverage, and improvements in customer-facing applications.

•

Fully embedded a strong risk culture into the businesses, further strengthened our control environment, and embarked on significant changes to the Risk organization to ensure that it remains aligned with our risk priorities.

•

Continued to successfully attract and retain top talent across the organization, including a new Head of Technology, Commercial Banking CFO, and several other leaders in Technology and the Commercial business. Made further talent investments in data analytics, digital, cybersecurity, and customer experience.

•

Achieved strong culture survey results and continued to demonstrate commitment to our colleagues and community by accelerating development opportunities to ensure our colleagues remain highly engaged and well-equipped for the future, further maturing our diversity and inclusion efforts, and partnering with several community organizations and universities to accelerate internal and external workforce development.

John F. Woods, Vice Chairman and Chief Financial Officer:

•

Supported good financial progress despite a challenging environment and the continued success of our Tapping our Potential (“TOP”) efficiency initiatives, which were broadened in 2019 to include a transformation program that will serve as the foundation for a refreshed operating model, serving as Chair of this program to set direction and maximize benefits to be derived.

•	Continued to improve the maturity and capabilities of our M&A function while managing an active pipeline.

•

Balanced the Board’s management agenda on near-term and long-term initiatives, ensuring increased focus on strategic choices to develop new revenue pools that will improve the sustainability of our competitive position.

•	Developed an innovation funding and resource model, including governance and related tools and enablers, to ensure that management advances high potential innovative ideas throughout the bank.

•

Effectively managed the balance sheet of the Company addressing liquidity and interest rate risks. Over the course of the year, a series of funding and hedging-related transactions improved key performance indicators associated with each of these risks.

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•	Continued to advance the maturity of the capital stress testing program through advanced analytic capabilities and diversified Tier 1 Capital sources through preferred stock issuances.

Donald H. McCree III, Vice Chairman, Head of Commercial Banking:

•

Continued to develop products and capabilities needed to provide a differentiated client experience, including expansion of M&A advisory capabilities through the acquisition of Bowstring Partners, corporate finance expertise in healthcare, technology, and business services, and the launch of a high yield sales and distribution desk.

•	Strengthened our coverage model nationally and selectively expanded our Corporate Banking business’ reach into the Southeast and West Coast.

•

Maintained strong client satisfaction as we continue to deliver against our strategy to enhance client experience by deploying new customer-facing applications, reengineering processes, and deploying automation and systems upgrades including the implementation of Access Optima in Treasury Solutions.

•	Executed strong performance in Global Markets and Capital Markets, navigating a volatile rate environment and delivering results consistent with overall market.

Brad L. Conner, Former Vice Chairman, Head of Consumer Banking:

•

Continued focus on customer growth and experience initiatives, including the Company’s retail transformation which is designed to streamline and strategically develop the organization in order to provide a unified and simplified customer experience.

•

Achieved strong low cost deposit growth and household growth and continued success in unsecured lending, including solidifying Citizens Access™ as an industry-leading direct bank, the Company remaining an industry leader in Student Lending, and significant growth for merchant lending with the launch of new partnerships and preparation for the launch of a new digital card platform.

•

Built a competitive and innovative Mortgage business following the 2018 integration of Franklin American Mortgage Company with significant year-over-year growth in originations, and successfully integrated Clarfeld Financial Advisors to offer a highly competitive banking and investment Wealth Management offering across all segments.

•

Continued to evolve marketing and analytics capabilities, most notably with the highly successful launch of company-wide brand platform ‘Made Ready’, sponsorships designed to deliver experiences to our target segments, and development and launch of a new personalization platform.

Malcolm Griggs, Executive Vice President and Chief Risk Officer:

•

Fully embedded a strong risk management culture in all three lines of defense and continued to further strengthen the control environment, most notably to include stronger oversight of technology and cybersecurity.

•

Continued to strengthen the Risk organization’s business capabilities with a customer-driven culture and mindset, working closely with the businesses to focus on customer impact when supporting initiatives such as the launch of the high yield desk and merchant finance initiatives.

•

Gained traction across the Company for our migration from a “rules-based” to a “principles-based” risk and control philosophy, with material simplification of Company policies and risk decisions driven by our foundational risk principles.

•

Evaluated the structure and operation of the Risk organization given the evolution of the Company and current and long-term priorities, with several transformation initiatives executed during 2019 and continuing for 2020.

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SECTION 4: OTHER COMPENSATION AND BENEFITS

Severance

Each of our active NEOs is party to an employment agreement that sets forth his compensation and benefits, including severance benefits available in certain circumstances. For details, see “Termination of Employment and Change of Control” below.

Nonqualified Deferred Compensation Plan

The CFG Voluntary Executive Deferred Compensation Plan was adopted effective as of January 1, 2009 and does not offer any matching contributions or provide for above-market earnings. During 2019, Mr. Van Saun was the only NEO who participated in the CFG Voluntary Executive Deferred Compensation Plan. For a description of the material terms of this deferred compensation plan, see the narrative following the 2019 Nonqualified Deferred Compensation Table below.

Pension Plan

The CFG Pension Plan, a tax-qualified, non-contributory defined benefit pension plan was closed to new participants effective January 1, 2009 and frozen to all participants and benefit accruals effective December 31, 2012. Mr. Conner has a benefit under this plan because he was hired prior to 2009. For a description of the material terms of the CFG Pension Plan, see the narrative following the 2019 Pension Benefits Table below.

401(k) Plan

We maintain a qualified defined contribution 401(k) plan for all of our colleagues. Colleagues may defer up to 50% of their eligible pay to the plan up to Internal Revenue Code limits. After colleagues have completed one full year of service, colleague contributions are matched at 100% up to an overall limit of 4% and colleagues receive an additional Company contribution equal to 2% of eligible earnings, subject to limits set by the Internal Revenue Service. Our NEOs are entitled to participate in our 401(k) plan on the same basis as colleagues generally.

Health and Welfare Benefit Plans

NEOs are eligible to participate in Company-sponsored benefit programs, offered on the same terms and conditions as those made generally available to our colleagues, including medical, dental, vision, and short-term and long-term disability plans.

Perquisites and Other Benefits

We provide our executives, including our NEOs, with independent advisors to assist them with financial planning, if desired by the executives. Our executives, including our NEOs, are also covered by relocation and matching charitable contribution programs that generally cover our colleagues. During 2019, Mr. Van Saun used the Company car for limited personal use and Mr. Conner was reimbursed for certain travel expenses. In addition, Mr. Van Saun’s spouse and Mr. Conner’s spouse each attended one work-related event and Mr. Van Saun’s spouse accompanied him on the Company aircraft in connection with her attendance at that event, but there was no incremental cost associated with her travel on the aircraft. For additional details, see footnote 7 to the 2019 Summary Compensation Table below.

SECTION 5. GOVERNANCE POLICIES AND PRACTICES

Compensation Consultants

The Compensation and HR Committee retained Compensation Advisory Partners, LLC (“CAP”) to provide guidance and advice on compensation-related matters during 2019. CAP has been directly selected and retained by the Compensation and HR Committee to provide a broad set of services pertaining to the compensation of our

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executives and our directors. The Compensation and HR Committee does not engage CAP for any additional services outside of executive and director compensation consulting, and they are not separately engaged by management for any services. In connection with CAP’s retention and on an annual basis, the Compensation and HR Committee conducts an assessment of potential conflicts of interest, considering various factors including the six factors mandated by the New York Stock Exchange rules, and no conflicts of interest relating to its services have been identified.

In addition, management retains McLagan to provide market compensation data, which is referenced by the Compensation and HR Committee when making executive compensation decisions as discussed earlier in “—Section 2. Determining Executive Compensation.”

Compensation Peer Group

As mentioned earlier in “—Section 2. Determining Executive Compensation”, the Compensation and HR Committee refers to peer data as a reference point in making compensation decisions and to better understand whether our pay practices remain competitive, although we do not target or benchmark a specific percentile for executive compensation. In determining the appropriate positioning of our compensation relative to that of peers, the Compensation and HR Committee focuses on how well the Company has performed relative to internal targets and peers, including the rate of growth in various metrics relative to peers.

The Compensation and HR Committee reviews the compensation peer group annually in consultation with its compensation consultant, with the Compensation and HR Committee making any adjustments to the peer group based on the advice of management and its compensation consultant. The peer group consists of companies with which the Company competes for talent and stockholder investments, and which are generally similar in size and business mix.

During the 2019 review of our peer group, the Compensation and HR Committee considered whether any additional companies should be added as peers and also considered whether Truist Financial would be an appropriate peer for the Company following the combination of BB&T and SunTrust. In connection with that review, the Compensation and HR Committee determined that Huntington Bancshares and Truist Financial should be included in the compensation peer group starting in 2020. This peer group change corresponds with identical changes that have been made to our financial peer group for 2020.

Comerica Corporation	KeyCorp	Regions Financial Corporation
Fifth Third Bancorp	M&T Bank Corporation	Truist Financial (effective 2020)
Huntington Bancshares (effective 2020)	PNC Financial Services Group	U.S. Bancorp

Clawback and Forfeiture Process

The Company maintains a firm-wide process through which events (referred to as “Trigger Events”) are reviewed to determine whether they should have an impact on a colleague’s compensation from previous years or for the current year. This process applies to all our colleagues, including our NEOs. The Accountability Review Panel (“ARP”) consists of the direct reports to our CEO with our Chief Risk Officer serving as chair, and meets on a regular basis to consider whether specific Trigger Events should result in compensation adjustments for involved colleagues. Trigger Events include not only any financial restatement, but also events having a material impact on the Company that have arisen as a result of certain colleague behavior, including failure to adequately consider risk. Potential actions by the ARP include current-year compensation adjustment, forfeiture of unvested awards, or clawback. This process is in addition to any clawback or recovery rights under applicable law.

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The Compensation and HR Committee monitors regulatory developments relating to clawback and forfeiture and will continue to evaluate our practices in order to ensure they drive appropriate behavior and discourage inappropriate risk taking, as well as comply with applicable law.

Stock Ownership and Retention Guidelines

The Company maintains stock ownership and retention guidelines in order to further align the long-term interests of our executives with those of our stockholders. Our stock ownership guidelines require that our executives hold shares having an aggregate value equal to a multiple of executives’ annual base salary, as reflected below. During 2019, the stock ownership guideline for our CEO was increased from 5x to 6x base salary.

Position	Multiple of Salary
Chief Executive Officer	6x salary
Executive Committee members (including NEOs)	3x salary
Other Executive Officers	1x salary

Shares that count for purposes of ownership under the guidelines include (i) shares or units for which receipt has been deferred (including shares held through our 401(k) plan, shares purchased under our tax-qualified employee stock purchase program, unvested RSUs, and shares or units held through a deferred compensation plan maintained by the Company) and (ii) restricted stock and unvested RSUs (that may only be settled in shares) that are subject to time-based vesting conditions only. Unexercised options (whether vested or unvested), performance awards (including performance-based restricted stock and performance-based units), and unvested RSUs that may only be settled in cash would not count towards the satisfaction of these guidelines.

Each executive has five years from the date he or she becomes subject to these guidelines to achieve compliance. In addition, executives are required to hold 50% of the net shares acquired as a result of settlement of compensatory awards until ownership guidelines have been met. As of December 31, 2019, each of our NEOs was in compliance with his applicable ownership requirement.

Prohibition on Hedging and Pledging

We prohibit our colleagues and directors, including our NEOs and other officers, from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or offset a decrease in the market value of the Company’s equity securities or pledging their ownership in our securities (including equity-based awards), which would undermine the risk alignment embedded in our executive compensation program.

Process for Approval of Equity Grants

We do not grant equity awards in anticipation of the release of material, non-public information, nor do we time the release of material, non-public information based on equity grant dates. The Compensation and HR Committee has delegated the authority to make off-cycle equity grants under the Citizens Financial Group, Inc. 2014 Omnibus Plan (“Omnibus Plan”) to participants other than our executives to the Equity Committee of the Board, which is comprised of our Chairman and CEO, subject to limits designated by the Compensation and HR Committee, as described above in “Corporate Governance Matters—Board Governance and Oversight—Committees of the Board.”

Tax Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), a public company generally may not deduct compensation in excess of $1 million paid to its CEO and other covered officers. The Tax Cuts and Jobs Act (“TCJA”) made certain changes to Section 162(m), most notably repealing the exemption for qualified performance-based compensation for taxable years beginning after December 31, 2017 and expanding the scope of persons covered by its limitations on deductibility. Accordingly, compensation paid after 2017 to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable

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to certain arrangements in place as of November 2, 2017. We have historically sought to structure our variable equity-based and cash-based awards to be deductible under Section 162(m), to the extent possible. However, to maintain flexibility we do not have a policy requiring compensation to be fully deductible under Section 162(m). The Company believes that tax deductibility of compensation should not be the sole or primary factor in setting executive compensation policy or in rewarding executive performance. While the Company plans to rely on the transition relief included in the TCJA to the extent practicable, as a result of the elimination of the exemption for qualified performance-based compensation more of our covered executive officers’ compensation is expected to be non-deductible under Section 162(m) in the future.

COMPENSATION AND HR COMMITTEE REPORT

The Compensation and HR Committee has reviewed and discussed the CD&A included in this proxy statement with members of management, and based on such review and discussions, the Compensation and HR Committee recommended to the Board that the CD&A be included in this proxy statement.

The Compensation and Human Resources Committee
Leo I. Higdon (Chair)
Mark Casady William P. Hankowsky Edward J. Kelly III
Wendy A. Watson

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EXECUTIVE COMPENSATION

2019 Summary Compensation Table

This 2019 Summary Compensation Table reflects the compensation of our NEOs in accordance with SEC reporting rules, which require that cash awards be disclosed in the year in which they are earned and that equity grants be disclosed in the year of grant (regardless of whether they were earned for performance during that year).

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

Bruce Van Saun,	2019	1,487,000	2,553,900	5,749,060	-	-	108,482	9,898,442
Chairman & Chief	2018	1,487,000	2,463,900	5,259,033	-	-	196,000	9,405,933
Executive Officer	2017	1,487,000	-	4,699,056	2,253,900	-	110,033	8,549,989

John F. Woods,	2019	700,000	937,500	2,099,972	-	-	33,621	3,771,093
Vice Chairman &	2018	700,000	900,000	1,889,986	-	-	64,859	3,554,845
Chief Financial Officer	2017	619,231	3,000,000	4,659,743	810,000	-	12,825	9,101,799

Donald H. McCree III,	2019	700,000	990,000	2,327,448	-	-	5,600	4,023,048
Vice Chairman,	2018	700,000	997,500	2,222,468	-	-	12,602	3,932,570
Head of Commercial Banking	2017	700,000	-	1,977,481	952,500	-	119,907	3,749,888

Brad L. Conner,	2019	700,000	735,000	1,714,987	-	20,299	96,445	3,266,731
Former Vice Chairman,	2018	700,000	735,000	1,627,456	-	0	69,929	3,132,385
Head of Consumer Banking(1)	2017	700,000	-	1,487,475	697,500	13,875	54,983	2,953,833

Malcolm Griggs,	2019	525,000	670,000	983,978	-	-	41,800	2,220,778
Executive Vice President &	2018	519,231	710,368	878,958	-	-	71,194	2,179,751
Chief Risk Officer

(1)	Mr. Conner ceased to serve as Head of Consumer Banking effective as of January 27, 2020 and retired from the Company on March 3, 2020.

(2)

Mr. Van Saun elected to defer 10% of his 2019 base salary, or $148,700, pursuant to the CFG Voluntary Executive Deferred Compensation Plan, which is discussed in the narrative following the 2019 Nonqualified Deferred Compensation Table.

(3)

Amounts in this column reflect the cash portion of annual variable compensation awards for the 2019 and 2018 performance years. The cash portion of annual variable compensation awards for 2017 is reported in the “Non-Equity Incentive Plan Compensation” column of this table, consistent with SEC reporting rules. The 2017 amount in this column for Mr. Woods reflects the cash portion of the buy-out award provided under his employment agreement, which is discussed in “Termination of Employment and Change of Control—Employment Agreements with our NEOs—Employment Agreements with Other NEOs.”

Mr. Van Saun elected to defer 80% of the cash portion of his 2019 variable compensation ($2,043,120 out of $2,553,900) pursuant to the CFG Voluntary Executive Deferred Compensation Plan, which is discussed in the narrative following the 2019 Nonqualified Deferred Compensation Table.

(4)

Amounts in this column for 2019 reflect the aggregate grant date fair value of RSUs and PSUs granted in March 2019 as part of 2018 performance year compensation. The fair value of awards has been calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”), using the

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valuation methodology and assumptions set forth in Note 17 to the Company’s 2019 Annual Report on Form 10-K for the year ended December 31, 2019, which are hereby incorporated by reference.

For PSUs, the amounts above were calculated based on the probable outcome of the performance conditions as of the service inception date and represent the value of the target number of units granted, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the service inception date under FASB ASC 718. As of the service inception date, the values of the PSUs granted to the NEOs assuming the highest level of performance (150% of the grant date value), were as follows: Mr. Van Saun ($6,159,723); Mr. Woods ($2,249,970); Mr. McCree ($2,493,726); Mr. Conner ($1,837,494); and Mr. Griggs ($737,965). For a breakdown of all awards granted during 2019, see the 2019 Grants of Plan-Based Awards Table.

(5)	The 2017 amount in this column reflects the cash portion of annual variable compensation awards for the 2017 performance year, consistent with SEC reporting rules.

(6)

The actuarial present value of Mr. Conner’s accumulated benefit under our pension plan increased by $20,299 during 2019, which includes an increase of $16,380 due to changes in assumptions underlying the present value calculations and an increase of $3,919 due to the effect of Mr. Conner being one year closer to his assumed retirement age. See footnote 3 to the 2019 Pension Benefits Table for more details on the assumptions used to determine the present value.

(7)

The below table reflects 2019 amounts included as “All Other Compensation” for each NEO. Amounts reflected in the “Other” column below include: (i) the cost associated with personal use of the Company car for Mr. Van Saun, which has been calculated based on variable vehicle costs (maintenance, fuel, tolls), variable driver costs (overtime and bonus), and the percentage of miles driven for personal versus business use; and (ii) the cost associated with Mr. Van Saun’s and Mr. Conner’s spouses’ attendance at one work-related event. Mr. Van Saun’s spouse accompanied him on the Company aircraft in connection with her attendance at that work-related event, but there was no associated incremental cost.

	401(k) Company Contribution ($)	Charitable Matching Contribution ($)	Travel Expenses ($)	Financial Planning ($)	Other ($)	Total ($)
Bruce Van Saun	16,800	50,000	-	27,945	13,737	108,482
John F. Woods	16,800	-	-	16,821	-	33,621
Donald H. McCree III	5,600	-	-	-	-	5,600
Brad L. Conner	16,800	10,500	51,806	16,312	1,027	96,445
Malcolm Griggs	16,800	25,000	-	-	-	41,800

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2019 Grants of Plan-Based Awards

			Estimated Future Payouts Under Equity Incentive			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
			Plan Awards
Name	Grant Date		Threshold (#)	Target (#)	Maximum (#)

Bruce Van Saun
	3/1/2019	(2)	55,493	110,986	166,479	-	4,106,482
	3/1/2019	(3)	-	-	-	44,394	1,642,578

John F. Woods
	3/1/2019	(2)	20,270	40,540	60,810	-	1,499,980
	3/1/2019	(3)	-	-	-	16,216	599,992

Donald H. McCree III
	3/1/2019	(2)	22,466	44,932	67,398	-	1,662,484
	3/1/2019	(3)	-	-	-	17,972	664,964

Brad L. Conner
	3/1/2019	(2)	16,554	33,108	49,662	-	1,224,996
	3/1/2019	(3)	-	-	-	13,243	489,991

Malcolm Griggs
	3/1/2019	(2)	6,648	13,297	19,945	-	491,989
	3/1/2019	(3)	-	-	-	13,297	491,989

(1)

Amounts in this column reflect the grant date fair value of awards calculated in accordance with FASB ASC 718, using the valuation methodology and assumptions set forth in Note 17 to the Company’s 2019 Annual Report on Form 10-K for the year ended December 31, 2019, which are hereby incorporated by reference. For PSUs, the amounts above were calculated based on the probable outcome of the performance conditions as of the service inception date and represent the target number of units, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the service inception date under FASB ASC 718.

(2)

Represents PSUs granted under the Omnibus Plan for performance year 2018, with performance based half on ROTCE and half on Diluted EPS during the performance period of 2019-2021 as described earlier in “Compensation Discussion and Analysis—Section 1. Executive Compensation Overview—Elements of our Executive Compensation Program” and “Compensation Discussion and Analysis—Section 1. Executive Compensation Overview—Variable Compensation Mix.” Cash dividends on unvested PSUs are accrued during the vesting period, but accrued dividends are only paid if and when the awards vest to the extent earned based on performance.

(3)

Represents RSUs granted under the Omnibus Plan for performance year 2018 that vest ratably over three years. Cash dividends on unvested RSUs are accrued during the vesting period, but accrued dividends are only paid if and when the awards vest.

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Outstanding Equity Awards at 2019 Fiscal Year-End

The following table shows, for each NEO, the outstanding equity awards held as of December 31, 2019. These awards include RSUs and PSUs granted in years 2017, 2018 and 2019.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Bruce Van Saun
2017 RSUs (2)	11,303	459,015	-	-
2017 PSUs (3)	127,170	5,164,374	-	-
2018 RSUs (4)	23,011	934,477	-	-
2018 PSUs (5)	-	-	86,296	3,504,481
2019 RSUs (6)	44,394	1,802,840	-	-
2019 PSUs (7)	-	-	83,239	3,380,336

John F. Woods
RSU Buy-out (8)	32,956	1,338,343	-	-
2018 RSUs (4)	8,269	335,804	-	-
2018 PSUs (5)	-	-	31,013	1,259,438
2019 RSUs (6)	16,216	658,532	-	-
2019 PSUs (7)	-	-	30,405	1,234,747

Donald H. McCree III
2017 RSUs (2)	4,756	193,141	-	-
2017 PSUs (3)	53,516	2,173,285	-	-
2018 RSUs (4)	9,724	394,892	-	-
2018 PSUs (5)	-	-	36,469	1,481,006
2019 RSUs (6)	17,972	729,843	-	-
2019 PSUs (7)	-	-	33,699	1,368,516

Brad L. Conner
2017 RSUs (2)	3,578	145,303	-	-
2017 PSUs (3)	40,254	1,634,715	-	-
2018 RSUs (4)	7,121	289,184	-	-
2018 PSUs (5)	-	-	26,705	1,084,490
2019 RSUs (6)	13,243	537,798	-	-
2019 PSUs (7)	-	-	24,831	1,008,387

Malcolm Griggs
2017 RSUs (2)	3,283	133,323	-	-
2017 PSUs (3)	14,774	599,972	-	-
2018 RSUs (4)	6,730	273,305	-	-
2018 PSUs (5)	-	-	10,096	409,999
2019 RSUs (6)	13,297	539,991	-	-
2019 PSUs (7)	-	-	9,972	404,963

(1)

The values in these columns have been calculated by multiplying the number of shares outstanding as of December 31, 2019 by $40.61, the closing price of a Company share on the NYSE on December 31, 2019.

(2)	These amounts reflect RSUs granted in March 2017 for the 2016 performance year under the Omnibus Plan, which had one remaining installment scheduled to vest on March 1, 2020.

(3)

These amounts reflect PSUs granted in March 2017 for the 2016 performance year under the Omnibus Plan, which were earned during the performance period of January 1, 2017 through December 31, 2019 based half on ROTCE and half on Diluted EPS, and which were scheduled to vest on March 1, 2020. The Compensation and HR Committee assessed the performance of these awards at its February 12, 2020 meeting, as described earlier in “Compensation Discussion and Analysis—Section 2. Determining Executive Compensation—Assessment of 2017 PSUs.”

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(4)	These amounts reflect RSUs granted in March 2018 for the 2017 performance year under the Omnibus Plan, which had two remaining equal installments scheduled to vest on March 1, 2020 and 2021.

(5)

These amounts reflect PSUs granted in March 2018 for the 2017 performance year under the Omnibus Plan, which were scheduled to vest on March 1, 2021 following the end of the three-year performance period of January 1, 2018 through December 31, 2020, based half on ROTCE and half on Diluted EPS as described earlier in “Compensation Discussion and Analysis—Section 1. Executive Compensation Overview—Variable Compensation Mix.” Based on performance through December 31, 2019, amounts in this column reflect overall target level of performance, with maximum performance reflected for ROTCE and threshold performance reflected for Diluted EPS.

(6)	These amounts reflect RSUs granted in March 2019 for the 2018 performance year under the Omnibus Plan, which had three equal installments scheduled to vest on March 1, 2020, 2021 and 2022.

(7)

These amounts reflect PSUs granted in March 2019 for the 2018 performance year under the Omnibus Plan, which were scheduled to vest on March 1, 2022 following the end of the three-year performance period of January 1, 2019 through December 31, 2021, based half on ROTCE and half on Diluted EPS as described earlier in “Compensation Discussion and Analysis—Section 1. Executive Compensation Overview —Variable Compensation Mix.” Based on performance through December 31, 2019, amounts in this column reflect overall performance at 75% of target, with target performance reflected for ROTCE and threshold performance reflected for Diluted EPS.

(8)

This amount reflects an RSU buy-out award granted under the Omnibus Plan as provided under Mr. Woods’ employment agreement, described below in “Termination of Employment and Change in Control—Employment Agreements with our NEOs—Employment Agreements with Other NEOs.” This award had one remaining installment scheduled to vest on March 1, 2020.

Stock Vested in 2019

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)(1)	Value Realized on Vesting($)(2)
Bruce Van Saun(3)	317,976	11,734,417
John F. Woods	44,154	1,633,698
Donald H. McCree III	46,533	1,721,721
Brad L. Conner	50,454	1,866,798
Malcolm Griggs	31,608	1,169,496

(1)	Amounts reflect Company shares issued under the Omnibus Plan in connection with the vesting of equity-based awards in 2019.

(2)	The values reflected in this column were calculated by multiplying the number of shares that vested by the closing price of a Company share on the NYSE on each applicable vesting date during 2019.

(3)

For Mr. Van Saun, the amounts above include the vesting of his one-time special equity award, which was granted in May 2016 half in the form of PSUs and half in the form of RSUs, as described below in “Termination of Employment and Change of Control—Employment Agreement with Our NEOs—Employment Agreement with Mr. Van Saun.”

2019 Pension Benefits

Name	Plan Name	Number of Years Credited Service(2)	Present Value of Accumulated Benefits($)(3)
Bruce Van Saun	-	-	-
John F. Woods	-	-	-
Donald H. McCree III	-	-	-
Brad L. Conner(1)	CFG Pension Plan	4.5411	125,431
Malcolm Griggs	-	-	-

(1)	Mr. Conner was the only NEO eligible to participate in the CFG Pension Plan.

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(2)

After December 31, 2012, there were no further benefit accruals under the CFG Pension Plan. Therefore, an eligible colleague’s actual years of service may be more than such colleague’s years of credited service under the CFG Pension Plan.

(3)

For Mr. Conner, the present value of accumulated benefits at December 31, 2019 was calculated using the same actuarial assumptions used by the Company for GAAP financial reporting purposes, except where different assumptions are required. The following are the key assumptions used: (i) a discount rate of 3.50%; (ii) a retirement age of 65, as required (the earliest unreduced retirement age under the CFG Pension Plan); (iii) the mortality assumption reflects generational mortality improvement using Scale MP-2019 for males; and (iv) no pre-retirement decrements, as required.

2019 Pension Benefits

We sponsor the CFG Pension Plan (formerly RBS Americas Pension Plan) (“Pension Plan”), which is a non-contributory defined benefit pension plan that is qualified under Section 401(a) of the Internal Revenue Code. The Pension Plan was closed to new hires and re-hires effective January 1, 2009 and frozen to all participants and benefit accruals effective December 31, 2012. Regular full-time and part-time colleagues of the Company who were hired before January 1, 2009 and completed one year of service were eligible for benefits under the Pension Plan.

The benefit under the Pension Plan for colleagues is currently calculated using a formula based on a colleague’s “average gross compensation” (defined under the Pension Plan as a participant’s average eligible compensation during five years of employment (whether or not consecutive) prior to December 31, 2012 yielding the highest average), subject to limitations imposed by the Internal Revenue Service. Eligible compensation generally includes all taxable compensation, other than certain equity-based and non-recurring amounts. The formula generally provides for a benefit of 1% of average gross compensation multiplied by each year of the participant’s credited service, with such benefit percentage varying depending on the colleague’s hire date and retirement date, as specified under the Pension Plan. Benefits under the Pension Plan are generally payable in the form of a monthly annuity, though benefits under the Pension Plan may be received as a lump sum payment.

A participant’s pension benefit under the Pension Plan vests in full upon the earlier of completion of five years of service or the attainment of normal retirement date. Normal retirement date is the later of attainment of age 65 or the fifth anniversary of the date the participant commenced participation in the Plan. Participants may begin receiving full retirement benefits on the first day of the month coincident with or immediately following the normal retirement date and may be eligible for reduced benefits if retiring after attainment of age 55 with a minimum of five years of vesting service. Participants who retire after attainment of age 62 with a minimum of twenty years of vesting service are eligible to receive unreduced retirement benefits. Mr. Conner became a participant in the Pension Plan on July 1, 2009. Mr. Conner is eligible to receive early retirement benefits under the Pension Plan following his retirement on March 3, 2020; however, based on his age at date of hire he will never be eligible for unreduced retirement benefits.

2019 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Balance at Last FY ($)
Bruce Van Saun(1)	2,191,820	219,975	9,439,355
John F. Woods	-	-	-
Donald H. McCree III	-	-	-
Brad L. Conner	-	-	-
Malcolm Griggs	-	-	-

(1)

The material terms of the CFG Voluntary Executive Nonqualified Deferred Compensation Plan are described in the narrative below. Executive contributions for Mr. Van Saun in the last fiscal year include the deferred portion of his 2019 base salary ($148,700, which is included in the “Salary” column of the 2019 Summary Compensation Table) and the

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - COMPENSATION MATTERS

deferred portion of his 2019 variable compensation paid in cash during 2020 ($2,043,120, which is included in the “Bonus” column of the 2019 Summary Compensation Table). The aggregate balance at last fiscal year includes $7,396,936 that has been reported as compensation for the CEO in summary compensation tables for previous years.

(2)	For Mr. Van Saun, the amount in this column reflects the earnings on his deferred compensation plan account during 2019.

We sponsor the CFG Voluntary Executive Deferred Compensation Plan, which does not offer any matching contributions or provide for above-market earnings. During 2019, Mr. Van Saun participated in the CFG Voluntary Executive Deferred Compensation Plan and elected to defer 10% of his base salary and 80% of the cash portion of his variable compensation award for the 2019 performance year.

Under the CFG Voluntary Executive Deferred Compensation Plan, eligibility is limited to colleagues who have total compensation in the immediately preceding year equal to or exceeding the Internal Revenue Code Section 401(a)(17) limit for the relevant plan year. Participants are permitted to defer between 1% and 80% of their base salary and annual cash bonus. Participants select the allocation of their accounts among investment indices available under the plan. Our Board has the power to amend the plan at any time, as long as the amount accrued to the date of amendment in any account under the plan is not decreased or otherwise restricted. In addition, following a termination of employment, participants in the CFG Voluntary Executive Deferred Compensation Plan are entitled to receive amounts that have been deferred under that plan.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL

We have entered into an employment agreement with each of our NEOs, the material terms of which are summarized below, including severance provisions. In addition, the treatment of equity-based awards held by our NEOs upon a termination of employment and change of control are summarized below. Please see the Potential Payments Table below for quantification of estimated payments and benefits to which our NEOs would be entitled under various termination scenarios and upon a change of control, in each case, assuming such event occurred on December 31, 2019.

Equity Awards

Equity awards under the Omnibus Plan granted to our NEOs have the following treatment upon termination of employment. Provisions relating to the treatment of Bruce Van Saun’s equity-based awards upon termination of employment (including following a change of control of the Company) are included below in the description of his employment agreement.

•	Termination

RSU Awards - If a participant’s employment with the Company is terminated by the Company without “cause” (as defined in award agreements), or by reason of “disability” or “retirement” (as defined in award agreements), vesting and settlement of awards will continue as originally scheduled subject to the participant not engaging in “detrimental activity” (as defined in award agreements), or “competitive activity” (as defined in award agreements) in the case of disability or retirement, during the remaining vesting period. If a participant voluntarily resigns or is terminated by the Company for cause, unvested awards will be forfeited. All unvested awards will become vested on the date of a participant’s death.

PSU Awards - In the event of a termination by reason of disability or retirement, awards will continue to vest in accordance with the original schedule subject to actual performance and will not be pro-rated based on service, provided the participant does not engage in detrimental activity or competitive activity. In the event of an involuntary termination by the Company of the grantee without cause, awards will continue to vest in accordance with the original schedule subject to actual performance and will not be pro-rated based on service, provided that the termination does not occur prior to the first anniversary of the performance period start date and the participant does not engage in detrimental activity; if the termination occurs prior to the first anniversary of the performance period start date, awards will be

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - COMPENSATION MATTERS

forfeited. If a participant voluntarily resigns or is terminated for cause, unvested awards will be forfeited. Awards will become vested at target on the date of a participant’s death and will not be subject to pro-ration based on service.

•	Change of Control

Omnibus Plan Provisions

In the event of a “change of control” (as defined in the Omnibus Plan and summarized below), except as otherwise provided in the applicable award agreement, the Compensation and HR Committee may provide for:

•	continuation or assumption of outstanding awards under the Omnibus Plan by the Company (if we are the surviving corporation) or by the surviving corporation or its parent;

•	substitution by the surviving corporation or its parent of awards with substantially the same terms and value as such outstanding awards under the Omnibus Plan;

•

acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or conditions deemed met at target) or the right to exercise outstanding awards immediately prior to the date of the change of control and the expiration of awards not timely exercised by the date determined by the Compensation and HR Committee; or

•

in the case of outstanding stock options and SARs, cancelation in consideration of a payment in cash or other consideration equal to the intrinsic value of the award. The Compensation and HR Committee may, in its sole discretion, terminate without the payment of any consideration, any stock options or SARs for which the exercise or hurdle price is equal to or exceeds the per share value of the consideration to be paid in the change of control transaction.

Under the Omnibus Plan, except as otherwise provided in a participant’s award agreement, change of control generally means the occurrence of one or more of the following events:

•	the acquisition of more than 50% of the combined voting power of our outstanding securities (other than by an employee benefit plan or trust maintained by the Company);

•	the replacement of the majority of our directors during any 12-month period;

•

the consummation of our merger or consolidation with another entity (unless our voting securities outstanding immediately before such transaction continue to represent at least 50% of the combined voting power and total fair market value of the securities of the surviving entity, or if applicable, the ultimate parent thereof, outstanding immediately after such transaction); or

•

the transfer of our assets having an aggregate fair market value of more than 50% of the fair market value of the company and our subsidiaries immediately before such transfer, but only to the extent that in connection with such transfer or within a reasonable period thereafter, our stockholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the fair market value of the Company and our subsidiaries immediately before such transfer.

RSU and PSU Award Agreements

Upon a change of control, PSUs will be assessed to determine the actual number earned as of the date of the change of control and the earned portion will remain subject to time-based vesting conditions until the end of the original vesting period. If within 12 months following a change of control, the participant’s employment is terminated by the Company without cause or the participant resigns for “good reason” (as defined in award agreements), RSUs and PSUs will fully vest and be settled immediately following the termination, with the level of performance for PSUs measured as of the change of control.

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Severance

The severance to which our NEOs are entitled in various circumstances is governed by their employment agreements, which are described below in “—Employment Agreements with Our NEOs.” None of our NEOs’ employment agreements provides for excise tax gross-ups in connection with a change of control.

In addition to severance pay, under our severance practice our NEOs would also be entitled to receive benefits under our then-existing health and welfare plans for one month at active colleague rates, prior to the start of the COBRA continuation period. Outplacement services would also be offered for 12 months. We may amend or terminate this practice at any time.

Employment Agreements with Our NEOs

The material terms of the agreements entered into with our NEOs are summarized below.

Employment Agreement with Mr. Van Saun

In light of UK and European remuneration regulations ceasing to apply to the Company in late 2015, we entered into an amended employment agreement with Mr. Van Saun on May 5, 2016. The Compensation and HR Committee’s objective was to put into place an arrangement that balanced its former obligations under Mr. Van Saun’s prior agreement and achieved the following positive results for the Company: (i) motivates and rewards Mr. Van Saun for the achievement of our strategic objectives; (ii) provides additional retentive value; and (iii) aligns terms and conditions more closely with US market practice.

The agreement has an initial five-year term that will be extended automatically for a subsequent two-year term unless either party provides at least 12 months notice to terminate. There is no further opportunity for automatic renewal beyond the additional two-year term. In the event of Mr. Van Saun’s voluntary resignation, he would be required to provide the Company at least six months notice in order to effectuate an orderly handover of duties.

Pursuant to the agreement, Mr. Van Saun is entitled to receive an annual base salary of $1,487,000 and has a target total compensation opportunity of $9.94 million, which was most recently increased from $9.0 million in June 2019 in light of the subsequent increases to median CEO compensation in our peer group. The form and terms of Mr. Van Saun’s variable compensation are to be determined annually by the Compensation and HR Committee. In addition, Mr. Van Saun is eligible to participate in employee benefits available to the Company’s senior executives generally.

The agreement also provided Mr. Van Saun with a one-time equity award with a target value of $3 million, as consideration for the elimination of the annual fixed cash pension benefit allowance of approximately $550,000 provided under his prior contract. This award vested in May 2019. The assessment of this award was discussed in our proxy statement filed on March 8, 2019.

Under the terms of his agreement, Mr. Van Saun is also entitled to the following payments and benefits upon termination of employment in various scenarios, in each case, subject to execution and non-revocation of a release in our favor:

Termination without cause or resignation for good reason absent a change of control

Mr. Van Saun would receive a lump sum cash severance payment equal to two times his base salary and would also receive a pro-rata portion of his target cash bonus for the year of termination to be paid when cash bonuses are paid to other executives, in each case, subject to an orderly handover of duties. In addition, his outstanding unvested equity awards would continue to vest on their original schedule, with PSUs subject to actual performance and, in each case, subject to Mr. Van Saun not engaging in detrimental activity for 12 months post-termination. It should be noted that the Company’s election not to renew the agreement for an additional two-year term would constitute a termination without cause.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - COMPENSATION MATTERS

Termination without cause or resignation for good reason following a change of control

In the event of a qualifying termination of employment occurring within 24 months following a change of control, Mr. Van Saun would receive a lump sum cash severance payment equal to three times the sum of his base salary and his target cash bonus for the year of termination, plus a pro-rata portion of his target cash bonus for the year of termination. Upon the change of control, Mr. Van Saun’s PSUs would be frozen at target performance level, but not accelerated. Following the subsequent qualifying termination, all of Mr. Van Saun’s outstanding equity awards would immediately vest and be paid. The agreement also provides that if any payments or benefits to Mr. Van Saun (whether or not under the employment agreement) would be considered parachute payments pursuant to Internal Revenue Code Section 280G, these payments and benefits would be reduced to the extent necessary to avoid triggering the excise tax under Internal Revenue Code Section 4999 unless he would be better off (on an after-tax basis) if he received all payments and benefits due and paid all excise and income taxes. The employment agreement does not provide any gross-up for excise taxes.

Resignation without Good Reason (Retirement)

Mr. Van Saun currently meets the Company’s retirement rule as his age plus years of service equals or exceeds 65, with a minimum of at least five years of service. In connection with Mr. Van Saun’s retirement, he would be required to provide at least six months notice and effectuate an orderly handover of duties. At the time of termination, if the Company requires Mr. Van Saun to work during the notice period, the Company and Mr. Van Saun would mutually agree on how a pro-rata portion of his variable compensation (excluding performance-based awards) for the year in termination would be payable. Outstanding unvested equity awards would continue to vest on their original schedule, with PSUs subject to actual performance and, in each case, subject to Mr. Van Saun not engaging in competitive activity during the remaining vesting period or specified detrimental activity for 12 months post-termination.

Death

Mr. Van Saun’s estate would receive his base salary through the end of the month in which his death occurs as well as a pro-rata portion of his target cash bonus. In addition, his outstanding equity awards would immediately vest and be paid, with PSUs vesting at target level.

Disability

Mr. Van Saun would continue to receive his base salary up to the date he becomes eligible for long-term disability benefits under the Company’s plan (currently, six months from the date of disability) and, in addition, his outstanding unvested equity awards would continue to vest on their original schedule, with PSUs subject to actual performance and, in each case, subject to Mr. Van Saun not engaging in competitive activity during the remaining vesting period or specified detrimental activity for 12 months post-termination.

Mr. Van Saun is subject to a perpetual confidentiality covenant. In addition, Mr. Van Saun is subject to non-competition and non-solicitation covenants. The non-competition covenant applies for six months post-termination, concurrent with any notice period, in the event of a termination without cause or resignation for good reason. For this purpose, competitors are defined to include the following companies: J.P. Morgan Chase, Bank of America Corporation, Citigroup Inc., Wells Fargo & Company, U.S. Bancorp, Regions Financial Corporation, M&T Bank Corporation, PNC Financial Services Group, Fifth Third Bancorp, SunTrust Banks, Inc., Comerica Corporation, KeyCorp, BB&T Corporation, Capital One Financial Corp. and TD Bank Financial Group. The non-solicitation covenant prohibits solicitation of colleagues as well as customers and prospective clients for 12 months post-termination, concurrent with any notice period, in the event of a termination without cause or resignation for good reason.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - COMPENSATION MATTERS

The agreement includes the following definitions of cause and good reason:

“Cause” includes: (i) any indictment for, conviction of, plea of guilty or nolo contendere to by Mr. Van Saun for the commission of: (a) any felony, (b) any criminal offense within the scope of Section 19 of the Federal Deposit Insurance Act, 12 U.S. C. § 1829; or (c) a misdemeanor involving dishonesty; (ii) if Mr. Van Saun willfully commits a material breach of his obligations under his employment agreement or repeats or continues after written warning any material breach of his obligations under his employment agreement, or is, in the opinion of the Board, guilty of gross misconduct which brings him or the company or any of its affiliates into disrepute; (iii) if Mr. Van Saun is guilty of dishonesty in the conduct of his duties under his employment agreement, gross incompetence, willful neglect of duty, or of mismanagement of his financial affairs through failure to observe the company’s rules and procedures for the operation of bank accounts and/or borrowing; (iv) if Mr. Van Saun commits any act of bankruptcy or takes advantage of any statute for the time being in force offering relief to insolvent debtors; or (v) if, as a result of any default on the part of Mr. Van Saun, he is prohibited by law from acting as an officer of the company or any of its affiliates.

“Good Reason” includes a material breach of the employment agreement by the company, or a substantial diminution or other substantial adverse change, not consented to by Mr. Van Saun, in the nature or scope of his responsibilities, authorities, powers, functions or duties or in his base salary, except that removal of the role of Chairman of the Company from his duties shall not amount to good reason.

Employment Agreements with Other NEOs

Each of Messrs. Woods, McCree, Conner and Griggs has entered into an employment agreement with the Company. These agreements generally provide for the terms of each executive’s compensation arrangement, including salary and variable compensation, vacation and eligibility for other health and welfare benefits. Under each executive’s agreement, the executive is subject to a notice period with regard to his intent to resign (120 days for Messrs. Woods, McCree and Conner and 90 days for Mr. Griggs). In addition, each of the agreements contains covenants regarding the non-solicitation of customers and colleagues that apply for 12 months following a termination of employment for any reason.

The agreements provide that the executive is entitled to a minimum payment of 26 weeks of base salary in the event he is made redundant or is terminated by the Company without “cause” (as defined in the agreements), subject to the execution and non-revocation of a release in favor of the Company. This level of severance is consistent with severance available to all executives. In addition, the agreements each provide for double trigger severance in the event of a qualifying termination following a change of control. The decision to provide this severance was made in 2017 following a review of peer practice and to achieve parity among members of senior management. In the event of a termination by the Company without “cause” (as defined in the agreements) or resignation by the executive with “good reason” (as defined in the agreements) within 24 months following a change of control, each of Messrs. Woods, McCree, Conner and Griggs will receive severance consisting of: (i) two times the sum of his current base salary and average cash bonus received during the prior three years, plus (ii) a pro-rata cash bonus for the year in which termination occurs, also based on the average cash bonus during the prior three years.

The agreements in place for Messrs. Woods and McCree also provide that, for purposes of calculating retirement eligibility under the Company’s various plans, each executive will be credited with an additional five years of service. Pursuant to Mr. Woods’ agreement, his target variable compensation is $2.7 million and when he joined the Company he was granted a $7 million buy-out award in order to compensate him for the bonus which would have otherwise been paid to him by his former employer for the 2016 year and the value of awards he forfeited in connection with his resignation. Of that amount, $3 million was paid in cash on March 31, 2017 and $4.66 million was granted in the form of RSUs with a three year vesting schedule (as of December 31, 2019 there was one remaining installment scheduled to vest on March 1, 2020 (32,956 units)), with the increase in award value from $4 million to $4.66 million due to the difference between the initial valuation and the grant date values.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - COMPENSATION MATTERS

The agreements include the following definitions of cause and good reason:

“Cause” includes (i) any conviction (including a plea of guilty or of nolo contendere or entry into a pre-trial diversion program) for the commission of a felony or any conviction of any criminal offense within the scope of Section 19 of the Federal Deposit Insurance Act, 12 U.S.C. § 1829; (ii) an act of gross misconduct, fraud, embezzlement, theft or material dishonesty with the executive’s duties or in the course of employment with the Company or an affiliate; (iii) failure on the part of executive to perform his employment duties in any material respect, which is not cured to the reasonable satisfaction of the Company within thirty (30) days after the executive receives written notice of such failure; (iv) the executive’s violation of the provisions of his employment agreement relating to non-solicitation, confidentiality, ownership of materials, duty to return company property or intellectual property rights; and/or (v) the executive makes any material false or disparaging comments about the Company or any Company affiliate, or any Company or Company affiliate employee, officer, or director, or engages in any such activity which in the opinion of the Company is not consistent with providing an orderly handover of the executive’s responsibilities.

“Good Reason” includes a material diminution in the executive’s authority, duties, or responsibilities, a material diminution in the executive’s base salary other than a general reduction in base salary that affects all similarly situated colleagues, or a relocation of the executive’s principal place of employment by more than fifty (50) miles from his current principal place of employment, unless the new principal place of employment is closer to the executive’s home address.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - COMPENSATION MATTERS

Potential Payments Table

The following table summarizes estimated payments and benefits that would be provided to our NEOs pursuant to their employment agreements, our severance practice and the terms of outstanding awards, in connection with a termination of employment under various scenarios or a change of control, assuming such event occurred on December 31, 2019.

For a summary of the material terms of the outstanding equity awards, the severance to which NEOs’ would be entitled, and the terms and conditions of our NEOs’ employment agreements, see “—Equity Awards”, “—Severance” and “—Employment Agreements with our NEOs” above.

Name	Voluntary Termination ($)		Voluntary Termination with Good Reason ($)		Not for Cause Termination ($)		For Cause Termination ($)	Change in Control Not for Cause Termination ($)		Change in Control Good Reason Resignation ($)		Change in Control Only (No Related Termination) ($)	Death ($)		Disability ($)		Retirement ($)
Bruce Van Saun
Cash Payment	4,256,500	(6)	5,509,900	(7)	5,509,900	(7)	-	14,604,600	(8)	14,604,600	(8)	-	2,535,900	(9)	743,500	(10)	4,256,500	(6)
Equity Awards(1)(2)	16,372,328		16,372,328		16,372,328		-	16,372,328		16,372,328		-	16,372,328		16,372,328		16,372,328
Health Benefits(3)	-		1,308		1,308		-	1,308		1,308		-	-		-		-
Outplacement Services(4)	-		7,225		7,225		-	7,225		7,225		-	-		-		-
Total	20,628,828		21,890,761		21,890,761		-	30,985,461		30,985,461		-	18,908,228		17,115,828		20,628,828
John F. Woods
Cash Payment	-		-		350,000	(11)	-	4,047,500	(12)	4,047,500	(12)	-	-		-		-
Equity Awards(1)(5)	-		-		3,592,117		-	5,238,446		5,238,446		-	5,238,446		5,238,446		5,238,446
Health Benefits(3)	-		-		1,198		-	1,198		1,198		-	-		-		-
Outplacement Services(4)	-		-		7,225		-	7,225		7,225		-	-		-		-
Total	-		-		3,950,540		-	9,294,369		9,294,369		-	5,238,446		5,238,446		5,238,446
Donald H.
McCree III
Cash Payment	-		-		350,000	(11)	-	4,340,000	(12)	4,340,000	(12)	-	-		-		-
Equity Awards(1)(5)	-		-		4,972,167		-	6,796,855		6,796,855		-	6,796,855		6,796,855		6,796,855
Health Benefits(3)	-		-		1,265		-	1,265		1,265		-	-		-		-
Outplacement Services(4)	-		-		7,225		-	7,225		7,225		-	-		-		-
Total	-		-		5,330,657		-	11,145,345		11,145,345		-	6,796,855		6,796,855		6,796,855
Brad L. Conner
Cash Payment	-		-		350,000	(11)	-	3,567,500	(12)	3,567,500	(12)	-	-		-		-
Equity Awards(1)(5)	-		-		3,691,490		-	5,036,005		5,036,005		-	5,036,005		5,036,005		5,036,005
Health Benefits(3)	-		-		1,198		-	1,198		1,198		-	-		-		-
Outplacement Services(4)	-		-		7,225		-	7,225		7,225		-	-		-		-
Total	-		-		4,049,913		-	8,611,928		8,611,928		-	5,036,005		5,036,005		5,036,005
Malcolm Griggs
Cash Payment	-		-		262,500	(11)	-	2,962,000	(12)	2,962,000	(12)	-	-		-		-
Equity Awards(1)(5)	-		-		1,956,590		-	2,496,581		2,496,581		-	2,496,581		2,496,581		2,496,581
Health Benefits(3)	-		-		859		-	859		859		-	-		-		-
Outplacement Services(4)	-		-		7,225		-	7,225		7,225		-	-		-		-
Total	-		-		2,227,174		-	5,466,665		5,466,665		-	2,496,581		2,496,581		2,496,581

(1)

These amounts reflect the value of equity-based awards expected to vest, with values determined by multiplying the number of shares subject to outstanding awards by $40.61, which is the closing price of a Company share on the NYSE on December 31, 2019. In circumstances where PSUs are expected to vest: (i) 2017 awards are reflected based on the actual level of performance assessed by the Compensation and HR Committee on February 12, 2020 and (ii) 2018 and 2019 awards are reflected at target.

(2)

For a description of the treatment of Mr. Van Saun’s outstanding equity awards, please see “—Termination of Employment and Change of Control—Employment Agreements with our NEOs—Employment Agreement with Mr. Van Saun.”

(3)

These amounts reflect the cost of COBRA benefit continuation coverage for one month under the plan in which the particular executive is enrolled, less the monthly active colleague rate for those benefits. This represents the benefit received by the NEOs as a result of receiving coverage at active colleague rates for one month, when they would have otherwise been required to elect COBRA to receive continued coverage.

(4)	These amounts reflect the cost for us to provide outplacement services for executive level colleagues for 12 months under our outplacement policy.

(5)	For a description of the treatment of outstanding equity awards held by NEOs other than Mr. Van Saun, please see “—Termination of Employment and Change of Control—Equity Awards.”

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - COMPENSATION MATTERS

(6)

This amount includes a pro-rata portion of Mr. Van Saun’s 2019 variable compensation, excluding performance-based awards. Because the assumed termination date is December 31, 2019, the full award is reflected, based on the amount of his variable compensation and related mix for the 2019 performance year.

(7)

This amount reflects the sum of (i) two times Mr. Van Saun’s base salary and (ii) a pro-rata portion of his target cash bonus for 2019. Because the assumed termination date is December 31, 2019, the full award is reflected, based on the amount of his target variable compensation and related mix for the 2019 performance year.

(8)

This amount reflects (i) three times the sum of Mr. Van Saun’s (a) base salary and (b) 2019 target cash bonus, plus (ii) a pro-rata portion of his target cash bonus for 2019. Because the assumed termination date is December 31, 2019, the full award is reflected, based on the amount of his target variable compensation and related mix for the 2019 performance year.

(9)

This amount reflects a pro-rata portion of Mr. Van Saun’s target cash bonus for 2019. Because the assumed termination date is December 31, 2019, the full award is reflected, based on the amount of his target variable compensation and related mix for the 2019 performance year. Although Mr. Van Saun’s estate would also receive continuation of base salary for the month in which his death occurs, no salary has been included in this table because a termination date of December 31, 2019 is assumed.

(10)	This amount reflects six months of base salary, which would be paid to Mr. Van Saun prior to his receipt of long-term disability benefits.

(11)	This amount reflects 26 weeks of base salary.

(12)

This amount reflects (i) two times the sum of (a) base salary and (b) the average cash bonus paid for 2019, 2018 and 2017, plus (ii) a pro-rata portion of the average cash bonus paid for 2019, 2018 and 2017. Because the assumed termination date is December 31, 2019, the full 2019 award is reflected, based on the amount of each NEO’s variable compensation and related mix for the 2019 performance year.

Mr. Conner ceased to serve as Head of Consumer Banking effective as of January 27, 2020 and retired from the Company on March 3, 2020. The Compensation and HR Committee decided that Mr. Conner’s 2019 variable compensation should be awarded in the form of restricted stock units and cash, as described earlier in “Section 3: NEO Compensation for the 2019 Performance Year.” Consistent with the termination table, Mr. Conner will not be receiving any cash payment from the Company in connection with his retirement.

ROLE OF RISK MANAGEMENT IN COMPENSATION

The Company acknowledges that there are inherent risks associated with executive compensation and has taken a multi-faceted approach to manage those risks, including the following:

Risk-Mitigating Compensation Governance

• Executives are prohibited from hedging and pledging Company securities.

•   The Compensation and HR Committee performs an annual risk assessment of our compensation policies and practices for all of our colleagues and, as part of that review, engages an independent third party to conduct a risk assessment of our incentive compensation plans every three years.

• Equity compensation awards are subject to potential forfeiture or clawback in connection with our Accountability Review Panel process, including as a result of risk-related events.

Compensation Design That Drives a Culture of Risk Management

• Executives are awarded a meaningful portion of their compensation in the form of long-term equity awards.

•   Between 50%-70% of long-term awards for executives are awarded in the form of PSUs that vest following a three-year performance period depending on achievement against pre-established performance criteria and performance relative to peers.

• Equity compensation awards do not accelerate in the event of retirement or change of control.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - COMPENSATION MATTERS

Executives are Subject to an Independent Review of Risk Performance Conducted by our Chief Risk Officer

• The Chief Risk Officer conducts an annual review of executives’ risk performance.

•   Inputs to this review include a risk performance questionnaire designed by the Chief Risk Officer and completed by second line of defense Risk partners who have worked closely with the executive, audit results, conduct risk metrics, and executives’ self-evaluations against risk objectives.

• The resulting risk score is taken into consideration by the Compensation and HR Committee in determining executives’ compensation.

Based on the Compensation and HR Committee’s most recent review of our compensation policies and practices for all of our colleagues, it has concluded that our compensation policies and practices are not reasonably likely to have a material adverse impact on the Company.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing this disclosure regarding the relationship of the annual total compensation of our colleagues and the annual total compensation of Bruce Van Saun, our Chief Executive Officer.

In accordance with the rule, we are using the same median employee identified in the proxy statement for last year’s annual meeting of stockholders because there has been no change in our employee population or our employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.

For 2019, our last completed fiscal year:

•	the median of the annual total compensation of all colleagues of our Company (other than our CEO) was $66,497; and

•	the annual total compensation of our CEO, as reported in the 2019 Summary Compensation Table included in this Proxy Statement, was $9,898,442.

Based on this information, for 2019 the reasonably estimated ratio of the annual total compensation of Mr. Van Saun, our Chief Executive Officer, to the median of the annual total compensation of all colleagues, calculated in a manner consistent with Item 402(u) of Regulation S-K, was 149 to 1.

These amounts have been calculated in accordance with the requirements of Item 402(u) of Regulation S-K and, for our CEO, is consistent with the amount reported in the “Total” column of our 2019 Summary Compensation Table included in this proxy statement.

DIRECTOR COMPENSATION

The Citizens Financial Group, Inc. Non-Employee Director Compensation Policy (“Director Compensation Policy”) governs the compensation of our non-employee directors. The Director Compensation Policy is reviewed on an annual basis by the Compensation and HR Committee, together with its independent compensation consultant, CAP, who reviews our program to ensure consistency with sound governance practices and makes recommendations, as appropriate. The Compensation and HR Committee reviews market data and recommendations provided by CAP and considers their advice on industry best practice when making decisions regarding director compensation. Any changes to director compensation are approved by the Compensation and HR Committee in addition to the Nominating and Corporate Governance Committee and the full Board.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - COMPENSATION MATTERS

Following the review of director compensation in April 2019, the following modest increases were made to our director compensation policy: annual cash retainer increased $5,000 (to $90,000); equity retainer increased $5,000 (to $130,000); lead director retainer increased $10,000 (to $40,000); and Compensation and HR Committee chair retainer increased $5,000 (to $25,000). These changes were approved by the Compensation and HR Committee, the Nominating and Corporate Governance Committee, and the full Board and were effective as of our annual meeting of stockholders held on, April 25, 2019. The director compensation program provides additional compensation for leadership positions on the Board, including lead director and committee chair roles. Below is a summary of the elements of our director compensation program, as amended:

Element of Compensation	Amount
Annual Retainer (cash)	$90,000
Annual Restricted Stock Unit Award (equity)	$130,000
Lead Director Retainer (cash)	$40,000
Audit Committee Member Retainer (cash)	$10,000
Audit Committee Chair Retainer (cash)	$35,000
Risk Committee Chair Retainer (cash)	$30,000
Compensation and HR Committee Chair Retainer (cash)	$25,000
Nominating & Corporate Governance Committee Chair Retainer (cash)	$20,000

On the date of each annual meeting of our stockholders, each non-employee director receives a grant of RSUs under the Citizens Financial Group, Inc. 2014 Non-Employee Directors Compensation Plan (“Directors Plan”), having a fair market value of $130,000, as compensation for their service until the next annual meeting. RSUs vest immediately as of the grant date, subject to the terms and conditions of the Directors Plan and the applicable award agreement. Director RSUs are not settled until a director’s cessation of service. To the extent dividends are declared between the grant and ultimate settlement date, dividend equivalents are reinvested into additional RSUs with the same terms and conditions as the related award.

Non-employee directors are subject to stock ownership guidelines requiring that they hold shares with a value at least equal to five times their annual cash retainer (which was increased from 4x during 2019) within five years following their service start date. As mentioned above, director RSUs are subject to mandatory deferral and are not settled until a director’s cessation of service. The types of awards that count toward meeting this requirement are consistent with those applicable to executives, as discussed above in “Compensation Discussion and Analysis—Section 5. Governance Policies and Practices—Stock Ownership and Retention Guidelines.”

Directors may defer up to 100% of their cash compensation under our Directors Deferred Compensation Plan. Contributions to this plan are credited with interest on a monthly basis, based on the applicable interest crediting rate. The interest crediting rate is the annualized average yield on the United States Treasury bond 10-year constant maturity for the immediately preceding calendar quarter plus two percent (2%), which is then divided by 12 to determine the monthly interest crediting rate. There are no Company contributions to this plan and no above-market or preferential earnings on compensation deferred pursuant to this plan.

Directors are also eligible to receive matching charitable contributions as part of our general matching charitable contribution program. Under this program, to the extent directors choose to make charitable contributions to qualifying charitable organizations the Company matches those contributions dollar-for-dollar up to an annual limit of $5,000. Our non-employee directors do not participate in our employee benefit programs. In addition, directors receive reimbursement of business expenses incurred in connection with their attendance at meetings.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - COMPENSATION MATTERS

2019 Director Compensation Table

The following table shows compensation for our non-employee directors during 2019. As described above, the Director Compensation Policy was amended effective April 25, 2019. Prior to that date, directors were compensated in accordance with the prior version of our Director Compensation Policy.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	Other Compensation($)(5)	Total Compensation($)
Mark Casady	88,333	139,612	-	227,945
Christine M. Cumming	88,333	139,612	-	227,945
Anthony Di Iorio(1)	31,667	1,272	-	32,939
William P. Hankowsky	98,333	139,612	-	237,945
Howard W. Hanna III(2)	98,333	139,612	5,000	242,945
Leo I. Higdon	115,000	139,612	5,000	259,612
Edward J. Kelly III(3)	81,250	163,194	-	244,444
Charles J. Koch	128,333	139,612	-	267,945
Terrance J. Lillis(3)	90,417	163,194	5,000	258,611
Arthur F. Ryan(1)	45,000	1,272	-	46,272
Shivan Subramaniam(2)	135,000	139,612	5,000	279,612
Wendy A. Watson(2)	133,333	139,612	5,000	277,945
Marita Zuraitis	88,333	139,612	-	227,945

(1)	Mr. Di Iorio and Mr. Ryan each retired at the conclusion of our April 25, 2019 stockholders meeting.

(2)

During 2019, Mr. Hanna elected to defer 50% of his cash fees and each of Mr. Subramaniam and Ms. Watson elected to defer all of their cash fees pursuant to our Directors Deferred Compensation Plan. For a summary of material terms of the plan, see “Director Compensation” above.

(3)	Mr. Kelly and Mr. Lillis each joined the Board on February 1, 2019 and were appointed to their committee memberships as of April 1, 2019.

(4)

Our non-employee directors were granted RSUs on April 25, 2019, the date of our 2019 annual stockholders meeting, and also received dividend equivalent units throughout the year relating to certain outstanding awards. In addition, Mr. Kelly and Mr. Lillis each received an RSU grant upon the commencement of their service on February 1, 2019 as compensation for their services from their start date through the date of our 2019 annual stockholders meeting. The amounts shown in this column reflect the grant date fair market value of the RSUs and dividend equivalent units granted to the directors during 2019, calculated in accordance with FASB ASC 718, using the valuation methodology and assumptions set forth in Note 17 to the Company’s consolidated financial statements included in its 2019 Annual Report on Form 10-K, which are hereby incorporated by reference.

(5)	Amounts in this column reflect matching charitable contributions made by the Company on behalf of directors during 2019.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - AUDIT MATTERS

AUDIT MATTERS

PROPOSAL 3

Ratify the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year 2020 The Board recommends a vote FOR this proposal

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, as the independent auditor to perform an integrated audit of the Company for the fiscal year ending December 31, 2020. Deloitte served as our independent auditor for the fiscal year ended December 31, 2019 and has served as our independent auditor since becoming a public company in 2014 and prior to that as a privately held company since 2000.

The Audit Committee periodically considers the rotation of the external auditor to ensure independence. In determining whether to retain Deloitte, the Audit Committee considers, among other things, the firm’s independence, objectivity, professional skepticism, qualifications, expertise and performance on the Company’s audit which is evaluated annually. In addition, the Audit Committee oversees the rotation of the lead audit partner as mandated by SEC requirements and is directly involved in the selection of a new lead audit partner. The current lead audit partner was appointed in 2016 in preparation for the 2017 audit. The next rotation is scheduled for 2021 and the new appointment will begin in conjunction with the 2022 audit. The Audit Committee also has oversight of the audit firm fee negotiation process and is responsible for approving audit fees.

The Board believes that the reappointment of Deloitte as the independent registered public accounting firm for fiscal year 2020 is in the best interests of the Company and its stockholders. Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. However, the Board believes that obtaining stockholder ratification of the appointment is a sound corporate governance practice. If the stockholders do not vote in favor of Deloitte, the Audit Committee will reconsider the appointment and in doing so, assess the impact of changing the auditor and the appropriate timing for doing so. The Audit Committee may retain Deloitte or hire another firm without resubmitting the matter for stockholders to approve. The Audit Committee retains the discretion at any time to appoint a different independent auditor.

Representatives of Deloitte are expected to be present at the Annual Meeting, available to respond to appropriate questions and will have the opportunity to make a statement if they desire.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to assist Citizens Financial Group, Inc.’s (the “Company”) Board of Directors (the “Board”) in its oversight of (i) the integrity of the financial statements of the Company, (ii) the appointment, compensation, retention and evaluation of the qualifications, independence and performance of the Company’s independent external auditor, (iii) the performance of the Company’s internal audit function, and (iv) compliance by the Company with legal and regulatory requirements.

The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board on February 14, 2019. As set forth in the Charter, management of the Company is primarily responsible for the adequacy and effectiveness of the Company’s financial reporting process, systems of internal accounting and financial controls. Deloitte & Touche LLP (“Deloitte”), the Company’s independent auditor for 2019, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - AUDIT MATTERS

In this context, the Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements for the year ended December 31, 2019.

The Audit Committee has discussed with Deloitte the matters that are required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) standards and NYSE requirements. Deloitte has provided to the Audit Committee the written disclosures and the PCAOB-required letter regarding the independent accountant’s communications with the Committee concerning independence, and the Committee has discussed with Deloitte their independence giving consideration to the provision of audit and non-audit services and fees paid to the firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2019 be included in the Company’s 2019 Annual Report on Form 10-K, for filing with the Securities and Exchange Commission. This report is provided by the following independent directors, who comprise the Audit Committee:

Wendy A. Watson (Chair) William P. Hankowsky Howard W. Hanna III	Leo I. Higdon Charles J. Koch Terrance J. Lillis

February 12, 2020

PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

The Audit Committee approves in advance all audit, audit-related, tax, and other services performed by the independent auditors. The Audit Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service has previously been pre-approved, the Audit Committee must approve that specific service before the independent auditors may perform it. In addition, separate approval is required if the amount of fees for any pre-approved category of service exceeds the fee thresholds established by the Audit Committee. The Audit Committee may delegate to the chair or any independent member of the Audit Committee pre-approval authority with respect to permitted services, provided that the member must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All fees described below were pre-approved by the Audit Committee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table presents fees paid by the Company for services performed by its independent registered public accounting firm, Deloitte, and its affiliates for the years ended December 31, 2019 and 2018.

	2019	2018
Audit fees	$5,743,000	$5,597,000
Audit-related fees(1)	960,391	983,665
Tax fees(2)	487,513	417,496
All other fees(3)	132,000	-

Total	$7,322,904	$6,998,161

(1)

Includes required compliance services associated with several of the Company’s lending programs (e.g., Ginnie Mae, Housing and Urban Development (HUD), Uniform Single Attestation Program (USAP) and the Family Education Loan Program) and Statement on Standards for Attestation Engagements (SSAE) No. 16 reports for the Company’s cash management clients, and services provided in conjunction with the Company’s 401k and Pension audits.

(2)	Includes aggregate fees billed for tax services, including tax compliance, planning and consulting.
(3)	Represents fee for access to the independent accounting firm’s subscription research tool.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - MANAGEMENT PROPOSALS

MANAGEMENT PROPOSALS

PROPOSAL 4

Management Proposal to Amend the Company’s Certificate of Incorporation to Provide Stockholders with the Right to Call a Special Meeting The Board recommends a vote FOR this proposal

The Board is seeking stockholder approval to amend certain provisions of our Amended and Restated Certificate of Incorporation (the “Charter”). The amendments will provide stockholders holding 25 percent of the outstanding shares the ability to direct the Company to call a special meeting of stockholders pursuant to the amended Bylaws which have been adopted by the Board and will become effective upon stockholder approval of the proposed changes to the Charter and the filing of the amended and restated Charter with the Secretary of State of the State of Delaware.

Special Meeting Charter Provision

The amendment to the Charter will provide that holders of at least 25 percent of the voting power of all outstanding shares of common stock of the Company may require the Company to call a special meeting of stockholders, subject to applicable provisions of the Bylaws (which are described below). The right of stockholders to call a special meeting will be in addition to the existing right for such a meeting to be called by the Chairman of the Board, the Chief Executive Officer of the Company or a majority of the Board. The proposed amended special meeting provisions set forth in Article 7, Section 7.01 of the Charter are attached to this Proxy Statement as Appendix A and shown in blue text. No changes are being made to the Certificates of Designation for Series A through E of our preferred stock, which provide for the terms of each series and as such these Certificates of Designation have been omitted from Appendix A. The Certificates of Designation will be attached to the amended and restated Charter and filed with the Secretary of State of the State of Delaware, subject to approval of this proposal by the stockholders. The Certificates of Designation can be viewed on the corporate governance section of our website at www.citizensbank.com/investor-relations.

Special Meeting Bylaw

The amended special meeting bylaw which has been adopted by the Board and will become effective upon stockholder approval of the amended Charter and the filing of the amended Charter with the Secretary of State of the State of Delaware, is set forth in Article 2, Section 2.03 of the Company’s Bylaws and may be summarized as follows:

•

One or more stockholders of record, that together have continuously held at least 25 percent of the voting power of all outstanding common stock of the Company for at least one year as of the date such request is delivered, have the ability to require the Company to call a special meeting of its stockholders.

•

For the purpose of determining ownership, stockholders seeking to call a special meeting must possess both (i) full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. Ownership includes common stock held in the name of a nominee or other intermediary so long as the person claiming ownership of such common stock retains the right to instruct how the common stock is voted with respect to the election of directors and possesses the full economic interest in the common stock. Ownership will not include common stock sold in any transaction that has not been settled or closed, that a person has borrowed or purchased pursuant to an agreement or obligation to resell, or subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement.

•

In addition to eligibility information specific to the right of stockholders to call special meetings, stockholders seeking to call a special meeting would be required to provide a statement regarding the specific purpose(s) of the meeting, the matters proposed to be acted on at it, the reasons for conducting such business at the meeting and any material interest in such business of the stockholders requesting the meeting.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - MANAGEMENT PROPOSALS

•	The date of any special meeting as fixed by the Board of Directors must not be more than 90 days after the date on which the request is validly received by the Secretary.

•

Business to be transacted at a special meeting requested by stockholders will be limited to the purpose stated in the written request for such special meeting, subject to any additional matters to be submitted by the Board of Directors at the meeting. If none of the stockholders validly requesting the special meeting is present at the special meeting to present the proposed business, such business need not be presented for a vote at such special meeting.

•	The special meeting right is subject to certain limitations designed to prevent duplicative and unnecessary meetings. A special meeting request would not be valid if:

—

the proposed meeting relates to an item of business that is the same or substantially similar to any item of business that is to be, or could be, brought before an annual or special meeting of stockholders to be held within 90 days of receiving the request for a special meeting;

—	two or more special meetings called pursuant to the request of stockholders have been held within the 12-month period prior to the delivery of a special meeting request;

—

the request for a special meeting is delivered within a period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting;

—

the proposed meeting relates to an item of business that is the same or substantially similar to an item of business that was presented at any meeting of stockholders held within 120 days prior to the delivery of a special meeting request;

—	the proposed meeting relates to an item of business that is not a proper subject for action by the stockholders under applicable law; or

—	the special meeting request was made in a manner that violates Regulation 14A under the Exchange Act or other applicable law, or otherwise does not comply with the special meeting bylaw provisions.

The amended special meeting bylaw does not require stockholder action. If stockholders do not approve the amendment to the Charter, the amended special meeting bylaw will not take effect. The special meeting bylaw may be further amended by the Board or stockholders as provided in the Bylaws.

Board Consideration of Stockholder Special Meeting Rights

The Board believes that providing stockholders with the right to request a special meeting with a threshold of 25 percent ownership, along with specified procedural requirements and limitations, strikes a reasonable balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders, including stockholders with special interests, could call one or more special meetings that could result in unnecessary financial expense and disruption to our business. The Board believes that special meetings should only be called to consider extraordinary events that are of interest to a broad base of stockholders and that cannot be delayed until the next annual meeting. Additionally, preparing for a stockholder meeting requires significant attention of our directors, officers and employees, diverting their attention away from performing their primary function of operating the Company’s business in the best interests of our stockholders. Likewise, the Board believes that only stockholders with a true economic and non-transitory interest in the Company should be entitled to utilize the special meeting mechanism.

The Board believes that providing stockholders with the right to call a special meeting further enhances the Company’s strong corporate governance policies and practices which are highlighted beginning on page 6 of this proxy statement and strongly recommends that stockholders approve the proposed changes to the Charter to facilitate the right of stockholders to call a special meeting as described above.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - MANAGEMENT PROPOSALS

PROPOSAL 5

Management Proposal to Amend the Company’s Certificate of Incorporation to Remove Non-Operative Provisions The Board recommends a vote FOR this proposal

As a matter of good governance, the Board is also seeking stockholder approval to amend and restate the Charter to remove certain non-operative provisions relating to our former parent, The Royal Bank of Scotland Group plc. The proposed amended provisions set forth in Article 4, Section 4.01, Article 7, Sections 7.01 and 7.02, Article 9 and Article 11, Section 11.01 of the Charter are attached to this Proxy Statement as Appendix A and shown in green text. No changes are being made to the Certificates of Designation for Series A through E of our preferred stock, which provide for the terms of each series and as such these Certificates of Designation have been omitted from Appendix A. The Certificates of Designation will be attached to the amended and restated Charter and filed with the Secretary of State of the State of Delaware, subject to approval of this proposal by the stockholders. The Certificates of Designation can be viewed on the corporate governance section of our website at www.citizensbank.com/investor-relations. The Board recommends that stockholders approve the proposed changes to the Charter to remove non-operative provisions.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - BENEFICIAL STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates information regarding the beneficial ownership of our common stock by:

•       each person whom we know to beneficially own more than 5 percent of our common stock;

•       each of the directors and named executive officers individually; and

•       all directors and executive officers as a group.

In accordance with SEC rules, beneficial ownership includes sole or shared voting or investment power with respect to securities and includes the shares issuable pursuant to restricted stock units and performance stock units that will become vested within 60 days of the date of determination. Under these rules, one or more persons may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities to which such person has no economic interest. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

The number of shares and percentage of beneficial ownership of each person in the table below whom we know to beneficially own more than 5 percent of our common stock are as of December 31, 2019. The number of shares and percentage of beneficial ownership for each of the directors and named executive officers individually and all directors and executive officers as a group in the table below are as of February 25, 2020. As of February 25, 2020, there were 427,434,404 shares of our common stock outstanding.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of more than 5 percent of the shares of our common stock. Except as otherwise noted below, the address for each person listed on the table is c/o Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - BENEFICIAL STOCK OWNERSHIP

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES	%

5% Stockholders
The Vanguard Group, Inc**	52,312,853	12.03
BlackRock, Inc.***	40,291,550	9.3
State Street Corporation****	21,726,348	5.0
Directors and Named Executive Officers
Bruce Van Saun	784,015	*
Brad L. Conner	194,089	*
Malcolm Griggs	65,474	*
Donald H. McCree III	179,393	*
John F. Woods	89,027	*
Mark Casady	24,124	*
Christine M. Cumming	16,795	*
William P. Hankowsky	34,924	*
Howard W. Hanna III	28,924	*
Leo I. Higdon	21,967	*
Terrance J. Lillis	4,652	*
Charles J. Koch	68,924	*
Edward J. Kelly III	4,652	*
Shivan Subramaniam	42,924	*
Wendy A. Watson	19,924	*
Marita Zuraitis	21,924	*
All directors and executive officers as a group (22 persons)	1,875,565	*

*	Less than 1%

**

Represents shares beneficially owned by The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group, Inc. has sole voting power with respect to 645,695 shares, sole dispositive power with respect to 51,566,377 shares, shared voting power with respect to 127,261 shares and shared dispositive power with respect to 746,476 shares. The foregoing information is based solely on a Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 11, 2020 regarding its holdings as of December 31, 2019.

***

Represents shares beneficially owned by BlackRock, Inc., 55 East 52nd St, New York, NY 10055. BlackRock, Inc. has sole voting power with respect to 34,459,918 shares and sole dispositive power with respect to 40,291,550 shares. The foregoing information is based solely on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 5, 2020 regarding its holdings as of December 31, 2019.

****

Represents shares beneficially owned by State Street Corporation, State Street Financial Center, One Lincoln Street, Boston, MA 02111. State Street Corporation has shared voting power with respect to 19,571,892 shares and shared dispositive power with respect to 21,715,647 shares. The foregoing information is based solely on a consolidated Schedule 13G filed by State Street Corporation with the SEC on February 13, 2020 regarding its holdings as of December 31, 2019.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - INFORMATION FOR STOCKHOLDERS

INFORMATION FOR STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our Annual Meeting, which will be held on April 23, 2020, at 9:00 a.m. Eastern Time, at the Company’s headquarters located at One Citizens Plaza, Providence, Rhode Island 02903.

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at our Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

Because you own shares of our common stock, our Board of Directors has made this proxy statement and proxy card available to you on the Internet, in addition to delivering printed versions of this proxy statement and proxy card to certain stockholders by mail.

When you vote by using the Internet or (if you received your proxy card by mail) by signing and returning the proxy card, you appoint each of Bruce Van Saun, Stephen T. Gannon and Robin S. Elkowitz (with full power of substitution) as your representatives at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by using the Internet or (if you received your proxy card by mail) by signing and returning your proxy card. If you vote by using the Internet, you do not need to return your proxy card.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review the proxy statement and annual report over the Internet. The Notice also instructs you on how to electronically access and review all of the important information contained in this proxy statement and the annual report and how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the Notice.

Stockholders who receive a printed set of proxy materials will not receive the Notice but may still access our proxy materials and submit their proxies over the Internet by following the instructions provided on their proxy card.

Who is entitled to vote?

Holders of our common stock at the close of business on February 25, 2020 (the record date) are entitled to vote. In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available in electronic form at the Annual Meeting site on April 23, 2020 and will be accessible in electronic form for ten days before the meeting at our principal place of business located at One Citizens Plaza, Providence, Rhode Island 02903, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - INFORMATION FOR STOCKHOLDERS

How many votes is each share of common stock entitled to?

Holders of common stock are entitled to one vote per share. As of February 25, 2020, there were 427,434,404 shares of our common stock outstanding.

What is the difference between a stockholder of record and a “street name” holder?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to certain officers of Citizens Financial Group, Inc. or to vote in person at the Annual Meeting. The Company has enclosed or sent a proxy card for you to use. You may also vote on the Internet or by telephone, as described below under the heading “How do I vote?” below.

Beneficial Owner or “Street Name” Holder. If your shares are held in an account at a broker, bank or other nominee, like many of our stockholders, you are considered the beneficial owner of shares held in street name, and these proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and you are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, to vote your shares in person at the Annual Meeting you must obtain a “legal proxy” from the broker, bank, or other nominee that is the stockholder of record of your shares giving you the right to vote the shares at the Annual Meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy by completing, signing and returning the voting instruction form or by using the Internet or by telephone, as described below under the heading “How do I vote?” below.

How do I vote?

Stockholders of record may vote by using the Internet, by telephone or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

•

You may vote by using the Internet. The address of the website for Internet voting can be found on your proxy card or Notice. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on April 22, 2020. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by telephone. Dial the number listed on your proxy card or your voting instruction form. You will need the control number included on your proxy card or voting instruction form.

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - INFORMATION FOR STOCKHOLDERS

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	submitting a subsequent proxy by using the Internet, telephone or by mail with a later date;

•	sending written notice of revocation to our Corporate Secretary, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901; or

•	voting in person at the Annual Meeting.

If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see how you can revoke your proxy and change your vote.

Attendance at the meeting will not by itself revoke a proxy.

How many votes do you need to hold the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the total voting power of all outstanding securities entitled to vote at the Annual Meeting will constitute a quorum. If a quorum is present, we can hold the Annual Meeting and conduct business.

On what items am I voting?

You are being asked to vote on five items:

1.

the election of each of the twelve director nominees nominated by the Board and named in the proxy statement to serve until the 2021 annual meeting or until their successors are duly elected and qualified;

2.	advisory vote to approve the Company’s executive compensation, commonly referred to as a “say-on-pay” vote;

3.	ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2020;

4.	a management proposal to amend the Company’s Certificate of Incorporation to provide stockholders with the right to call a special meeting; and

5.	a management proposal to amend the Company’s Certificate of Incorporation to remove non-operative provisions relating to our former parent.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

How does the board of directors recommend that I vote?

The Board recommends that you vote as follows:

1.	FOR the twelve director nominees;

2.	FOR the approval, on an advisory basis, of the Company’s executive compensation;

3.	FOR the ratification of the appointment of our independent registered public accounting firm;

4.	FOR the management proposal to amend the Company’s Certificate of Incorporation to provide stockholders with the right to call a special meeting; and

5.	FOR the management proposal to amend the Company’s Certificate of Incorporation to remove non-operative provisions relating to our former parent.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - INFORMATION FOR STOCKHOLDERS

How may I vote in the election of directors, and how many votes must the nominees receive to be elected?

With respect to the election of directors, you may:

•	vote FOR the twelve nominees for director;

•	vote FOR any of the nominees for director and vote AGAINST or ABSTAIN from voting on the other nominees for director;

•	vote AGAINST the twelve nominees for director; or

•	ABSTAIN from voting on all of the nominees for director.

Our Bylaws provide for the election of directors by an affirmative vote of a majority of the votes cast in an uncontested election. This means each of the twelve individuals nominated for election to the Board of Directors must receive more votes cast “FOR” than “AGAINST” (among votes properly cast in person, electronically or by proxy) to be elected. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. If the election of directors is a contested election, then the directors are elected by a plurality of the votes cast.

What happens if a nominee does not receive a majority of “FOR” votes?

If a nominee does not receive a majority of “FOR” votes, he or she shall tender to the Board, via the Chair of the Nominating and Corporate Governance Committee, his or her resignation. The Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the Annual Meeting in accordance with the specific requirements outlined in our Corporate Governance Guidelines.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may either:

•	reduce the number of directors that serve on the Board; or

•	designate a substitute nominee.

If the Board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How may I cast my advisory vote for the proposal to approve the Company’s executive compensation?

With respect to this proposal, you may:

•	vote FOR the approval, on an advisory basis, of the Company’s executive compensation;

•	vote AGAINST the approval, on an advisory basis, of the Company’s executive compensation; or

•	ABSTAIN from voting on the proposal.

In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to the Board, but will not be binding. The Compensation and HR Committee will carefully consider the outcome of this vote when determining future executive compensation arrangements. Abstentions and broker non-votes will not count as votes cast.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - INFORMATION FOR STOCKHOLDERS

How may I vote for the proposal to ratify the appointment of our independent registered public accounting firm, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the ratification of the accounting firm;

•	vote AGAINST the ratification of the accounting firm; or

•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting by the stockholders who are present in person or by proxy. Abstentions will not count as votes cast.

How may I vote for the proposal to amend the Company’s Certificate of Incorporation to provide stockholders with the right to call a special meeting, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the amendment of the Company’s Certificate of Incorporation to provide stockholders with the right to call a special meeting;

•	vote AGAINST the amendment of the Company’s Certificate of Incorporation to provide stockholders with the right to call a special meeting; or

•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of holders of not less than seventy-five percent of our outstanding common stock as of the record date for the Annual Meeting. As a result, abstentions and broker non-votes, if any, will have the same effect as votes against the proposal.

How may I vote for the proposal to amend the Company’s Certificate of Incorporation to remove non-operative provisions relating to our former parent, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the amendment of the Company’s Certificate of Incorporation to remove non-operative provisions relating to our former parent;

•	vote AGAINST the amendment of the Company’s Certificate of Incorporation to remove non-operative provisions relating to our former parent; or

•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of holders of not less than seventy-five percent of our outstanding common stock as of the record date for the Annual Meeting. As a result, abstentions and broker non-votes, if any, will have the same effect as votes against the proposal.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares will be voted as follows:

1.	FOR the twelve director nominees;

2.	FOR the approval, on an advisory basis, of the Company’s executive compensation;

3.	FOR the ratification of the appointment of our independent registered public accounting firm;

4.	FOR the amendment of the Company’s Certificate of Incorporation to provide stockholders with the right to call a special meeting; and

5.	FOR the amendment of the Company’s Certificate of Incorporation to remove non-operative provisions relating to our former parent.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - INFORMATION FOR STOCKHOLDERS

Will my shares be voted if I do not vote by using the Internet, telephone or by signing and returning my proxy card?

If you do not vote by using the Internet, telephone or (if you received a proxy card by mail) by signing and returning your proxy card, then your shares will not be voted and will not count in deciding the matters presented for stockholder consideration at the Annual Meeting.

If your shares are held in street name through a bank or broker, your bank or broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting, in accordance with the NYSE rules that govern banks and brokers. These circumstances include voting your shares on “routine matters,” such as the ratification of the appointment of our independent registered public accountants described in this proxy statement. With respect to the proposal to ratify the appointment of our independent registered public accounting firm, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The election of directors, approval, on an advisory basis, of the Company’s executive compensation and amendments to the Company’s Certificate of Incorporation are not considered routine matters under the NYSE rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of the Company’s common stock as of February 25, 2020 if you hold your shares through a broker) and a form of government-issued photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting.

If you are the legal representative of a stockholder, you must also bring a letter from the stockholder certifying (a) the beneficial ownership you represent and (b) your status as a legal representative. We will determine in our sole discretion whether the letter presented for admission meets the above requirements.

No cameras, laptops, tablets, recording equipment, large bags, backpacks, briefcases, and similar items are permitted in the meeting room. Cell phones may not be used during the meeting and we reserve the right to remove individuals who do not adhere to these requirements.

Who bears the cost of the proxy materials?

The Company pays for preparing, printing and mailing this proxy statement and the annual report. Officers and employees of the Company may solicit the return of proxies, but will not receive additional compensation for those efforts. The Company will request that brokers, banks, custodians, nominees and other fiduciaries send proxy materials to all beneficial owners and upon request will reimburse them for their expenses. Solicitation may be made by mail, telephone or other means.

Can I receive future proxy materials and annual reports electronically?

Yes. Instead of receiving future paper copies in the mail, you can elect to receive our future annual reports and proxy materials electronically. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business and will reduce the environmental impact of our

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - INFORMATION FOR STOCKHOLDERS

annual meetings. If you are a stockholder of record and wish to enroll in the electronic proxy delivery service for future meetings, you may do so by going to the website provided on your proxy card and following the prompts.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the Annual Meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

2021 ANNUAL MEETING AND STOCKHOLDER PROPOSALS

In order for a stockholder proposal or director nomination submitted pursuant to SEC Rule 14a-8 to be considered for inclusion in our proxy materials for our annual meeting of stockholders, expected to be held in April 2021, the proposal or director nomination must be received by our Corporate Secretary, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901, on or before the close of business on November 9, 2020, and must comply with the rules and regulations promulgated by the SEC. These stockholder notices must also comply with the requirements of our Bylaws and will not be effective otherwise.

Our Bylaws impose procedural requirements on stockholders who wish to nominate directors, generally or under the proxy access provisions, propose that a director be removed, propose any repeal or change in our Bylaws or propose any other business to be brought before an annual or special meeting of stockholders. Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the annual meeting to our Corporate Secretary.

For proposals outside of SEC Rule 14a-8, to be timely, a stockholder’s notice must be delivered to the Corporate Secretary at 600 Washington Boulevard, Stamford, Connecticut, 06901 not less than 120 days or more than 150 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our annual meeting of stockholders to be held in 2021, such a proposal must be received on or after November 24, 2020, but not later than December 24, 2020. In the event that the date of the annual meeting of stockholders to be held in 2021 is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of this year’s annual meeting of stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the annual meeting of stockholders to be held in 2021 and not later than 70 days prior to such annual meeting of stockholders to be held in 2021 or 10 days following the day on which public announcement of the date of such annual meeting is first made.

Director nominations submitted for inclusion in our proxy materials under the proxy access provisions of our Bylaws must comply with the notice, ownership and other requirements of Article 2, Section 2.10(c).

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - INFORMATION FOR STOCKHOLDERS

For director nominations and proposals of other business, pursuant to Article 2, Section 2.10(a), a stockholder’s notice to the Corporate Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended, together with the rules and regulations promulgated thereunder, the “Exchange Act”) including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

•	the name and address of such stockholder (as they appear on the Company’s books) and any such beneficial owner;

•	the number of shares of capital stock of the Company that are held of record or are beneficially owned by such stockholder and by any such beneficial owner;

•

a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

•

a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Company’s securities;

•

a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

•

a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination;

•

any other information relating to such stockholder, beneficial owner, if any, or director nominee or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act; and

•	such other information relating to any proposed item of business as the Company may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - INFORMATION FOR STOCKHOLDERS

ANNUAL REPORT FOR 2019

The fiscal 2019 Annual Report on Form 10-K is being mailed with this proxy statement to those stockholders receiving a copy of the proxy materials in the mail. Stockholders receiving the Notice of Internet Availability of Proxy Materials can access this proxy statement and our fiscal 2019 Annual Report on Form 10-K at www.edocumentview.com/CFG. Requests for copies of our Annual Report on Form 10-K may also be directed to Investor Relations, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions are receiving only one copy of our annual report and this proxy statement. This reduces the volume of duplicate information received at your household and helps to reduce costs and environmental impact. If you would like to have additional copies of these documents mailed to you, please call or write to Investor Relations at (203) 900-6854 or 600 Washington Boulevard, Stamford, Connecticut 06901. If you want to receive separate copies of the proxy statement, annual report to stockholders or Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

BY ORDER OF THE BOARD OF DIRECTORS

Robin S. Elkowitz
Executive Vice President, Deputy General
Counsel and Secretary

Stamford, Connecticut

March 9, 2020

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - APPENDIX A

APPENDIX A - AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CITIZENS FINANCIAL GROUP, INC.

Pursuant to the provisions of §242 and §245 of the

General Corporation Law of the State of Delaware

FIRST: The present name of the corporation is Citizens Financial Group, Inc. (the “Corporation”). The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was November 21, 1984.

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety as set forth in the Amended and Restated Certificate of Incorporation hereinafter provided for (the “Certificate of Incorporation”).

THIRD: The Certificate of Incorporation herein certified has been duly adopted by the stockholders in accordance with the provisions of §228, 242 and 245 of the General Corporation Law of the State of Delaware.

FOURTH: This Certificate shall become effective as of April 23, 2020.~~August 22, 2014~~ (the “Effective Time”).

ARTICLE 1

NAME

Section 1.01.  Name. The name of the corporation is Citizens Financial Group, Inc. (the “Corporation”).

ARTICLE 2

REGISTERED OFFICE AND AGENT

Section 2.01.  Address and Name. The address of its registered office in the State of Delaware is 2711 Centerville Road, Ste. 400, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is The Corporation Service Company.

ARTICLE 3

PURPOSE AND POWERS

Section 3.01.  Purpose and Powers. The purpose for which the Corporation is organized is to act as a bank holding company, to act as a savings and loan holding company, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”).

ARTICLE 4

CAPITAL STOCK

Section 4.01.  Authorized Shares.

(a)    Classes of Stock. The total number of shares of stock that the Corporation shall have authority to issue is 1,100,000,000, consisting of 1,000,000,000 shares of Common Stock, par value $0.01 per share (the

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - APPENDIX A

“Common Stock”), and 100,000,000 shares of Preferred Stock, par value $25.00 per share (the “Preferred Stock”).

~~Upon this Certificate of Incorporation becoming effective pursuant to Delaware Law at the Effective Time, each share of Common Stock of the Corporation issued immediately prior to the Effective Time will be reclassified into 165,582 issued, fully paid and nonassessable shares of Common Stock, without any action required on the part of the Corporation or the holders of such Common Stock. No fractional shares of Common Stock will be issued in connection with the reclassification of shares of Common Stock provided herein. In lieu of fractional shares, holders of such Common Stock will receive a cash payment equal to the fair value of such fractional shares, as determined in good faith by the Board of Directors of the Corporation (the “Board of Directors”). From and after the Effective Time, stock certificates representing the Common Stock issued immediately prior to the Effective Time, if any, shall represent the number of whole shares of Common Stock into which such Common Stock shall have been reclassified pursuant to this Certificate of Incorporation.~~

(b)    Preferred Stock. The Board of Directors is hereby empowered, without any action or vote by the Corporation’s stockholders (except as may otherwise be provided by the terms of any class or series of Preferred Stock then outstanding), to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemptions, redemption prices and liquidation preferences with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by Delaware Law.

Section 4.02.  Voting Rights. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) that relates solely to the terms of one or more outstanding classes or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) or pursuant to Delaware Law.

Except as otherwise required by law, holders of any class or series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designations relating to such series of Preferred Stock).

Section 4.03.  Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any outstanding class or series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends and other distributions in cash, property of the Corporation or shares of stock of the Corporation, such dividends and other distributions may be declared and paid on the Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board of Directors in its discretion shall determine.

Section 4.04.  Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - APPENDIX A

ARTICLE 5

BYLAWS

Section 5.01.  Bylaws. The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation (the “Bylaws”).

ARTICLE 6

BOARD OF DIRECTORS

Section 6.01.  Power of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

Section 6.02.  Number of Directors. The number of directors that shall constitute the Board of Directors shall, as of the Effective Time, consist of not less than five nor more than twenty-five persons. The exact number of directors that shall constitute the Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time solely by the affirmative vote of a majority of the Board of Directors.

Section 6.03.  Election of Directors. There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the Bylaws so provide.

Section 6.04.  Vacancies. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office until the next election of directors.

Section 6.05.  Removal. Any director may be removed, with or without cause, by an affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

Section 6.06.  Preferred Stock Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of such class or series of Preferred Stock adopted by resolution or resolutions adopted by the Board of Directors pursuant to Section 4.01 hereto, and such directors so elected shall not be subject to the provisions of this Article 6 unless otherwise provided therein.

ARTICLE 7

MEETINGS OF STOCKHOLDERS

Section 7.01.  Annual Meetings. An annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date, and at such time as the Board of Directors shall determine.

Special Meetings. ~~For so long as The Royal Bank of Scotland Group plc (“Parent”) continues to beneficially own, directly or indirectly, securities representing at least 50% of the total voting power of all the then outstanding securities of the Corporation entitled to vote generally in the election of directors, voting together as a single class, special meetings of the stockholders may be called by a majority of the total voting power of all the then outstanding securities of the Corporation entitled to vote generally in the election of directors, voting together as a single class. From and after the date on which Parent ceases to beneficially own, directly or indirectly, securities representing at least 50% of the total voting power of all the then outstanding securities of the Corporation entitled to vote generally in the election of directors, voting together as a single class, special meetings of the stockholders may be called only~~Special meetings of the stockholders may be called by or at the

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - APPENDIX A

direction of the chairman of the Board of Directors, the chief executive officer of the Corporation or the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors~~.~~, or by the Secretary upon written request by record stockholders owning at least twenty five (25) percent of the voting power of all outstanding shares of common stock of the Corporation as determined pursuant to the Bylaws and who otherwise comply with such other requirements and procedures set forth in the Bylaws, as now or hereinafter in effect. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors pursuant to Section 4.01 hereto, special meetings of holders of such Preferred Stock.

Section 7.02.  Action by Written Consent. ~~For so long as Parent continues to beneficially own, directly or indirectly, securities representing at least 50% of the total voting power of all the then outstanding securities of the Corporation entitled to vote generally in the election of directors, voting together as a single class, any action required or permitted to be taken at any annual or special meeting of stockholders may be effected by written consent without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all securities entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. From and after the date on which Parent ceases to beneficially own, directly or indirectly, securities representing at least 50% of the total voting power of all the then outstanding securities of the Corporation entitled to vote generally in the election of directors, voting together as a single class, any~~Any action required or permitted to be taken at any annual or special meeting of stockholders may be effected only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law, as amended from time to time, and this Article 7 and may not be taken by written consent of stockholders without a meeting. Notwithstanding the foregoing, holders of one or more classes or series of Preferred Stock may, to the extent permitted by and pursuant to the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors pursuant to Section 4.01 hereto, take action by written consent.

ARTICLE 8

INDEMNIFICATION

Section 8.01.  Limited Liability. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law. Neither the amendment nor the repeal of this Article 8 shall eliminate or reduce the effect thereof in respect of any state of facts existing or act or omission occurring, or any cause of action, suit or claim that, but for this Article 8, would accrue or arise, prior to such amendment or repeal.

Section 8.02.  Right to Indemnification.

(a)    Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this Article 8 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - APPENDIX A

(b)    The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

Section 8.03.  Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law.

Section 8.04.  Nonexclusivity of Rights. The rights and authority conferred in this Article 8 shall not be exclusive of any other right that any person may otherwise have or hereafter acquire.

Section 8.05.  Preservation of Rights. Neither the amendment nor repeal of this Article 8, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

~~ARTICLE 9~~

~~MISCELLANEOUS~~

~~Section 8.06. Certain Acknowledgement. In recognition and anticipation that (a) certain directors, principals, officers, employees and/or other representatives affiliated with Parent and its Affiliates (as defined below) may serve as directors, officers or agents of the Corporation and (b) Parent and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article 9 are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of Parent or its Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.~~

~~Section 8.07. Competition and Corporate Opportunities; Renouncement. None of (a) Parent or any of its Affiliates (the Persons (as defined below) identified above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law or regulation, including the rules of any exchange on which the Company’s securities are listed, have any duty to refrain from directly or indirectly (i) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (ii) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law or regulation, including the rules of any exchange on which the Company’s securities are listed, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law or regulation, including the rules of any exchange on which the Company’s securities are listed, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 9.03 hereof. Subject to Section 9.03, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law or regulation, including the rules of any exchange on which the Company’s securities are listed, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law or regulation, including the rules of any exchange on which the Company’s securities are listed, shall not be liable to the Corporation or its~~

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - APPENDIX A

~~stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person or does not provide notice of such corporate opportunity to the Corporation.~~

~~Section 8.08. Allocation of Corporate Opportunities. The Corporation does not renounce its interest in any corporate opportunity offered to any director affiliated with Parent if such opportunity is offered to such person in his or her capacity as a director or officer of the Corporation, and the provisions of Section 9.02 hereof shall not apply to any such corporate opportunity.~~

~~Section 8.09. Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article 9, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (a) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (b) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (c) is one in which the Corporation has no interest or reasonable expectancy.~~

~~Section 8.10. Certain Definitions. For purposes of this Article 9, (a) “Affiliate” shall mean (i) in respect of Parent, any Person that, directly or indirectly, is controlled by Parent, controls Parent or is under common control with Parent and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation) and (ii) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; and (b) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.~~

~~Section 8.11. Notice of this Article. To the fullest extent permitted by law or regulation, including the rules of any exchange on which the Company’s securities are listed, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article 9.~~

~~ARTICLE 10~~ARTICLE 9

SEVERABILITY

~~Section 10.01~~Section 9.01.   Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

~~ARTICLE 11~~ARTICLE 10

FORUM

~~Section 11.01~~Section 10.01.   Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law or regulation, including the rules of any exchange on which the Company’s securities are listed, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware Law, this Certificate of Incorporation (as it may be amended or restated) or the Bylaws or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ~~Article 11~~ Article 10.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - APPENDIX A

~~SECTION 12~~ARTICLE 11

AMENDMENTS

~~Section 12.01~~Section 11.01.   Amendments. The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by the Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, ~~from and after the date on which Parent ceases to beneficially own, directly or indirectly, securities representing at least 50% of the total voting power of all the then outstanding securities of the Corporation entitled to vote generally in the election of directors, voting together as a single class,~~ the provisions set forth in Section 4.02 and Articles 6, 7, 8, ~~9 and Article 12~~and Article 11 may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in any of Section 4.02 and Articles 6, 7, 8,~~9~~ and ~~12~~11, unless such action is approved by the affirmative vote of the holders of not less than 75% of the total voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - APPENDIX A

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this ~~22nd day of August, 2014~~ 23rd day of April, 2020.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Robin S. Elkowitz
	Name:	Robin S. Elkowitz
	Title:	Executive Vice President, Deputy General Counsel and Secretary

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - APPENDIX B

APPENDIX B - FORWARD-LOOKING STATEMENTS, KEY PERFORMANCE METRICS AND NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•

Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense;

•	The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment;

•	Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals;

•	Our ability to meet heightened supervisory requirements and expectations;

•	Liabilities and business restrictions resulting from litigation and regulatory investigations;

•

Our capital and liquidity requirements (including under regulatory capital standards, such as the U.S. Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms;

•	The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•

Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;

•	The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;

•	A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and

•	Management’s ability to identify and manage these and other risks.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - APPENDIX B

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the United States Securities and Exchange Commission on February 24, 2020.

KEY PERFORMANCE METRICS AND NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

The document contains Key Performance Metrics (KPMs) that are used by our management to gauge our performance and progress over time in achieving our strategic and operational goals and also in comparing our performance against our peers. References in this document to “Underlying” results, which were referred to as “Adjusted” results in periods prior to 2017, are considered non-GAAP financial measures and exclude certain notable items that may occur in that period which management does not consider indicative of our on-going financial performance. References to “Underlying results before the impact of Acquisitions” exclude the impact of acquisitions that occurred after second quarter 2018 and notable items, as applicable. We believe these non-GAAP financial measures provide useful information to investors because they are used by management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance and increase comparability of period-to-period results, and, accordingly, are useful to consider in addition to our GAAP financial results.

For additional information on our use of KPMs and non-GAAP financial measures, see pages 37-38 of our 2019 Annual Report on Form 10-K, in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Introduction—Key Performance Metrics Used by Management and Non-GAAP Financial Measures” of Part II, Item 7. See the tables below for calculations of KPMs and reconciliations of non-GAAP financial measures used herein.

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - APPENDIX B

Key performance metrics, non-GAAP financial measures and reconciliations

(in millions, except share, per-share and ratio data)

		QUARTERLY TRENDS					FULL YEAR
				4Q19 Change					2019 Change
		4Q19	3Q13	3Q13			2019	2018	2018
				$/bps		%			$/bps		%
Total revenue, Underlying:
Total revenue (GAAP)	A	$1,637	$1,153	$484		42%	$6,491	$6,128	$363		6%
Less: Notable items		—	—	—		—	—	(5)	5		100

Total revenue, Underlying (non-GAAP)	B	$1,637	$1,153	$484		42%	$6,491	$6,133	$358		6%

Noninterest expense, Underlying and Noninterest expense, Underlying excluding acquisitions:

Noninterest expense (GAAP)	C	$986	$788	$198		25%	$3,847	$3,619	$228		6%
Less: Notable items		37	—	37		100	68	54	14		26

Noninterest expense, Underlying (non-GAAP)	D	949	788	161		20	3,779	3,565	214		6
Less: Acquisitions impact		40	—	40		100	149	60	89		148

Noninterest expense, Underlying excluding Acquisitions (non-GAAP)		$909	$788	$121		15%	$3,630	$3,505	$125		4%

Net income, Underlying:
Net income (GAAP)	E	$450	$144	$306		213%	$1,791	$1,721	$70		4%
Add: Notable items, net of income tax expense (benefit)		4	—	4		100	17	16	1		6

Net income, Underlying (non-GAAP)	F	$454	$144	$310		215%	$1,808	$1,737	$71		4%

Net income available to common stockholders, Underlying:

Net income available to common stockholders (GAAP)	G	$427	$144	$283		197%	$1,718	$1,692	$26		2%
Add: Notable items, net of income tax expense (benefit)		4	—	4		100	17	16	1		6

Net income available to common stockholders, Underlying (non-GAAP)	H	$431	$144	$287		199%	$1,735	$1,708	$27		2%

Efficiency ratio and efficiency ratio, Underlying:
Efficiency ratio	C/A	60.28%	68.49%	(821	) bps		59.28%	59.06%	22	bps
Efficiency ratio, Underlying (non-GAAP)	D/B	58.02	68.49	(1,047	) bps		58.23	58.13	10	bps

Return on average tangible common equity and return on average tangible common equity, Underlying:

Average common equity (GAAP)	I	$20,400	$19,627	$773		4%	$20,325	$19,645	$680		3%
Less: Average goodwill (GAAP)		7,044	6,876	168		2	7,036	6,912	124		2
Less: Average other intangibles (GAAP)		69	9	60		NM	71	14	57		NM
Add: Average deferred tax liabilities related to goodwill (GAAP)		373	325	48		15	371	359	12		3

Average tangible common equity	J	$13,660	$13,067	$593		5%	$13,589	$13,078	$511		4%

Return on average tangible common equity	G/J	12.39%	4.34%	805 bps			12.64%	12.94%	(30) bps
Return on average tangible common equity, Underlying (non-GAAP)	H/J	12.49	4.34	815 bps			12.76	13.06	(30) bps

Tangible book value per common share:

Common shares - at period-end (GAAP)	K						433,121,083	466,007,984	(32,886,901)		(7%)
Common stockholders’ equity (GAAP)							$20,631	$19,977	$654		3
Less: Goodwill (GAAP)							7,044	6,923	121		2
Less: Other intangible assets (GAAP)							68	31	37		119
Add: Deferred tax liabilities related to goodwill (GAAP)							374	366	8		2

Tangible common equity	L						$13,893	$13,389	$504		4%

Tangible book value per common share	L/K						$32.08	$28.73	$3.35		12%

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - APPENDIX B

				2019 Change

		2019	3Q13	3Q13

				$/bps

Total revenue, Underlying:

Total revenue (GAAP)	A	$6,491	$1,153

Less: Notable items		—	—

Total revenue, Underlying (non-GAAP)	B	$6,491	$1,153

Noninterest expense, Underlying:
Noninterest expense (GAAP)	C	$3,847	$788

Less: Notable items		68	—

Noninterest expense, Underlying (non-GAAP)	D	$3,779	$788

Net income, Underlying:
Net income (GAAP)	E	$1,791	$144

Add: Notable items, net of income tax expense (benefit)		17	—

Net income, Underlying (non-GAAP)	F	$1,808	$144

Net income available to common stockholders, Underlying:

Net income available to common stockholders (GAAP)	G	$1,718	$144

Add: Notable items, net of income tax expense (benefit)		17	—

Net income available to common stockholders, Underlying (non-GAAP)	H	$1,735	$144

Efficiency ratio and efficiency ratio, Underlying:

Efficiency ratio	C/A	59.28%	68.49%	(921) bps

Efficiency ratio, Underlying (non-GAAP)	D/B	58.23	68.49	(1,026) bps
Return on average tangible common equity and return on average tangible common equity, Underlying:

Average common equity (GAAP)	I	$20,325	$19,627

Less: Average goodwill (GAAP)		7,036	6,876

Less: Average other intangibles (GAAP)		71	9

Add: Average deferred tax liabilities related to goodwill (GAAP)		371	325

Average tangible common equity	J	$13,589	$13,067

Return on average tangible common equity	G/J	12.64%	4.34%	830 bps

Return on average tangible common equity, Underlying (non-GAAP)	H/J	12.76	4.34	842 bps

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - APPENDIX B

		FULL YEAR						3-Year Average
		2019	2018	2017	2016	2015	2014	2017-2019	2014-2016
Net income available to common stockholders, Underlying:

Net income available to common stockholders (GAAP)	G	$1,718	$1,692	$1,638	$1,031	$833	$865

Add: Restructuring charges, net of tax expense (benefit)		—	—	—	—	16	72

Add: Special items, net of income tax expense (benefit)		—	—	—	—	15	(147)

Add: Notable items, net of income tax expense (benefit)		17	16	(340)	(19)	—	—

Net income available to common stockholders, Underlying (non-GAAP)	H	$1,735	$1,708	$1,298	$1,012	$864	$790

Return on average tangible common equity and return on average tangible common equity, Underlying:

Average common equity (GAAP)	I	$20,325	$19,645	$19,618	$19,698	$19,354	$19,399

Less: Average goodwill (GAAP)		7,036	6,912	6,883	6,876	6,876	6,876

Less: Average other intangibles (GAAP)		71	14	2	2	4	7

Add: Average deferred tax liabilities related to goodwill (GAAP)		371	359	534	502	445	377

Average tangible common equity	J	$13,589	$13,078	$13,267	$13,322	$12,919	$12,893

Return on average tangible common equity	G/J	12.64%	12.94%	12.35%	7.74%	6.45%	6.71%	12.64%	6.97%

Return on average tangible common equity, Underlying (non-GAAP)	H/J	12.76	13.06	9.79	7.60	6.69	6.13	11.87	6.81

2020	CITIZENS FINANCIAL GROUP, INC. PROXY STATEMENT - APPENDIX B

		FULL YEAR						3-Year Cumulative Total
		2019	2018	2017	2016	2015	2014	2017-2019	2014-2016
Net income available to common stockholders, Underlying:

Net income available to common stockholders (GAAP)	G	$1,718	$1,692	$1,638	$1,031	$833	$865

Add: Restructuring charges, net of tax expense (benefit)		—	—	—	—	16	72

Add: Special items, net of income tax expense (benefit)		—	—	—	—	15	(147)

Add: Notable items, net of income tax expense (benefit)		17	16	(340)	(19)	—	—

Net income available to common stockholders, Underlying (non-GAAP)	H	$1,735	$1,708	$1,298	$1,012	$864	$790

Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:
Average common shares outstanding - basic (GAAP)	M	449,731,453	478,822,072	502,157,440	522,093,545	535,599,731	556,674,146

Average common shares outstanding - diluted (GAAP)	N	451,213,701	480,430,741	503,685,091	523,930,718	538,220,898	557,724,936

Net income per average common share - basic (GAAP)	G/M	$3.82	$3.54	$3.26	$1.97	$1.55	$1.55	$10.62	$5.07

Net income per average common share - diluted (GAAP)	G/N	3.81	3.52	3.25	1.97	1.55	1.55	10.58	5.07

Net income per average common share - basic, Underlying (non-GAAP)	H/M	3.86	3.57	2.59	1.94	1.61	1.42	10.02	4.97

Net income per average common share - diluted, Underlying (non-GAAP)	H/N	3.84	3.56	2.58	1.93	1.61	1.42	9.98	4.96

C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all nominees in Proposal 1 and A FOR Proposals 2-5. 1. Election of Directors: 01 - Bruce Van Saun For Against Abstain 02 - Christine M. Cumming For Against Abstain 03 - William P. Hankowsky For Against Abstain 04 - Howard W. Hanna III 05 - Leo I. (“Lee”) Higdon 06 - Edward J. (“Ned”) Kelly III 07 - Charles J. (“Bud”) Koch 08 - Robert G. Leary 09 - Terrance J. Lillis 10 - Shivan Subramaniam 11 - Wendy A. Watson 12 - Marita Zuraitis 2. Advisory vote on executive compensation. For Against Abstain 3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020. For Against Abstain 4. Amend the Company’s Certificate of Incorporation to provide stockholders with the right to call a special meeting. 5. Amend the Company’s Certificate of Incorporation to remove non-operative provisions relating to our former parent. B Authorized Signatures —This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 —Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 JNT MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 456002 037EZB

Citizens Financial Group, Inc. 2020 Annual Meeting of Stockholders April 23, 2020, at 9:00 a.m. Eastern Time One Citizens Plaza, Providence, Rhode Island 02903 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Citizens Financial Group, IncTM. Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — April 23, 2020 Bruce Van Saun, Stephen T. Gannon and Robin S. Elkowitz or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Citizens Financial Group, Inc. to be held on April 23, 2020 at 9:00 a.m. Eastern Time, at One Citizens Plaza, Providence, Rhode Island 02903 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as specified by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1 and FOR Proposals 2-5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.